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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

DIGITAL GENERATION, INC.
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common stock, $0.001 par value per share, of Digital Generation, Inc.
(2)	Aggregate number of securities to which transaction applies:
(i) 27,985,789 shares of outstanding common stock, (ii) 1,919,176 restricted stock units and (iii) 76,226 shares of common stock issuable upon exercise of outstanding options with an exercise price of less than $13.00.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee was determined based upon the sum of (i) 27,985,789 shares of outstanding common stock multiplied by $3.00 per share, (ii) 1,919,176 shares of common stock to be issued upon conversion of restricted stock units multiplied by $3.00 per share and (iii) 76,226 shares of common stock to be issued upon exercise of outstanding options multiplied by $3.00 per share. The filing fee was determined by multiplying $0.0001288 by the sum of the preceding sentence.
	(4)	Proposed maximum aggregate value of transaction: $89,943,573.00
	(5)	Total fee paid: $11,584.73
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY MATERIAL — SUBJECT TO COMPLETION

SPECIAL MEETING OF STOCKHOLDERS

PROPOSED CASH MERGER—YOUR VOTE IS VERY IMPORTANT

To our Stockholders:

        You are cordially invited to attend a special meeting of the stockholders of Digital Generation, Inc., referred to as DG, to be held on              , at                    .m. local time, at              .

        At the special meeting of our stockholders, you will be asked to consider and to vote on a proposal to adopt and approve a merger agreement entered into among DG, Extreme Reach, Inc., referred to as Extreme Reach, and a wholly-owned subsidiary of Extreme Reach, dated as of August 12, 2013, pursuant to which DG will become a wholly-owned subsidiary of Extreme Reach. If our stockholders adopt and approve the merger agreement and the spin-off and merger transaction is completed, holders of our common stock will receive (i) a pro rata number of shares of The New Online Company, a newly-formed subsidiary of DG that will be spun off to our stockholders immediately prior to the consummation of the merger (the "spin-off company") and (ii) approximately $3.00 in cash, without interest and less any applicable withholding tax, for each share of our common stock they own (except for shares held by stockholders who have properly exercised their dissenter's rights of appraisal under Delaware law).

        Our board of directors has unanimously approved the transactions contemplated by the merger agreement, including the spin-off and merger transaction, and determined that the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the spin-off and merger transaction, are advisable, fair to and in the best interests of our stockholders. Our board of directors recommends that our stockholders vote "FOR" adoption and approval of the merger agreement.

        At the special meeting, in addition to the adoption and approval of the merger agreement, our stockholders will be asked to cast an advisory (non-binding) vote on certain compensation payable or that could become payable to our named executive officers in connection with the merger. Our board of directors recommends that our stockholders vote "FOR" approval, on an advisory (non-binding) basis, of certain compensation payable or that could become payable to our named executive officers in connection with the merger.

        If necessary, you may also be asked to vote on a proposal to adjourn or postpone the special meeting to permit the further solicitation of proxies. Our board of directors recommends that our stockholders vote "FOR" the adjournment proposal.

        The proxy statement attached to this letter provides you with information about the special meeting of our stockholders, the merger agreement and the proposed spin-off and merger transaction. A copy of the merger agreement is attached as Annex A to the proxy statement. We encourage you to read the entire proxy statement and the merger agreement carefully.

        Your vote is very important.    The spin-off and merger transaction cannot be completed unless the merger agreement is adopted and approved by the affirmative vote of a majority of the outstanding shares of our common stock. If you fail to vote on the merger agreement, the effect will be the same as a vote against the adoption and approval of the merger agreement. Whether or not you plan to attend the special meeting in person, please submit your proxy via the Internet (www.proxyvote.com), by telephone (by dialing 1-800-690-6903), or by completing, signing and dating the enclosed proxy card and returning it in the envelope provided as soon as possible. If you have Internet access, we encourage you to record your vote via the Internet. The foregoing actions will not limit your right to vote in person at the special meeting.

        If you have any questions or need assistance voting your shares, please contact our proxy solicitation agent, MacKenzie Partners, Inc., at (212) 929-5500.

        Thank you for your cooperation and continued support.

Sincerely,

Sean N. Markowitz Corporate Secretary

        This proxy statement is dated                    , 2013, and is first being mailed to our stockholders on or about                    , 2013.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SPIN-OFF OR THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE PROPOSED SPIN-OFF AND MERGER TRANSACTION, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

DIGITAL GENERATION, INC.

750 W. John Carpenter Freeway, Suite 700
Irving, Texas 75039

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON

DATE:
TIME:	.m. local time
PLACE:

To our Stockholders:

        A special meeting of stockholders of Digital Generation, Inc., a Delaware corporation ("DG" or the "Company"), will be held on          , at                    .m. local time, at          , for the following purposes:

  1.
  To consider and vote upon a proposal to adopt and approve the Agreement and Plan of Merger, dated as of August 12, 2013, by and among Extreme Reach, Inc., a Delaware corporation, ("Extreme Reach"), Dawn Blackhawk Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Extreme Reach, and DG, and the transactions contemplated therein, including the spin-off and merger transaction;

  2.
  To consider and vote upon an advisory (non-binding) proposal to approve certain compensation payable or that could become payable to our named executive officers in connection with the merger;

  3.
  To consider and vote upon a proposal to approve, if necessary, the adjournment of the special meeting to a later date to solicit additional proxies in favor of the adoption and approval of the merger agreement; and

  4.
  To transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting, including matters incident to the conduct of the meeting.

        The foregoing items of business are more fully described in the proxy statement accompanying this notice. Stockholders who own shares of our common stock at the close of business on           , the record date fixed by our board of directors, are entitled to notice of, and to vote at, the special meeting. At the close of business on the record date, DG had           shares of common stock outstanding and entitled to vote.

        THE BOARD OF DIRECTORS OF DG UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ADOPTION AND APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND THE OTHER PROPOSALS.

        Stockholders of DG who do not vote in favor of the adoption and approval of the merger agreement will have the right to seek appraisal of the fair value of their shares if the merger is completed, but only if they submit a written demand for appraisal to DG before the vote is taken on the merger agreement and they comply with all requirements of Delaware law, which are summarized in the accompanying proxy statement.

        Your vote is important.    The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to adopt and approve the merger agreement. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy and thus ensure that your shares will be voted at the special meeting if you are unable to attend. If you return a properly signed proxy card but do not indicate how you want to vote, your proxy will be counted as a vote "FOR" approval and adoption of the merger agreement, "FOR" approval, on an advisory (non-binding) basis, of certain compensation payable or that could become payable to our named executive officers in connection with the merger, and "FOR" the adjournment or postponement of the special meeting, if necessary, to solicit additional proxies.

        You can submit your proxy via the Internet (www.proxyvote.com), by telephone (by dialing 1-800-690-6903), or by completing, signing and dating the enclosed proxy card and returning it in the envelope provided as soon as possible. If you have Internet access, we encourage you to record your vote via the Internet. The foregoing actions will not limit your right to vote in person at the special meeting. For specific instructions, please refer to "The Special Meeting—Voting of Proxies" beginning on page 19 of the proxy statement and the instructions on the proxy card. If you submit your proxy and then decide to attend the special meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

By Order of the Board of Directors

Sean N. Markowitz Corporate Secretary

Irving, Texas
          , 2013

ii

iii

FORWARD-LOOKING STATEMENTS

        The Securities and Exchange Commission ("SEC") encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. Certain statements contained herein may be deemed to constitute "forward-looking statements."

        Words such as "may," "anticipate," "estimate," "expect," "project," "future," "intend," "will," "plan," "believe" and words and terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. All forward-looking statements are management's present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among other things:

  •
  whether or not the pending transactions with Extreme Reach regarding the sale of the television business will be completed, including as the result of:

  o
  our ability to obtain shareholder approval in a timely manner or otherwise; and

  o
  satisfaction of other conditions to consummation of the transactions;

  •
  the ability of the spin-off company to achieve the benefits of the transactions or that such benefits may take longer to realize than expected;

  •
  the potential impact the announcement of the transactions or consummation of the transactions may have on relationships with employees, suppliers, customers and competitors;

  •
  our ability to further identify, develop and achieve commercial success for new products;

  •
  delays in product development;

  •
  the development of competing distribution and online services and products, and the pricing of competing services and products;

  •
  our ability to protect our proprietary technologies;

  •
  the shift of advertising spending by our customers to online and non-traditional media from television and radio;

  •
  the demand for high definition (HD) ad delivery by our customers;

  •
  integrating MediaMind and other acquisitions with our operations, systems, personnel and technologies;

  •
  our ability to successfully transition customers from our previous online acquisitions to our MediaMind digital platform for ad delivery;

  •
  operating in a variety of foreign jurisdictions;

  •
  fluctuations in currency exchange rates;

  •
  adaption to new, changing, and competitive technologies;

  •
  potential additional impairment of our goodwill and potential impairment of our other long-lived assets; and

  •
  other factors discussed in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012.

        In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained herein might not occur. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this filing. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. All subsequent forward-looking statements attributable to management or to any person authorized to act on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

SUMMARY TERM SHEET

        The following summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the spin-off and merger transaction fully and for a more complete description of the legal terms of the spin-off and merger transaction, you should read carefully this entire proxy statement and the documents attached hereto and enclosed herewith. This summary includes page references directing you to a more complete description of the topics. Also see "Where You Can Find More Information" beginning on page 90.

The Parties to the Merger

  Digital Generation, Inc.
  750 West John Carpenter Freeway
  Suite 700
  Irving, Texas 75039
  (972) 581-2000

        Incorporated under the laws of Delaware, we are a leading global multiscreen advertising management and distribution platform, fueling campaign management across television, online, mobile and beyond. Through a combination of technology and services, we empower brands and advertisers to work faster, smarter and more competitively. Our product portfolio currently consists of two overarching product lines for online and video campaign management: MediaMind and VideoFusion. We are a global company that connects over 14,000 advertisers and 7,400 agencies worldwide with their targeted audiences through an expansive network of over 50,000 media destinations across television broadcast and digital advertising in 78 countries, managing approximately ten percent of the world's media assets. Our common stock is listed on The NASDAQ Global Select Market, referred to as Nasdaq, under the symbol "DGIT." See "Parties to the Merger—Digital Generation, Inc." beginning on page 23.

  Extreme Reach, Inc.
  75 2nd Avenue
  Needham, Massachusetts 02494
  (781) 577-2016

        Extreme Reach, a Delaware corporation, is a provider of cross-media video advertising solutions that span television, online, mobile and other video media. The Extreme Reach video platform enables the management, delivery and measurement of multi-screen advertising campaigns. The company's cross-media video ad delivery network is among the largest in the world. More than 3,000 advertisers and agencies look to Extreme Reach to connect and simplify their video advertising. The company is headquartered in Needham, Mass., with offices in New York, Chicago, Burbank, Detroit, Toronto, San Francisco, Dallas, Seattle and Louisville. See "Parties to the Merger—Extreme Reach, Inc." beginning on page 23.

  Dawn Blackhawk Acquisition Corp.
  c/o Extreme Reach, Inc.
  75 2nd Avenue
  Needham, Massachusetts 02494
  (781) 577-2016

        Dawn Blackhawk Acquisition Corp. ("Acquisition Sub"), a Delaware corporation, is a wholly-owned subsidiary of Extreme Reach. Acquisition Sub was organized solely for the purpose of entering into the merger agreement with DG and completing the merger and has not conducted any business operations. Acquisition Sub currently has no material assets or liabilities, other than its rights and obligations under the merger agreement and the related documents, and has not generated any revenues or incurred material expenses other than expenses related to the merger or the financing thereof. Currently, Acquisition Sub has no employees or operations. See "Parties to the Merger—Dawn Blackhawk Acquisition Corp." beginning on page 23.

The Merger

        The proposed transaction will occur in two integrated steps. First, we will distribute our online business in the form of shares of common stock of a new publicly-traded company to holders of our common stock in partial redemption thereof. Extreme Reach will then acquire the remainder of our business in a cash merger pursuant to which, at the effective time of the merger, Acquisition Sub, a wholly owned subsidiary of Extreme Reach and a party to the merger agreement, will merge with and into DG. DG will survive the merger as a wholly-owned subsidiary of Extreme Reach.

The Spin-Off as a Condition to the Merger

        Concurrently with the execution of the merger agreement, on August 12, 2013, our board of directors approved the plan to spin off our online business to our stockholders in the form of a new publicly-traded company, the spin-off company, containing all of the assets and liabilities of our online business. We will distribute the spin-off company's shares to all of our stockholders of record immediately prior to the consummation of the merger. The shares of the spin-off company will be distributed to our stockholders on the basis of one share of the spin-off company common stock for every           shares of our common stock outstanding in partial redemption thereof. Consummation of the merger is not a condition to the consummation of the spin-off. However, we do not intend to consummate the spin-off unless all other conditions to the merger have been satisfied.

Merger Consideration

        Pursuant to the merger agreement, (i) immediately prior to the effective time of the merger, each issued and outstanding share of our common stock, par value $0.001 per share, other than shares owned by us or Extreme Reach or any wholly-owned subsidiary of us or Extreme Reach, shall be partially redeemed by conversion into the right to receive a pro rata number of shares of common stock of the spin-off company, as determined by our board of directors (referred to as the per share redemption consideration) and (ii) at the effective time of the merger, each issued and outstanding share of our common stock, other than shares owned by us or Extreme Reach or any wholly-owned subsidiary of us or Extreme Reach, or any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, shall be canceled and shall be converted automatically into the right to receive cash, without interest, in an amount equal to the pro rata portion of the aggregate merger consideration of $485 million, less the payoff and satisfaction of our outstanding indebtedness (referred to as the per share merger consideration). All outstanding stock options and restricted stock units to purchase shares of our common stock will be cancelled and converted into the right to receive the per share redemption consideration and the per share merger consideration, less, in the case of stock options, the exercise price thereof, without interest.

        If the merger is completed, you will receive approximately $3.00 in cash, without interest, in exchange for each share of our common stock that you own, less applicable withholding taxes. The actual per share merger consideration will depend on our outstanding indebtedness as of the closing date of the merger. Our stockholders will receive the redemption and merger consideration after exchanging their stock certificates in accordance with the instructions contained in the letter of transmittal to be sent to our stockholders shortly after completion of the spin-off and merger transaction.

        See "The Merger—Merger Consideration" beginning on page 54.

 Treatment of Our Outstanding Equity-Based Awards

        Under the merger agreement, our outstanding equity-based awards will be treated as follows:

        Options.    Two business days before the spin-off, all outstanding options to purchase shares of our common stock will become fully vested. Options with an exercise price per share that equals or exceeds the fair market value of one share of our common stock on the acceleration date will be cancelled for no consideration. All other options will automatically be "net exercised," meaning they will be converted into a number of whole shares of our common stock equal to the excess of (i) the total number of shares of our common stock then subject to the option over (ii) the number of whole shares of our common stock having an aggregate fair market value sufficient to pay the total exercise price of the option. The fair market value per share of our common stock for this purpose will be the closing price per share of our common stock on the NASDAQ Global Select Market on the final trading day before the acceleration date. The holders of options that are converted into shares of our common stock will be entitled to receive the redemption and merger consideration in respect of the shares into which the options were converted.

        Restricted Stock Units.    Two business days before the spin-off, all of our restricted stock units will become fully vested and will be converted into shares of our common stock. The holders of our restricted stock units that are converted into shares of our common stock will be entitled to receive the redemption and merger consideration in respect of the shares into which the restricted stock units were converted.

        Employee Stock Purchase Plan.    Immediately prior to the spin-off, there will be a final purchase of our common stock under our 2006 Employee Stock Purchase Plan using all outstanding automatic payroll deductions for the offering period then underway. The 2006 Employee Stock Purchase Plan will then be terminated.

        See "The Merger—Treatment of Our Outstanding Equity-Based Awards" beginning on page 55.

The Special Meeting of Our Stockholders

        Time, Date and Place.    A special meeting of our stockholders will be held on                        , at                        .m. local time, at          , to consider and vote upon a proposal to adopt and approve the merger agreement, an advisory (non-binding) proposal to approve certain compensation payable or that could become payable to our named executive officers in connection with the merger, and, if necessary, a proposal to approve the adjournment of the special meeting to solicit additional proxies in favor of the merger agreement.

        Record Date and Voting Power.    You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on                         , 2013, the record date for the special meeting. You will have one vote at the special meeting for each share of our common stock you owned at the close of business on the record date. There are             shares of our common stock entitled to be voted at the special meeting.

        Required Vote.    The adoption and approval of the merger agreement requires the affirmative vote of a majority of the shares of our common stock entitled to vote at the close of business on the record date. Approval of the advisory (non-binding) proposal on certain compensation payable or that could become payable to our named executive officers in connection with the merger, and the proposal to adjourn the meeting, if necessary, to solicit additional proxies in favor of the merger agreement requires the affirmative vote of a majority of the shares of our common stock represented, in person or by proxy, and entitled to vote at the special meeting. Because the proposal concerning certain compensation payable or that could become payable to our named executive officers in connection with the merger is advisory, it will not be binding on our board of directors regardless of whether the merger agreement is approved.

        See "The Special Meeting" beginning on page 18.

Share Ownership of Directors and Management

        Our directors and executive officers and their affiliates own approximately 9.3% of the shares entitled to vote at the special meeting. See "Security Ownership of Certain Beneficial Owners and Management" beginning on page 86.

Recommendation to Stockholders

        After consideration of various factors described in the section entitled "The Merger—Recommendation of the Board of Directors and Reasons for the Merger" beginning on page 38, our board of directors unanimously recommends that you vote "FOR" adoption and approval of the merger agreement, "FOR" the advisory proposal regarding certain compensation payable or that could become payable to our named executive officers in connection with the merger, and "FOR" the adjournment proposal. See "The Merger—Recommendation of the Board of Directors and Reasons for the Merger" beginning on page 38 and "Adjournment of the Special Meeting (Proposal 3)" beginning on page 89.

Opinion of Our Financial Advisor

        In connection with the merger, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("BofA Merrill Lynch"), our financial advisor, delivered to our board of directors a written opinion, dated August 12, 2013, as to the fairness, from a financial point of view and as of the date of the opinion, of the aggregate purchase price of $485,000,000 in cash (referred to as the aggregate purchase price) to be paid to our stockholders by Extreme Reach pursuant to the merger agreement. The full text of the written opinion, dated August 12, 2013, of BofA Merrill Lynch, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex C to this document and is incorporated by reference herein in its entirety.

        BofA Merrill Lynch provided its opinion to our board of directors (in its capacity as such) for the benefit and use of our board of directors in connection with and for purposes of its evaluation of the aggregate purchase price from a financial point of view. BofA Merrill Lynch's opinion does not address any other aspect of the merger and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the merger. BofA Merrill Lynch's opinion does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the spin-off, proposed merger or any related matter.

        See "The Merger—Opinion of Our Financial Advisor" beginning on page 40.

Material U.S. Federal Income Tax Consequences of the Spin-Off and Merger

        The receipt of stock of the spin-off company and cash in exchange for shares of our common stock pursuant to the spin-off and merger transaction will be taxable for U.S. federal income tax purposes. You should consult your own tax advisor to determine the particular tax consequences to you of the receipt of stock of the spin-off company and cash pursuant to the spin-off and merger transaction, including the application and effect of any state, local or foreign income and other tax laws. See "The Merger—Material U.S. Federal Income Tax Consequences of the Spin-Off and Merger" beginning on page 59.

 Interests of Our Directors and Executive Officers in the Merger

        When considering the recommendation by our board of directors in favor of adoption and approval of the merger agreement, you should be aware that members of our board of directors and our executive officers have interests in the merger that are different from, or in addition to, yours, including, among others:

  •
  The merger agreement provides for the accelerated vesting and settlement of all DG options and restricted stock units, including options and restricted stock units held by our directors and executive officers.

  •
  In connection with the spin-off and merger transaction, we will terminate our employment agreements with executive officers and the executive officers will receive the severance payments provided under the terms of their respective employment agreements. It is expected that our executive officers other than Mr. Ginsburg, who is expected to retire at the time of the closing of the merger, will be the executive officers of the spin-off company following the completion of the spin-off and merger transaction. The spin-off company may enter into employment or other agreements with our executive officers and may offer them equity and equity-based awards.

  •
  Pursuant to the terms of the merger agreement, our directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors' and officers' liability insurance policies from the surviving corporation.

        See "The Merger—Interests of Our Directors and Executive Officers in the Merger" beginning on page 46.

Conditions to the Completion of the Merger

        The obligations of us and Extreme Reach to complete the merger are subject to the satisfaction of the following conditions or their waiver (to the extent permitted by applicable law):

  •
  the holders of a majority of the outstanding shares of our common stock must have voted in favor of adopting the merger agreement;

  •
  no applicable law, order or restraint that prohibits the consummation of the merger must be in effect; and

  •
  certain agreements relating to the spin-off must have been completed and executed and the spin-off must have been consummated.

        Extreme Reach's and Acquisition Sub's obligations to complete the merger are also subject to the following conditions, or the waiver of such conditions by Extreme Reach (to the extent permitted by applicable law):

  •
  the following representations and warranties made by us must be true and correct in all material respects as of the closing date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties must be true and correct in all material respects as of such earlier date): organization; authority; brokers; and anti-takeover matters;

  •
  the representations and warranties made by us with respect to our capitalization must be true and correct in all respects as of the closing date except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties must be true and correct in all material respects as of such earlier date), except where the failure to be so true and correct would be de minimis;

  •
  all other representations made by us must be true and correct (without giving effect to any qualifications or limitations as to materiality or material adverse effect) as of the closing date of the merger as if made at and as of the closing date (except to the extent such representations and warranties expressly speak as of an earlier date, in which case such representations and warranties must be true and correct in all material respects as of such earlier date), except where the failure of such representations and warranties to be so true and correct as of the closing date (without giving effect to any qualifications or limitations as to materiality or material adverse effect) have not had and would not, individually or in the aggregate, have a material adverse effect;

  •
  we must perform in all material respects all of our obligations required to be performed by us at or prior to the closing;

  •
  we must provide to Extreme Reach a certificate signed by our chief executive officer and chief financial officer on behalf of us, certifying to the effect that the conditions above have been satisfied;

  •
  no change event, occurrence or development has occurred that has had or will reasonably be expected to have a material adverse effect on us;

  •
  we must provide to Extreme Reach a payoff letter, in form and substance reasonably acceptable to the Extreme Reach and its lenders, from each holder of funded debt of us and our subsidiaries, indicating the amount required to discharge in full such funded debt at the closing and an undertaking by the collateral agent to discharge at closing any liens securing such funded debt; and

  •
  the financing must be available to Extreme Reach on the terms provided in the debt financing letter delivered to us at signing of the merger agreement.

        Our obligation to complete the merger is also subject to the following conditions, or the waiver of such conditions by us (to the extent permitted by applicable law):

  •
  each of the representations and warranties of Extreme Reach and Acquisition Sub contained in the merger agreement that is qualified as to materiality must be true and correct, and each of the representations and warranties of Extreme Reach and Acquisition Sub contained in the merger agreement that are not so qualified must be true and correct except for such failures to be true and correct as would not prevent or materially delay the consummation of the transactions contemplated by the merger agreement, in each case, as of the date of the merger agreement and as of the closing date with the same effect as though made on and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date);

  •
  each of Extreme Reach and Acquisition Sub must have performed or complied in all material respects with all of its obligations required to be performed by it at or prior to the closing date; and

  •
  Extreme Reach must provide to us a certificate signed by its chief executive officer or another senior officer, certifying to the effect that the conditions above have been satisfied.

Financing by Extreme Reach

        Extreme Reach has received and accepted an equity financing letter from Spectrum Equity Investors VI, L.P., its sponsor, to provide equity financing in an aggregate amount of $47,000,000 and a debt financing letter from JPMorgan Chase Bank, N.A. and SunTrust Bank as lenders, pursuant to which the lenders have indicated their intent to use reasonable best efforts to structure and syndicate a debt financing in an aggregate amount of $475,000,000. Note that the debt financing letter does not constitute a commitment by the lenders to provide funds for the debt financing; however, Extreme Reach and Acquisition Sub intend to use reasonable best efforts to enter into definitive agreements with respect to the debt financing with the foregoing lenders or an alternative lender group. The foregoing does not include the potential $40 million equity investment in Extreme Reach by the spin-off company described in "Summary Term Sheet—Potential Investment in Extreme Reach" beginning on page 11.

No Solicitation of Other Offers

        The merger agreement restricts our ability to solicit or engage in discussions or negotiations with third parties regarding specified transactions involving the Company. Notwithstanding these restrictions, under certain limited circumstances required for our board of directors to comply with its fiduciary duties, our board of directors may respond to an unsolicited written bona fide proposal for a superior proposal, terminate the merger agreement and enter into an agreement with respect to a superior proposal, subject to compliance with the terms of the merger agreement, including, in certain circumstances, the payment of a termination fee of $15,000,000 to Extreme Reach. See "The Merger Agreement—Board Recommendations; No Solicitation of Alternative Proposals" beginning on page 72.

Termination of the Merger Agreement

        The merger agreement may be terminated and the merger abandoned at any time prior to the effective time of the merger:

  •
  by the mutual written agreement of Extreme Reach and us.

  •
  by either Extreme Reach or us if

  o
  the closing has not occurred on or before April 29, 2014 (referred to as the end date), provided that the terminating party is not in willful breach of the merger agreement and such breach is not the primary reason for the closing not occurring on or before such date; or

  o
  our special meeting of stockholders to approve the spin-off and merger transaction (including any adjournments or postponements thereof) has concluded and the required stockholder approval has not been obtained.

  •
  by Extreme Reach if

  o
  we are in material breach of any representation or warranty or fail to perform any covenant or agreement under the merger agreement that would cause the conditions to closing relating to our representations, warranties and covenants not to be satisfied, and where that breach has not or cannot be cured before the end date and within 30 days following written notice to us;

  o
  the consummation of any of the transactions contemplated by the merger agreement is permanently enjoined, prohibited or otherwise restrained by the terms of a final, non-appealable order or judgment of a court of competent jurisdiction;

  o
  any of the following (each defined as a triggering event within the merger agreement) has occurred:

  ☐
  we have breached the provisions of the merger agreement with respect to superior proposals in any material respect;

  ☐
  any of the parties to the voting agreement with certain of our executive officers is in breach of the provisions thereof in any material respect;

      ☐
      our board of directors or any committee thereof shall have for any reason effected a change of recommendation;

      ☐
      we failed to include the recommendation of our board of directors in favor of the merger agreement and the transactions contemplated thereby in this proxy statement;

      ☐
      our board of directors or any committee thereof shall have for any reason approved, endorsed or recommended that our stockholders approve any alternative acquisition proposal (whether or not a superior proposal);

      ☐
      we shall have entered into a letter of intent, memorandum of understanding or contract accepting or agreeing to discuss or negotiate any alternative acquisition proposal (whether or not a superior proposal); or

      ☐
      our board of directors failed to unconditionally reaffirm (publicly, if so requested by Extreme Reach) its recommendation that stockholders vote in favor of the merger agreement and the transactions contemplated thereby; or

    o
    if, at any time prior to the closing date, a company material adverse effect has occurred.

  •
  by us if

  o
  Extreme Reach or Acquisition Sub are in material breach of any representation or warranty or fail to perform any covenant or agreement under the merger agreement that would cause the conditions to closing relating to their respective representations, warranties and covenants not to be satisfied, and where that breach has not or cannot be cured before the end date and within 30 days following written notice to Extreme Reach;

  o
  the consummation of any of the transactions contemplated by the merger agreement is permanently enjoined, prohibited or otherwise restrained by the terms of a final, non-appealable order or judgment of a court of competent jurisdiction; or

  o
  prior to the requisite stockholder approval, we enter into an alternative acquisition agreement, subject to payment of the termination fee described below.

        See "The Merger Agreement—Termination" beginning on page 75.

Termination Fees and Expenses

        We are obligated to pay Extreme Reach a fee of $15,000,000 in connection with the termination of the merger agreement in certain circumstances involving an alternative acquisition agreement with a third party, a change in our board of directors' recommendation of the merger to our stockholders, a material breach of any of our representations, warranties, covenants or agreements that we are unable to cure within a 30-day notice period or the occurrence of a triggering event (as described above in "Summary Term Sheet—Termination of the Merger Agreement" beginning on page 8).

        Extreme Reach is obligated to pay us a fee of $15,000,000 in connection with the termination of the merger agreement in certain circumstances involving a material breach of any of Extreme Reach's or Acquisition Sub's representations, warranties, covenants or agreements that they are unable to cure within a thirty-day notice period.

        Pursuant to the merger agreement, all fees and expenses incurred in connection with the merger agreement will be paid by the party incurring such fees or expenses, except that the filing fee under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 (the "HSR Act") has been paid by Extreme Reach. Additionally, the spin-off company is responsible for all fees and expenses incurred by us in connection with the merger agreement, whether incurred prior to or after the effective time of the merger to the extent we have not paid the fees and expenses incurred by us prior to the merger.

However, in the event the merger agreement is terminated by either Extreme Reach or us as a result of the failure to obtain the necessary approval of our stockholders, and we have not paid the applicable termination fees described above to Extreme Reach, we will be required to reimburse Extreme Reach for its reasonable expenses in connection with the transactions contemplated by the merger agreement up to an aggregate amount not to exceed $7,500,000.

Regulatory Matters

        We and Extreme Reach have made the required filings under the HSR Act with the United States Department of Justice and the United States Federal Trade Commission and the applicable waiting period under the HSR Act has expired. The parties are not aware of any foreign governmental approvals required in order to complete the merger.

        The Antitrust Division of the Department of Justice or the Federal Trade Commission may still challenge the merger on antitrust grounds after expiration of the waiting period or consummation of the transaction. Accordingly, at any time before or after the completion of the merger, either of these entities could take action under the antitrust laws as it deems necessary or desirable in the public interest. Other persons, including private parties, states or foreign governments, also could take action under applicable antitrust and/or competition laws, including seeking to enjoin the merger. There can be no assurance that a challenge to the merger will not be made or that, if a challenge is made, we will prevail. See "The Merger—Regulatory Matters" beginning on page 63.

Voting Agreements

        Scott K. Ginsburg and Neil H. Nguyen, owners of our common stock, have entered into a voting agreement, a copy of which is attached as Annex B to this proxy statement. Pursuant to the voting agreement, each such stockholder has agreed, among other things, to vote his shares in favor of adoption of the merger agreement, and has granted an irrevocable proxy to Extreme Reach to vote such shares in favor of adoption of the merger agreement. These stockholders own in the aggregate 2,535,047 shares of our common stock, representing approximately 9.0% of the votes entitled to be cast at the special meeting. See "The Voting Agreements" beginning on page 79.

        We have also entered into a voting agreement with Alex Meruelo Living Trust, Meruelo Investment Partners LLC and Alex Meruelo (collectively, the "Meruelo Stockholders"), which collectively own in the aggregate 4,023,570 shares of our common stock, representing approximately 14.4% of the votes entitled to be cast at the special meeting. Pursuant to this voting agreement, each of the Meruelo Stockholders has agreed, among other things, to vote its shares in favor of the merger agreement, and in favor of the advisory vote with respect to certain compensation payable to our named executive officers as a result of the merger, subject to certain limitations. The Meruelo Stockholders will also have the right to appoint one director to the board of directors of the spin-off company and to propose at least three individuals for consideration for one of the six additional seats on the board of directors of the spin-off company. See "The Voting Agreements" beginning on page 79.

Appraisal Rights

        If you owned shares of our common stock as of            , 2013, the record date fixed by the board of directors for the special meeting, you will be entitled to dissent from the merger and seek an appraisal of the fair value of your shares, but only if you comply with all requirements of Delaware law summarized under the caption "The Merger—Appraisal Rights" beginning on page 56, and set forth in Annex D of this proxy statement. Based on the determination of the Delaware Court of Chancery, the appraised fair value of our shares may be more than, less than or equal to the value of the merger consideration. The appraised fair value of our shares would be paid to the dissenting stockholders only if the merger is completed and an appraisal proceeding follows. See "Dissenters' Rights of Appraisal" beginning on page 81.

Potential Investment in Extreme Reach

        Concurrently with the execution of the merger agreement, we entered into a letter agreement with Extreme Reach whereby, in the event that all of the conditions to closing of the merger agreement are satisfied, Extreme Reach may require the spin-off company to purchase $45 million of nominal value of newly-created Series D Preferred Stock of Extreme Reach for $40 million in cash, which funds will be used to fund a portion of the aggregate merger consideration. The price per share of such Series D Preferred Stock will be at the same valuation of any Series C Preferred Stock of Extreme Reach or any other securities of Extreme Reach sold and issued to Spectrum Equity or any other equity person investing equity in Extreme Reach in connection with the financing of the merger. Additionally, the Series D Preferred Stock will rank equally in seniority with and be otherwise identical to the Series C Preferred Stock, except that the holders of Series D Preferred Stock will have customary non-voting observation rights with respect to Extreme Reach's board of directors (but not a right to elect any member thereof), and immediately after the effective time of the merger and until the first anniversary of the effective time of the merger, Extreme Reach will have the right to redeem all but not less than all of the Series D Preferred Stock, or to cause all but not less than all of the Series D Preferred Stock to be purchased by another investor, for $45 million in cash, plus all accrued but unpaid dividends through the date of such redemption or purchase. In the event that Extreme Reach does not require the spin-off company to make this investment, Extreme Reach will be required to pay the spin-off company $5 million in cash at the closing of the merger. Additionally, if Extreme Reach accepts equity financing from a source other than Spectrum Equity, Extreme Reach will not be permitted to decline this investment by the spin-off company.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE SPIN-OFF AND MERGER

        The following questions and answers are intended to address some commonly asked questions regarding the special meeting, the merger agreement and the spin-off and merger. In addition, the following questions and answers are intended to address some commonly asked questions regarding the advisory vote to approve certain compensation payable or that could become payable to our named executive officers in connection with the merger. These questions and answers may not address all questions that may be important to you as a DG stockholder. You are urged to read the entire proxy statement carefully, including the information in the appendices. Also see "Where You Can Find More Information" beginning on page 90.

Q:
What is the proposed transaction?

A:
The proposed transaction will occur in two steps. We will first distribute our online business in the form of shares of common stock of a new publicly-traded company to holders of our common stock in partial redemption thereof, and then Extreme Reach will acquire the remainder of our business pursuant to a cash merger. Upon completion of the proposed merger, DG will cease to be a publicly-traded company and will instead become a wholly-owned subsidiary of Extreme Reach.

Q:
What will I be entitled to receive in the merger?

A:
The merger agreement provides that (i) immediately prior to the effective time of the merger, each issued and outstanding share of our common stock, par value $0.001 per share (referred to as the shares), other than shares owned by us or Extreme Reach, or any wholly-owned subsidiary of us or Extreme Reach, shall be partially redeemed by conversion into the right to receive a pro rata number of shares of the spin-off company common stock, as determined by our board of directors (referred to as the per share redemption consideration) and (ii) at the effective time of the merger, each issued and outstanding share, other than shares owned by us or Extreme Reach, any wholly-owned subsidiary of us or Extreme Reach, or any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, shall be canceled and shall be converted automatically into the right to receive cash, without interest, in an amount equal to the pro rata portion of the aggregate merger consideration of $485 million, less the payoff and satisfaction of our outstanding indebtedness (referred to as the per share merger consideration). We expect the per share merger consideration will be approximately $3.00 per share in cash. If appraisal rights for any of our shares are properly exercised by any of our stockholders, then those shares will be treated as described under "The Merger—Appraisal Rights" beginning on page 56.

  All outstanding stock options and restricted stock units to purchase shares of our common stock, whether vested or unvested, will be cancelled and converted into the right to receive the per share redemption consideration and the per share merger consideration, less, in the case of stock options, the exercise price thereof, without interest. See "The Merger—Treatment of Our Outstanding Equity-Based Awards" beginning on page 55 for a more detailed description of the treatment of stock options, restricted stock units and purchase rights under our employee stock purchase plan.

Q:
What other proposals are being voted on at the special meeting?

A:
In addition to the proposal to adopt and approve the merger agreement, stockholders will vote at the special meeting on two other proposals. The second proposal is an advisory vote on certain compensation matters, as described more fully in the questions and answers below. See "Advisory Vote on Certain Compensation (Proposal 2)" beginning on page 88. The third proposal is to approve the adjournment of the meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt and approve the merger agreement. See "Adjournment of the Special Meeting (Proposal 3)" beginning on page 89.

Q:
How does DG's board of directors recommend I vote?

A:
At a meeting held on August 12, 2013, our board of directors unanimously approved the transactions contemplated by the merger agreement, including the spin-off and merger transaction, and determined that the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the spin-off and merger transaction, are advisable, fair to and in the best interests of our stockholders. Our board of directors recommends that you vote "FOR" adoption and approval of the merger agreement, "FOR" approval, on an advisory (non-binding) basis of certain compensation payable or that could become payable to our named executive officers in connection with the merger, and "FOR" approval of the adjournment of the meeting, if necessary, to solicit additional proxies. See "The Merger—Recommendation of the Board of Directors and Reasons for the Merger" beginning on page 38.

Q:
What happens if the spin-off and merger transaction is not consummated?

A:
If the merger agreement is not adopted by our stockholders or if the spin-off and merger transaction is not completed for any other reason, our stockholders will continue to hold their shares but will not receive any stock of the spin-off company or any payment for their shares. Instead, we will remain an independent public company and our common stock will continue to be listed and traded on the NASDAQ Global Select Market. Under specified circumstances, we may be required to pay Extreme Reach a termination fee or reimburse Extreme Reach for its costs and expenses as described under the caption "The Merger Agreement—Termination Fees—Break Fee" beginning on page 77 and "The Merger Agreement—Expenses" beginning on page 78. Consummation of the merger is not a condition to the consummation of the spin-off. However, we do not intend to consummate the spin-off unless all other conditions to the merger have been satisfied.

Q:
What vote of stockholders is required to approve the proposals?

A:
The merger agreement must be adopted and approved by the affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote as of the record date for the special meeting of our stockholders. Approval of the advisory (non-binding) proposal on certain compensation payable or that could become payable to our named executive officers in connection with the merger requires the affirmative vote of a majority of the shares of our common stock represented, in person or by proxy, and entitled to vote at the special meeting. Because the proposal regarding such compensation is advisory, it will not be binding on our board of directors regardless of whether the merger agreement is approved. The proposal to adjourn the meeting, if necessary, to solicit additional proxies in favor of the merger agreement requires the affirmative vote of a majority of the shares of our common stock represented, in person or by proxy, and entitled to vote at the special meeting. We have entered into two voting agreements with owners of our common stock. Pursuant to these agreements, two of our stockholders, who collectively own approximately 9.0% of our outstanding shares entitled to vote on the adoption and approval of the merger agreement, and, separately, three of our stockholders who collectively own approximately 14.4% of our outstanding shares entitled to vote on the adoption and approval of the merger agreement, have agreed, among other things, to vote in favor of adoption and approval of the merger agreement.

Q:
Who may vote at the special meeting?

A:
If you were a holder of our common stock at the close of business on                , 2013, the record date, you may vote at the special meeting.

Q:
What happens if I sell my shares before the special meeting?

A:
If you transfer your shares of common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will have transferred the right to receive the stock of the spin-off company and per share merger consideration to be received by our stockholders in the spin-off and merger transaction. In order to receive the stock of the spin-off company and the per share merger consideration, you must hold your shares through completion of the spin-off and merger transaction.

Q:
How many shares are entitled to vote at the special meeting?

A:
Each share of our common stock outstanding on the record date is entitled to one vote on the proposal to adopt and approve the merger agreement, one vote on the advisory proposal regarding certain compensation matters and one vote on the proposal to adjourn the meeting, if necessary, to solicit additional proxies in favor of the merger agreement. On the record date, there were             shares of our common stock outstanding.

Q:
What does it mean if I get more than one proxy card or voting instructions?

A:
If your shares are registered differently and are in more than one account, you will receive more than one proxy card or voting instructions. Please complete and return all of the proxy cards in accordance with the voting instructions you receive (or submit your proxy by telephone or the Internet, if available to you) to ensure that all of your shares are voted.

Q:
What if I don't vote?

A:
If you fail to submit a proxy or vote in person at the meeting, it will have the same effect as a vote "AGAINST" the adoption and approval of the merger agreement, although it will not be counted for purposes of determining the outcome of the compensation advisory vote or the adjournment proposal. If you submit your executed proxy but fail to indicate how you want to vote on the merger agreement, the compensation advisory vote or the adjournment proposal, your proxy will be counted as a vote "FOR" each such proposal. If you submit your proxy and indicate that you are abstaining from voting, your proxy will have the same effect as a vote "AGAINST" the merger agreement, the compensation advisory vote and the adjournment proposal. See "The Special Meeting—Voting of Proxies" beginning on page 19.

Q:
How do I vote?

A:
You may vote through one of the following means: by mail, by completing, signing, dating and mailing your proxy card or voting instruction card and returning it in the envelope provided; via telephone, using the toll-free number listed on each proxy card (if you are a registered stockholder, meaning that your stock is registered in your name with our transfer agent) or voting instructions (if your shares are held in "street name," meaning that your shares are held in the name of a broker, bank or other nominee, and your bank, broker or nominee makes telephone voting available); via the Internet, at the address provided on your proxy card (if you are a registered stockholder) or voting instructions (if your shares are held in "street name" and your bank, broker or nominee makes Internet voting available); or in person, by attending the special meeting and submitting your vote in person. If you wish to vote in person and you hold shares in "street name" (that is, through a broker, bank or other nominee), you must obtain and bring with you a signed proxy from the necessary nominees giving you the right to vote the shares. See "The Special Meeting—Voting of Proxies" beginning on page 19.

Q:
If my broker holds my shares in "street name," will my broker vote my shares for me?

A:
Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedure provided by your broker. Without instructions from you, your shares will not be voted by your broker, which will have the effect of a vote "AGAINST" the proposal to adopt and approve the merger agreement and the compensation advisory vote, although it will not be counted for purposes of determining the outcome of the adjournment proposal. See "The Special Meeting—Voting of Proxies" beginning on page 19.

Q:
How can I vote in person at the special meeting?

A:
If you hold shares in your name as the stockholder of record, you may vote those shares in person at the meeting by giving us a signed proxy card or ballot before the polls close at the meeting. If you want to vote in person, please bring identification with you to the special meeting. Even if you plan to attend the meeting, we recommend that you submit a proxy for your shares in advance as described above, so your vote will be counted even if you later are unable or decide not to attend the meeting. If you hold shares in "street name" (that is, through a broker, bank or other nominee), you may vote those shares in person at the meeting only if you obtain and bring with you a signed proxy from the necessary nominees giving you the right to vote the shares. To do this, you should contact your broker, bank or other nominee.

Q:
May I change my vote after I have submitted a proxy?

A:
Yes. You may change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can submit a later-dated proxy via the Internet, by telephone or by mail. Second, you can deliver to us at 750 W. John Carpenter Freeway, Suite 700, Irving, Texas 75039, Attn: Corporate Secretary, a written notice of revocation that is signed at a later date by the person who signed the earlier proxy. Third, you can attend the special meeting and vote in person at the meeting, although attendance at the meeting will not by itself constitute revocation of a proxy. If you have instructed your broker, bank or nominee to vote your shares, you must follow directions received from your broker to revoke or change those instructions. See "The Special Meeting—Revocability of Proxies" beginning on page 20.

Q:
How are votes counted?

A:
You may vote "FOR," "AGAINST" or "ABSTAIN" on the proposals to be voted on at the special meeting. Abstentions will count for the purpose of determining whether a quorum is present. For voting purposes, we treat abstentions as shares present or represented and entitled to vote at the meeting, so abstaining with respect to a proposal has the same effect as a vote "AGAINST" that proposal. A properly submitted proxy received by the Corporate Secretary before the meeting, including by telephone or Internet, and not revoked, will be voted as directed by you. If you properly submit your proxy without indicating your voting instructions, your shares will be voted "FOR" the adoption and approval of the merger agreement, "FOR" approval, on an advisory (non-binding) basis, of certain compensation payable or that could become payable to our named executive officers in connection with the merger, and "FOR" the proposal to adjourn the meeting, if necessary, to solicit additional proxies in favor of the merger agreement, and in accordance with the discretion of the persons appointed as proxies on any other matters properly brought before the meeting for a vote. A broker non-vote generally occurs when a broker, bank or other nominee holding shares on your behalf does not vote on a proposal because the nominee has not received your voting instructions and lacks discretionary power to vote the shares. Broker non-votes will count for the purpose of determining whether a quorum is present, but will not count as votes cast on a proposal. A broker non-vote will have the same effect as a vote "AGAINST" the adoption and approval of the merger agreement and "AGAINST" the advisory proposal to approve certain compensation payable or potentially payable in connection with the merger, but will not be counted for purposes of determining the outcome of the adjournment proposal. See "The Special Meeting—Voting of Proxies" beginning on page 19.

Q:
Should I send in my DG stock certificates now?

A:
No. After the spin-off and merger transaction is completed, you will receive written instructions about how to send in your stock certificates to the paying agent in order to receive the per share redemption consideration and the per share merger consideration in respect of your shares of our common stock.

Q:
When do you expect the spin-off and merger transaction to be completed?

A:
We are working toward completing the spin-off and merger transaction as quickly as possible. We currently anticipate that the spin-off and merger transaction will close in the first calendar quarter of 2014.

Q:
Am I entitled to appraisal rights?

A:
Yes. Holders of our common stock are entitled to appraisal rights under the Delaware General Corporation Law in connection with the merger if they meet certain conditions. See "The Merger—Appraisal Rights" beginning on page 56.

Q:
What are the tax consequences of the spin-off and merger transaction?

A:
The receipt of stock of the spin-off company and cash in exchange for shares of our common stock pursuant to the spin-off and merger transaction will be taxable for U.S. federal income tax purposes and may also be taxable under applicable state, local or foreign income or other tax laws. We intend to treat the spin-off and merger as an integrated transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (i) the sum of the fair market value of the stock of the spin-off company and the amount of cash received over (ii) the holder's adjusted tax basis in the shares of our common stock exchanged therefor. You should consult your tax advisor in determining your gain or loss on the transaction. If you are a non-U.S. holder, your receipt of stock of the spin-off company and cash pursuant to the spin-off and merger transaction generally will not be subject to U.S. federal income tax, subject to certain exceptions. See "The Merger—Material U.S. Federal Income Tax Consequences of the Spin-off and Merger" beginning on page 59 for a more detailed explanation of the tax consequences of the spin-off and merger transaction.

Q:
Who can help answer my questions?

A:
If you would like additional copies, without charge, of this proxy statement or if you have questions about the spin-off or the merger, including the procedures for voting your shares, you should contact DG Investor Relations at:

  Digital Generation, Inc.
  Attn: Investor Relations
  750 West John Carpenter Freeway
  Suite 700
  Irving, Texas 75039
  Telephone: (972) 581-2000

Q:
Why am I being asked to cast an advisory (non-binding) vote to approve certain compensation payable or that could become payable to certain named executive officers in connection with the merger?

A:
The United States Securities and Exchange Commission (the "SEC"), in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, adopted rules that require the Company to seek an advisory (non-binding) vote with respect to certain payments that may be made to the Company's named executive officers in connection with the merger.

Q:
What will happen if DG shareholders do not approve such compensation at the special meeting?

A:
Approval of certain compensation payable or that could become payable to our named executive officers in connection with the merger is not a condition to completion of the merger. The vote with respect to such compensation is an advisory vote and will not be binding on us or our board of directors regardless of whether the merger agreement is approved. Therefore, regardless of whether stockholders approve such compensation, if the merger is approved by the stockholders and completed, such compensation will still be paid to our named executive officers to the extent payable in accordance with the terms of such applicable compensation arrangements.

THE SPECIAL MEETING

        We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting, or at any adjournment or postponement thereof.

Date, Time and Place

        We will hold the special meeting on            , at                    .m. local time, at            .

Purpose of the Special Meeting

        The purpose of the special meeting is to:

  •
  consider and vote upon a proposal to adopt and approve the merger agreement, a copy of which is attached as Annex A to this proxy statement;

  •
  consider and vote upon an advisory (non-binding) proposal to approve certain compensation payable or that could become payable to our named executive officers in connection with the merger; and

  •
  vote on a proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies in favor of the adoption and approval of the merger agreement.

Our Board's Recommendation

        Our board of directors, by the unanimous vote of all directors, approved the merger agreement, the merger and the spin-off of the spin-off company, and determined that the merger agreement, the merger and the spin-off of the spin-off company are advisable and in the best interests of our company and our stockholders. Accordingly, our board of directors unanimously recommends that you vote "FOR" the adoption and approval of the merger agreement at the special meeting. Our board of directors also unanimously recommends that our stockholders vote "FOR" approval, on an advisory (non-binding) basis, of certain compensation payable or that could become payable to our named executive officers in connection with the merger, and "FOR" the adjournment or postponement of the special meeting, if necessary, to solicit additional proxies.

 Record Date and Quorum

        Only holders of record of our common stock at the close of business on            , 2013, the record date, are entitled to notice of and to vote at the special meeting. On the record date,            shares of our common stock were issued and outstanding and held by approximately            holders of record. Each share of our common stock on the record date is entitled to one vote on the proposal to adopt and approve the merger agreement, one vote on the non-binding advisory proposal regarding compensation matters and one vote on the proposal to adjourn the meeting, if necessary, to solicit additional proxies in favor of the merger agreement. A quorum is present at the special meeting if a majority of the shares of our common stock issued and outstanding and entitled to vote on the record date are represented in person or by proxy at the meeting.

Vote Required for Approval

        The adoption and approval of the merger agreement requires the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at the close of business on the record date. If a holder of our common stock abstains from voting or does not vote, either in person or by proxy, it will have the effect of a vote against the adoption and approval of the merger agreement. Two of our stockholders, who collectively own approximately 9.0% of our shares entitled to vote on the adoption and approval of the merger agreement, have entered into a voting agreement pursuant to which they have agreed, among other things, to vote in favor of the adoption and approval of the merger agreement. Further, we have entered into an additional voting agreement with three of our stockholders, who collectively own approximately 14.4% of our shares entitled to vote on the adoption and approval of the merger agreement, whereby these stockholders have agreed to vote in favor of the adoption and approval of the merger agreement. See "The Voting Agreements" beginning on page 79.

        Approval of the advisory (non-binding) proposal to approve certain compensation payable or potentially payable to our named executive officers in connection with the merger requires the affirmative vote of a majority of the shares of our common stock represented, in person or by proxy, and entitled to vote at the special meeting. Because the proposal regarding such compensation is advisory, it will not be binding on our board of directors regardless of whether the merger agreement is approved.

        The proposal to adjourn the meeting, if necessary, to solicit additional proxies in favor of the merger agreement requires the affirmative vote of a majority of the shares of our common stock represented, in person or by proxy, and entitled to vote at the special meeting.

Voting of Proxies

        You can submit your proxy via the Internet (www.proxyvote.com), by telephone (by dialing 1-800-690-6903), or by completing, signing and dating the enclosed proxy card and returning it in the envelope provided as soon as possible. If you have Internet access, we encourage you to record your vote via the Internet. The foregoing actions will not limit your right to vote in person at the special meeting.

        All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner directed by the holders. Properly executed proxies that do not contain voting instructions will be voted "FOR" the adoption and approval of the merger agreement, "FOR" the non-binding advisory proposal regarding certain compensation matters and "FOR" the proposal to adjourn the meeting, if necessary, to solicit additional proxies in favor of the merger agreement, and in accordance with the discretion of the persons appointed as proxies on any other matters properly brought before the meeting for a vote.

        If your shares are held in street name by your broker, bank or other nominee, you should instruct your broker, bank or other nominee how to vote your shares using the instructions provided by your broker. If you have not received voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee for directions on how to vote your shares.

        Abstentions will count for the purpose of determining whether a quorum is present. For voting purposes, we treat abstentions as shares present or represented and entitled to vote at the meeting, so abstaining with respect to a proposal has the same effect as a vote "AGAINST" that proposal. A broker non-vote generally occurs when a broker, bank or other nominee holding shares on your behalf does not vote on a proposal because the nominee has not received your voting instructions and lacks discretionary power to vote the shares. Broker non-votes will count for the purpose of determining whether a quorum is present, but will not count as votes cast on a proposal. A broker non-vote will have the same effect as a vote "AGAINST" the adoption and approval of the merger agreement, and "AGAINST" the non-binding advisory proposal to approve certain compensation payable or potentially payable to our named executive officers in connection with the merger, but will not be counted for purposes of determining the outcome of the adjournment proposal.

        We do not expect that any matter other than the proposal to adopt and approve the merger agreement, the non-binding advisory proposal to approve certain compensation payable or potentially payable to our named executive officers in connection with the merger and the proposal to adjourn the meeting, if necessary, to solicit additional proxies in favor of the merger agreement will be brought before the special meeting. If, however, any other matter is properly presented at the special meeting or any adjournment or postponement of the special meeting, the persons appointed as proxies will have authority to vote the shares represented by properly submitted proxies in accordance with their discretion.

Revocability of Proxies

        You may change your vote on any proposal or revoke your proxy at any time prior to the date of the special meeting by: (i) submitting a later-dated proxy via the Internet, by telephone or by mail, (ii) delivering to us at 750 West John Carpenter Freeway, Suite 700, Irving, Texas 75039, Attn: Corporate Secretary, a written notice of revocation that is signed at a later date by the person who signed the earlier proxy, or (iii) attending the special meeting and voting in person at the meeting, although attendance at the special meeting will not by itself constitute revocation of a proxy. Any written notice of revocation sent to us must include the stockholder's name and must be received prior to the meeting to be effective.

        For shares held in street name, you may change your vote on any proposal or revoke a proxy by submitting new voting instructions to the broker, bank or other nominee that holds your shares of record or, if you have obtained a legal proxy from the broker, bank or nominee giving you the right to vote the shares at the special meeting, by attending the meeting and voting in person.

Solicitation of Proxies

        All costs of solicitation of proxies will be paid by us. The extent to which any proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are received. Please submit your proxy without delay. We may reimburse banks, brokers, custodians, fiduciaries and other persons representing beneficial owners of shares for their expenses in forwarding soliciting materials to beneficial owners of shares. Proxies may also be solicited personally or by telephone, telegram, or facsimile by certain of our directors, officers, and regular employees, without additional compensation.

Surrender of Stock Certificates

        Stockholders should not send stock certificates with their proxies. A letter of transmittal with instructions for the surrender of our common stock certificates will be mailed to our stockholders as soon as reasonably practicable after completion of the spin-off and merger transaction.

Rights of Stockholders Who Object to the Merger

        Stockholders are entitled to statutory appraisal rights under Delaware law in connection with the merger. This means that you are entitled to have the value of your shares determined by the Delaware Court of Chancery and to receive payment based on that valuation. The ultimate amount you receive as a dissenting stockholder in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the merger agreement.

        To exercise your appraisal rights, you must submit a written demand for appraisal to us before the vote is taken on the merger agreement and you must not vote in favor of the adoption and approval of the merger agreement. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights. See "Dissenters' Rights of Appraisal" beginning on page 81 and Section 262 of the Delaware General Corporation Law attached as Annex D to this proxy statement for more information.

 Voting Agreements

        Two of our stockholders, who collectively own approximately 9.0% of our shares entitled to vote on the adoption and approval of the merger agreement, have entered into a voting agreement pursuant to which they have agreed, among other things, to vote in favor of adoption and approval of the merger agreement. On October 7, 2013, we entered into a voting agreement with Alex Meruelo Living Trust, Meruelo Investment Partners LLC and Alex Meruelo, which collectively beneficially own approximately 14.4% of our shares entitled to vote on the adoption and approval of the merger agreement, pursuant which these stockholders have agreed to vote in favor of adoption and approval of the merger agreement, and in favor of the advisory vote with respect to certain compensation payable or that could become payable to our named executive officers as a result of the merger. See "The Voting Agreements" beginning on page 79.

Questions and Additional Information

        If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our Investor Relations department via telephone at (972) 581-2000 or via e-mail at InvestorRelations@dgit.com, or MacKenzie Partners, Inc., our proxy solicitor, at (212) 929-5500.

Availability of Documents

        Our list of stockholders entitled to vote at the special meeting will be available for inspection at our principal executive offices at least 10 days before the special meeting.

 THE SPIN-OFF

        On August 12, 2013, our board of directors approved the distribution of all of the common stock of the spin-off company, which will contain all of the assets and liabilities of our online business, to holders of our common stock in partial redemption thereof. The spin-off company's common stock will be distributed to our stockholders on the basis of one share of spin-off company common stock for every            shares of our common stock outstanding. As a result, each of our stockholders will receive one share of spin-off common stock for every            shares of our common stock held by such stockholder on the effective date of the spin-off transaction, as more fully described in the Registration Statement on Form 10 filed by the spin-off company on            . The distribution of the spin-off company shares will be made to all stockholders of record who hold shares of our common stock on the effective date of the merger. Consummation of the merger is not a condition to the consummation of the spin-off. However, we do not intend to consummate the spin-off unless all other conditions to the merger have been satisfied.

        The spin-off is conditioned on the following:

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  the SEC shall have declared effective the spin-off company Registration Statement on Form 10, under the Securities Exchange Act of 1934, as amended (and no stop order relating to the spin-off company Form 10 shall be in effect); and

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  The holders of a majority of our issued and outstanding shares of common stock must have voted in favor of approval and adoption of the merger agreement.

        We have requested that the SEC accelerate effectiveness of the spin-off company Form 10 to            . We urge our stockholders to read carefully the spin-off company Form 10, which describes the spin-off company and the spin-off in greater detail, which will be mailed shortly after            to our stockholders holding our common stock on             . Our stockholders are also urged to read carefully our pro forma financial information that will give effect to the spin-off of our online business, which will be filed with the SEC by us in a Form 8-K on or about            .

 PARTIES TO THE MERGER

Digital Generation, Inc.
750 West John Carpenter Freeway
Suite 700
Irving, Texas 75039
(972) 581-2000

        Incorporated under the laws of Delaware, we are a leading global multiscreen advertising management and distribution platform, fueling campaign management across television, online, mobile and beyond. Through a combination of technology and services, we empower brands and advertisers to work faster, smarter and more competitively. Our product portfolio currently consists of two overarching product lines for online and video campaign management: MediaMind and VideoFusion. We are a global company that connects over 14,000 advertisers and 7,400 agencies worldwide with their targeted audiences through an expansive network of over 50,000 media destinations across television broadcast and digital advertising in 78 countries, managing approximately ten percent of the world's media assets.

        Our common stock is listed on The NASDAQ Global Select Market, referred to as Nasdaq, under the symbol "DGIT." We maintain a website at http://www.dgit.com/. Additional information regarding us is contained in our filings with the SEC. See "Where You Can Find More Information" beginning on page 90.

Extreme Reach, Inc.
75 2nd Avenue
Needham, Massachusetts 02494
(781) 577-2016

        Extreme Reach, a Delaware corporation, is a provider of cross-media video advertising solutions that span television, online, mobile and other video media. The Extreme Reach video platform enables the management, delivery and measurement of multi-screen advertising campaigns. The company's cross-media video ad delivery network is among the largest in the world. More than 3,000 advertisers and agencies look to Extreme Reach to connect and simplify their video advertising. Extreme Reach is headquartered in Needham, Mass., with offices in New York, Chicago, Burbank, Detroit, Toronto, San Francisco, Dallas, Seattle and Louisville.

Dawn Blackhawk Acquisition Corp.
c/o Extreme Reach, Inc.
75 2nd Avenue
Needham, Massachusetts 02494
(781) 577-2016

        Dawn Blackhawk Acquisition Corp. ("Acquisition Sub"), a Delaware corporation, is a wholly-owned subsidiary of Extreme Reach. Acquisition Sub was organized solely for the purpose of entering into the merger agreement with DG and completing the spin-off and merger transaction and has not conducted any business operations. Acquisition Sub currently has no material assets or liabilities, other than its rights and obligations under the merger agreement and the related documents, and has not generated any revenues or incurred material expenses other than expenses related to the merger or the financing thereof. Acquisition Sub has no employees or operations.

THE MERGER

        This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached hereto as Annex A. You should read the entire merger agreement carefully, as it is the legal document that governs the merger.

 Background of the Merger

        Following a successful career in the radio broadcasting industry, Scott K. Ginsburg invested in DG Systems, Inc., a predecessor to Digital Generation, Inc. ("we," "us," "DG" or the "Company"), becoming the Chairman and CEO in 1998. At that time, our predecessor company was an emerging electronic distributor of audio spot advertising to radio stations and video spot advertising to television broadcasters at a time when most advertising spots were distributed by means of physical analog tape delivery utilizing overnight express services. Before joining us, Mr. Ginsburg led the consolidation and de-regulation of the AM/FM radio broadcasting industry at Evergreen Media Corporation which merged with Chancellor Broadcasting Company to form Chancellor Media Corporation, culminating in the largest and most successful radio broadcasting concern in the United States.

        Mr. Ginsburg's objective was to grow DG organically and through acquisitions to form a digital, nationwide network for the delivery of advertising spots in a fail-safe, highly efficient manner, supported by broadcast confirmation and electronic billing, to utterly transform the advertising services industry.

  •
  In 2004, we acquired Source TV, which later changed its name to SourceEcreative, a provider of a complete online resource and searchable database of television commercials;

  •
  In 2004, we acquired the Broadcast Division of Applied Graphics Technologies, Inc., a distributor of program and advertising content to television and radio stations;

  •
  In 2005, we acquired Media DVX, Inc., a distributor of program and advertising content to television stations;

  •
  In 2006, we acquired FastChannel Network, Inc. ("Fastchannel") and changed our name to DG FastChannel, Inc.;

  •
  In 2007, we acquired Pathfire, Inc., a distributor of long-form third party content to broadcasters;

  •
  Also in 2007, we acquired the advertising distribution business of Point .360;

  •
  In that same year we acquired, GTN, Inc., a provider of media services to the automobile advertising market;

  •
  In 2008, we acquired the Vyvx advertising services business of Level 3 Communications, Inc., our largest acquisition at the time;

  •
  Later in 2008, we acquired Enliven Marketing Technologies Corporation to expand our customer base and service offerings;

  •
  In 2010, we acquired the operations of MatchPoint Media LLC and its affiliates, Treehouse Media Services, Inc. and Voltage Video, Inc., to bring digital distribution and digital workflow solutions to the direct advertising response marketplace; and

  •
  In April 2011, we acquired the assets of MIJO Corporation to expand our customer base and offerings in Canada.

By early 2011, we were serving 23 of the top 25 advertisers as ranked by Ad Age and over 5,000 advertising and content owners to more than 29,000 television, radio, cable, print and web publishing destinations in the U.S., Canada and Europe through our two nationwide digital networks from our Dallas and Atlanta Network Operations Centers.

Project Daylight and the MediaMind Acquisition

        Having achieved the vision laid out for us by Mr. Ginsburg, in early 2011 we retained Goldman, Sachs & Co. ("Goldman Sachs") to assist us in considering further strategic opportunities for our Company, including a possible sale. With our board of directors' authorization, Goldman Sachs contacted 34 potential parties, including operating companies and financial sponsors in a confidential process termed "Project Daylight" to gauge whether there would be interest in acquiring the Company. Of these parties, 16 signed non-disclosure agreements and received a memorandum providing certain operating and financial information regarding the Company. Extreme Reach, Inc. ("ER") expressed interest in participating in this process, but did not sign a non-disclosure agreement and was not provided a copy of the memorandum. Nine financial sponsors submitted indications of interest back to Goldman Sachs which were reviewed with our board of directors. None of the interested parties had access to a data room or management presentations as part of the Project Daylight process.

        During late winter and spring of 2011, Mr. Ginsburg and other members of management, with the support of our board of directors, identified other potential acquisition candidates for the Company. Management foresaw that online advertising via the Internet to desktops and mobile devices would capture an ever-increasing share of the total advertising dollars spent by agencies and their clients to the detriment of spending for traditional television, cable and radio spots. Although the broadcast industry was shifting to high definition ("HD") video and audio programming, and the Company was delivering an increasing number of HD ads, management believed that competing technologies and declining (or at least not growing) spending by advertisers through traditional outlets would lead to declining prices and potentially fewer deliveries for the Company's core operations over time. Accordingly, Mr. Ginsburg examined several potential acquisition candidates in the emerging online advertising delivery marketplace from publicly available sources and his personal contacts and knowledge of the industry, and reviewed his findings and preliminary assessments with the board of directors. As part of his search for and review of potential candidates, he received informal advice from Merrill Lynch, Pierce, Fenner & Smith Incorporated ("BofA Merrill Lynch") and certain other investment banks.

        In February 2011, Mr. Ginsburg and Neil Nguyen, the Company's Chief Operating Officer at that time, contacted representatives of MediaMind Technologies, Inc. ("MediaMind") to determine if MediaMind was interested in being acquired by the Company. Mr. Ginsburg had met with MediaMind representatives on occasion beginning in 2008. Recognizing that MediaMind had a world-wide presence and had developed a successful platform for the delivery of online advertising, Messrs. Ginsburg and Nguyen continued their discussions with MediaMind representatives throughout the spring of 2011.

        On June 10, 2011, following earlier meetings in which the board of directors discussed a potential acquisition of MediaMind and updates by Goldman Sachs on the Project Daylight process, the board of directors met and heard a discussion by BofA Merrill Lynch regarding financial analysis of the proposed MediaMind transaction. Representatives of Goldman Sachs also attended the meeting. The board of directors, with management's recommendation, determined that expanding our core electronic advertising delivery services from traditional outlets to an online platform would be in the Company's long term best interests. The board of directors and management believed that ownership of MediaMind by DG would offer the greatest chance for continued growth and international expansion as traditional advertising deliveries to broadcasters and cable stations in the United States would either stagnate or decline. Management also believed that advertisers and advertising agencies would begin to converge their marketing campaigns across traditional broadcast and cable outlets with Internet advertising campaigns, and that ownership of an online delivery and analytics platform would position the Company to best serve its customers and their convergence strategy. The board of directors instructed Goldman Sachs to cease the Project Daylight process, and authorized a cash tender offer to acquire all of the outstanding shares of MediaMind.

        We completed the MediaMind acquisition on July 26, 2011. On September 1, 2011, we acquired EyeWonder LLC and Chors GmbH from Limelight Networks, Inc. to further enhance our online customer base and service offerings.

        On September 30, 2011, the board of directors formed a Special Committee comprised of independent directors Jeff Rich, John Harris, and C.H. Moore (the "Special Committee") to consider a going-private transaction led by then-Company CEO Scott Ginsburg and involving one or more private equity firms, along with any alternative going-private transaction, with Mr. Rich appointed as the Chairman of the Committee. The board resolution establishing the Special Committee delegated plenary authority to the Special Committee to, among other things, negotiate a management-led buyout or any alternative going private transaction, adopt appropriate stockholder protections, including rights plans, and to determine whether any proposed going-private transaction was in the best interests of the Company and its stockholders, and to make appropriate recommendations to the board of directors. The board of directors approved total cash compensation to Mr. Rich of $25,000 for his service as Chair of the Special Committee, and total cash compensation to Messrs. Harris and Moore of $20,000 each for their service on the Special Committee. The Special Committee discontinued its activities in October 2011 upon learning that Mr. Ginsburg would not proceed with further consideration of a go-private transaction proposal.

        On November 1, 2011, following stockholder approval, we changed our name to Digital Generation, Inc. On January 1, 2012, Mr. Nguyen was promoted to President and Chief Executive Officer of DG, and Mr. Ginsburg became our Executive Chairman. On April 30, 2012, to further enhance our online platform and analytics services for our customers, we acquired Peer39 Inc., a provider of webpage level data to improve the relevance and effectiveness of online display advertising.

        Beginning in the fourth quarter of 2011 and throughout the first half of 2012, management and the board of directors discussed the continued slowdown in traditional advertising deliveries, price erosion for HD advertising spot deliveries, and the lead times necessary to develop an integrated service offering for customers to manage a convergence of advertising campaigns across all forms of online and broadcast media. Management and the board of directors further reviewed advertising agency interest in a convergence strategy for their clients and the analytical tools agencies would require to manage integrated campaigns.

Initial Discussions with Extreme Reach

        In February 2012, John Roland, Chairman and CEO of Extreme Reach, Inc. ("ER"), initiated discussions with Mr. Ginsburg regarding a possible transaction involving ER and the Company. Mr. Ginsburg and the board of directors were familiar with ER as a relatively new start-up competitor in the traditional broadcast and cable advertising delivery marketplace and knew of Mr. Roland as the former CEO of FastChannel, and a consultant to DG from June 1, 2006 to December 31, 2006 following our acquisition of FastChannel. Mr. Roland was party to a non-compete with us which expired on June 1, 2008 as part of the acquisition of FastChannel. On March 7, 2012, Mr. Roland and Tim Conley, the Chief Operating Officer of ER and an ER Director, met in Dallas, Texas with Messrs. Ginsburg and Nguyen to discuss a possible purchase of the Company's television business.

        On March 30, 2012, the board of directors met to discuss a letter from ER dated March 28, 2012, in which ER, prior to conducting financial or operational due diligence, submitted a non-binding indication of interest to acquire the Company's television business on a cash free, debt free basis for $800 million, or alternatively to purchase all of the Company's outstanding stock at $21.50 per share. ER's letter stated that its proposal was supported by Providence Equity Partners ("PEP"), a private equity fund. ER's letter was accompanied by three letters from financial institutions expressing high confidence that financing could be arranged for ER's proposals, subject to customary conditions regarding due diligence and prevailing market conditions.

        The board of directors discussed the relatively small size of ER as compared to DG and the difficulties ER would have in completing the financing for a transaction at the offer price in their non-binding indication of interest, the lack of due diligence on the Company by ER or PEP that might otherwise justify the proposal, and the potential antitrust issues associated with completing a combination with ER. The board of directors authorized Mr. Ginsburg to engage in preliminary discussions with ER. Mr. Roland followed up with two additional letters dated April 9, 2012 and April 15, 2012. Mr. Roland's April 9, 2012 letter modified ER's proposal to acquire the Company's television business on a cash free, debt free basis for $835 million, or alternatively to purchase all of our outstanding common stock to $23.00 per share. Mr. Roland's April 15, 2012 letter stated that, due to ER's perceived complexities in acquiring the assets of the television business, he believed the simplest path would be for ER to acquire all of the Company's outstanding common stock.

        On April 16, 2012, the board of directors met to review the latest proposal from Mr. Roland. Representatives from Goldman Sachs and the Company's regular outside counsel Latham & Watkins LLP ("Latham & Watkins") were in attendance. The board of directors noted again the lack of financial and operational diligence and the uncertainty of financial support from PEP. The board of directors discussed the lengthy regulatory process that a proposed combination with ER could require in light of the five month antitrust review process that DG and Level 3 Communications, Inc. underwent with the Company's acquisition of Vyvx in 2008. In that transaction DG had agreed to a reverse termination fee of $10 million payable to the seller if antitrust approval was not forthcoming, but ER and PEP appeared unwilling to agree to any reverse termination fee in connection with a regulatory review. The board of directors further noted that it was doubtful ER would have the resources to pay a meaningful fee to DG on its own without the support of PEP if the transaction floundered. The board of directors further discussed the business risk to DG during the pendency of a long review period and the potential loss of customers and revenue during that time. The board of directors nonetheless directed Mr. Ginsburg to continue a dialogue with ER, and on May 10, 2012 ER sent a further letter to DG reiterating its proposal but without further detail as to its financing resources or any commitment as to a reverse termination fee.

        On May 11, 2012, DG received an unsolicited letter from a private equity fund not connected with PEP or ER indicating an interest in acquiring the Company. On May 14, 2012, the board of directors met with representatives of Latham & Watkins to review this unsolicited letter as well as to discuss the correspondence from ER. Mr. Ginsburg reported that Mr. Roland indicated that PEP was unwilling to assume any antitrust risk associated with a combination of ER and DG, and that ER would be unwilling to guarantee a reverse termination fee payable to DG should the transaction be foreclosed on antitrust grounds. The board of directors also discussed the relative size of ER and DG, and the substantial risk that ER could not afford the proposed purchase price without much greater certainty of financial backing. The board of directors further noted that the unsolicited interest from the private equity fund would likely pose no antitrust or competitive risk to the Company and would likely close on a much faster time than any transaction with ER. The board of directors appointed a sub-committee, termed the transaction committee, consisting of Mr. Ginsburg and two independent directors, Messrs. Rich and Harris, to review ER's and the private equity firm's interests in acquiring DG, to continue discussions with both, and to report back to the board of directors. The independent directors were paid $50,000 each as additional compensation for their work on the transaction committee.

        The board of directors met again on May 31, 2012 to hear a report from the transaction committee. Management reported that ER's interest in acquiring the Company had become known generally in the market place and that ER's representatives apparently had told several customers of the Company that it would be acquiring DG soon to induce those customers to switch to ER. The board of directors discussed again the risk that any deal with ER could be substantially delayed between announcement and closing and that customers could rapidly migrate to ER or other competitors following signing of a definitive agreement. The board of directors observed again that ER on a stand-alone basis lacked the financial heft to proceed with any deal at an attractive price for DG's stockholders. Mr. Ginsburg also expressed concern that announcement of a deal could lead to loss of key employees and executive talent at DG in the event of a lengthy and uncertain financing process as well as an antitrust review. After much discussion the board of directors directed Mr. Ginsburg to cease discussions with ER, but to remain open to discussions with its private equity fund sponsor or any other third parties that could possibly surface.

        During June 2012, management prepared a draft of an initial management presentation for the transaction committee's review, and representatives of Goldman Sachs were solicited for their views on resuming the Project Daylight process from the previous year to look for potential buyers of the Company. Management made one presentation to the private equity fund that had written to the Company on May 11, 2012, and the transaction committee met with the fund's representatives and another potential financial sponsor. On July 3, 2012, the board of directors met to hear a report from the transaction committee and the committee's perception that Company stockholders would likely be interested in a transaction.

        On July 16, 2012, the board of directors met to hear a further report from the transaction committee. Mr. Rich reported that the committee had very initial contacts with several private equity funds, including some who had shown interest in the previous Project Daylight process and had previously signed non-disclosure agreements with the Company as part of that process. Mr. Rich also reported he had been contacted by Tom MacIsaac, an outside director of ER, indicating they wanted to continue discussions with the Company. Mr. Rich advised that the committee was recommending that the board of directors formally announce that it has retained Goldman Sachs to assist the Company in a strategic alternatives process. The board of directors then reviewed a draft press release and approved the announcement, and on July 16, 2012, the Company announced that the board of directors was undergoing a strategic review, with the assistance of Goldman Sachs, of "the feasibility and relative merits of various financial strategies which may include partnerships, strategic business model alternatives, a sale or other transaction." Goldman Sachs subsequently termed this process "Project Dawn."

        During the July 16 meeting the board of directors also approved a small acquisition for the Company's broadcast and cable advertising delivery business, North Country, Inc.

        On August 2, 2012, the board of directors met and heard a further update from the transaction committee. Mr. Rich reported that conversations had continued with several private equity funds regarding interest they may have in acquiring the Company, and that Mr. MacIsaac from ER remained in touch with Mr. Rich.

Strategic Alternatives Process

        Following further discussions with Goldman Sachs and Latham & Watkins, by August 3, 2012, the transaction committee concluded that the board of directors should re-establish the special committee consisting solely of non-management directors with plenary authority to run a sale process for the board of directors. A special committee process would provide assurance to financial sponsors that their interest in the Company would be considered on an impartial basis should Messrs. Ginsburg and Nguyen wish to make an offer to acquire DG. At Mr. Rich's request, Latham & Watkins contacted Kevin G. Abrams of Abrams & Bayliss LLP in Delaware to serve as special outside counsel for the special committee. On August 6, 2012, Messrs. Rich, Harris and Moore met with Mr. Abrams and representatives of Goldman Sachs (without members of management or Latham & Watkins present) to discuss contacts Goldman Sachs recently had with at least 12 financial sponsors and five strategic companies that could have an interest in the Company. Messrs. Rich, Harris and Moore and the

advisors further discussed whether management may be interested in taking the Company private, and Mr. Rich thereafter advised Mr. Ginsburg that he should cease discussions with financial sponsors but that he should provide the independent directors the names of two to three financial sponsors he would be interested in contacting about a potential management led-buyout. The advisers and Messrs. Rich, Harris and Moore also discussed steps that might be taken as part of the strategic alternatives process, including preparing an updated data room containing confidential company documents for interested parties to review subject to signing non-disclosure agreements.

        On August 9, 2012, the board of directors adopted resolutions by unanimous consent to re-appoint the special committee consisting of Messrs. Rich, Harris and Moore (the "Special Committee") to conduct a strategic alternatives process with exclusive authority to review any and all strategic alternatives, to establish a process with which to review and recommend strategic alternatives, to retain advisors, negotiate with potential parties and make one or more recommendations to the board of directors regarding a potential transaction, and to direct management to provide such information and support to the Special Committee as it and its advisors may require. On August 10, 2012, the Company announced the formation of the Special Committee by filing a Form 8-K with the Securities and Exchange Commission ("SEC").

        On August 14, 2012, the Special Committee advised Mr. Ginsburg that it would not share its list of potential acquirers of the Company with Mr. Ginsburg, Company CEO Neil Nguyen, or other members of Company management in order to maintain the integrity of the Special Committee's process.

        On August 17, 2012, Mr. Ginsburg requested an exclusive window to negotiate with the Special Committee regarding a management-led buyout ("MBO"), with the hope that a MBO could be recommended to the board of directors, with a go-shop period to follow.

        On August 19, 2012, the Special Committee met twice with its advisors. Goldman Sachs presented to the Special Committee its recommendations regarding the Special Committee's process, timeline and potential acquirers of the Company, identifying 21 potential buyers including both strategic and private equity funds. The Special Committee instructed Goldman Sachs to continue to analyze all of the Company's strategic alternatives and to contact all parties that might be interested in acquiring all or part of DG, including those parties who had previously signed non-disclosure agreements and expressed an interest in the Company during the Project Daylight process.

        On August 20, 2012, the Special Committee and Abrams & Bayliss informed Mr. Ginsburg, Mr. Ginsburg's counsel at Cleary, Gottlieb, Steen & Hamilton, LLP ("Cleary Gottlieb"), and the Company's counsel Latham & Watkins LLP that (i) the Special Committee would not provide Mr. Ginsburg with an exclusive period to negotiate a MBO proposal to acquire the Company, and (ii) Mr. Ginsburg would be permitted to speak to only a limited number of potential MBO sponsors (each a "MBO Bidder") until authorized to speak to additional MBO sponsors by the Special Committee.

        On August 20, 2012, the Meruelo Group filed a Schedule 13D with the SEC, disclosing that its affiliates had acquired 9.5% of the Company's outstanding common shares, and that the Meruelo Group may acquire additional shares and may propose one or more transactions involving the Company.

        On August 31, 2012, the Special Committee was advised by Goldman Sachs that the private equity fund that had expressed an interest in taking the Company private on May 11, 2012 was no longer interested in pursuing a transaction.

        The Special Committee met with its advisors on September 5, 2012 and determined to recommend, after consulting with Latham & Watkins and Goldman Sachs, to the full board of directors the adoption of a short term stockholder rights plan for a six-month period that would serve to dilute substantially the holdings of any stockholder, including the MBO Group, whose ownership exceeded a ten percent threshold of the outstanding shares as a result of open-market or private purchases of the Company's common shares or derivatives thereof. The board of directors adopted the rights plan as recommended by the Special Committee that day, which plan terminated on March 5, 2013. The board of directors took such action on the Special Committee's recommendation in order to protect the integrity of the strategic alternatives process.

        On September 6, 2012, the Special Committee met with its advisors to review the outreach to potential bidders being conducted by Goldman Sachs, and the status of the Company's data room to be opened to bidders willing to sign a non-disclosure agreement that would contain a one-to-two year employee non-solicitation provision and a one-to-two year standstill provision restricting the bidders from initiating a hostile offer to acquire the Company. The Special Committee also authorized Messrs. Ginsburg and Nguyen to contact a limited number of financial sponsors. On September 14, 2012, the Special Committee authorized the opening of the Company's data room, access to which would be supervised by Goldman Sachs.

        The Project Dawn process conducted by the Special Committee and its advisers included contacts with 47 potential bidders (including 24 strategic companies and 23 financial sponsors). Ultimately 12 potential bidders signed non-disclosure agreements (five strategic companies and seven financial sponsors) to gain access to the data room and receive confidential non-public information about the Company, and four sponsors and two strategic companies attended separate management presentations on the Company (without Messrs. Ginsburg or Nguyen in attendance but with at least one Special Committee member in attendance). Only three financial sponsors later attended functional area diligence presentations with managers of the Company's operating segments. The Special Committee met at least once every week during the Project Dawn process, and frequently more often, to receive and review presentations from its advisers, and occasionally met with management (other than Messrs. Ginsburg and Nguyen) and representatives from Latham & Watkins while its legal counsel was also present.

        On September 27, 2012, ER entered into a non-disclosure agreement containing an employee non-solicitation provision. PEP had entered into a non-disclosure agreement with the Company during the Project Daylight process in 2011, and renewed that agreement with the Company as part of Project Dawn. The non-disclosure agreements permitted ER and PEP to prepare a joint bid for the Company although PEP later was restricted from sharing certain Company confidential information with ER. The Company provided ER and PEP with access to a second data room that redacted certain highly sensitive information regarding Company employees and customers from the data room made available to other bidders. Representatives of PEP and ER attended a private management presentation with senior executives of the Company (without Messrs. Ginsburg or Nguyen being present) and Goldman Sachs in New York on October 1, 2012, and had follow-up diligence calls on October 11, 2012 and November 2, 2012.

        On October 23, 2012, representatives from PEP and ER attended a functional diligence meeting at Goldman Sachs' offices in New York with DG executives (other than Messrs. Ginsburg and Nguyen).

        During October and November 2012 Company representatives engaged in discussions with representatives of the Meruelo Group regarding governance matters raised by the Meruelo Group and the Meruelo Group's desire to gain seats on the board of directors. On November 1, 2012, the Clinton Group reported in a preliminary proxy statement it filed with the SEC that it beneficially owned 2.54% of the Company's outstanding common shares and that it intended to nominate three persons, including Peter Markham and Melissa Fisher, to the board of directors at the Company's next annual meeting of stockholders. On November 8, 2012, the Meruelo Group issued a press release stating that it intended to nominate persons to the board of directors, but did not identify its nominees or specify a number.

        On November 8, 2012, the Company released its financial results for the third quarter ended September 30, 2012. The Company reported a goodwill impairment charge related to the online segment of $208.2 million.

        On November 9, 2012, Goldman Sachs provided to the Special Committee a detailed presentation regarding each of the strategic alternatives available to the Company. The Special Committee reviewed the presentation and directed Goldman Sachs to continue the sale process with interested parties. On November 10, 2012, at the direction of the Special Committee, Goldman Sachs sent interested parties (who had signed non-disclosure agreements with the Company) a draft merger agreement and disclosure schedules prepared by the Company and its counsel, with instructions to submit binding offers and a final mark-up of a draft merger agreement and disclosure schedules by November 29, 2012.

        On November 15, 2012, Goldman Sachs advised the Special Committee that a limited number of parties indicated an interest in proceeding with the process, including one financial sponsor who was working with Mr. Ginsburg on a possible offer.

        The Special Committee met with its advisers on November 29, 2012. Goldman Sachs reported that only two non-binding indications of interest had been received by the deadline, and neither had been accompanied by a mark-up to the merger agreement. ER and PEP submitted a joint proposal, to acquire all of the common stock of the Company for cash at $12.50 per share, and requested a three week exclusivity period to continue diligence and to address the draft merger agreement. They also included a proposal to acquire only the television segment of DG with appropriate levels of cash and working capital for up to $600 million, subject to additional due diligence. ER's proposal did not include a mark-up of the Company's proposed merger agreement and ER indicated that it was not willing to assume any regulatory risk relating to the necessary antitrust review. The second indication of interest came from a private equity fund (Bidder No. 2), who proposed acquiring all of the common stock of the Company for cash at $12.00 per share. Bidder No. 2 confirmed that it was working with Mr. Ginsburg on a possible management-led buyout of the Company. Bidder No. 2 further advised that it would require another six weeks to complete its diligence on the Company.

        On November 30, 2012, the Company announced that it would hold its annual meeting on February 21, 2013, based upon the recommendation of the Special Committee to defer the meeting so that the Special Committee and its advisors could complete and report the results of the strategic alternatives process. The Company further announced that stockholders would have until January 18, 2013, to make nominations for directors and other proposals for consideration at the meeting.

        During December 2012 and January 2013, the Special Committee and its financial advisors engaged in parallel discussions with representatives of PEP and ER on the one hand, and Bidder No. 2 on the other. By December 6, 2012, PEP's legal counsel had submitted an issues list which noted that PEP would not agree to a specific performance clause in the draft merger agreement nor was it willing to pay a reverse termination fee to the Company should antitrust approval for the transaction not be obtained. Goldman Sachs further reported to the Special Committee on December 16, 2012 that ER was willing to increase its proposal to acquire DG to $13.00 per share by adjusting its investment arrangements with PEP. By December 16, 2012, PEP's counsel had submitted a partial mark-up to the draft merger agreement, and Bidder No. 2 submitted an issues list but noted it would not be prepared to consider a final bid until the end of January due to additional diligence it wanted to do on the Company.

        On December 21, 2012, Goldman Sachs updated the Special Committee that Bidder No. 2 was maintaining its indication of interest at $12 per share, had submitted an issues list but not a full merger agreement markup, and had highly confident financing letters from two major investment banks. The Special Committee also authorized Mr. Ginsburg to speak with private equity sponsors to explore a potential acquisition of the Company's online business.

        On January 3, 2013, ER confirmed receipt of the Special Committee's revised draft merger agreement, and offered to talk with Mr. Rich in an effort to reach agreement on some points of contention in the merger agreement.

        On January 6, 2013, Mr. Rich reported to the Special Committee that he had met with Mr. Roland and had asked ER to increase its proposal to $15 per share along with a reverse termination fee of 15% of DG's enterprise value in the event an ER-DG merger agreement failed to close due to failure to receive necessary antitrust approvals.

        During January 2013, Mr. Rich had several contacts with Mr. Roland, as well as with representatives of PEP, and Goldman Sachs also had regular contacts with PEP and ER regarding the terms of potential transaction agreements.

        On January 17, 2013, Goldman Sachs summarized for the Special Committee the terms discussed in Mr. Rich's most recent conversation with ER explaining that PEP and ER were willing to increase their proposal to $13.75 per share with a six percent reverse termination fee payable to DG should ER be unable to close due to lack of sufficient debt financing. PEP and ER remained unwilling to provide a reverse termination fee for failure of antitrust approval or to agree that DG could seek specific performance of the merger agreement should financing be available. The Special Committee discussed with its advisors the antitrust risk and uncertain financing risks arising with the PEP/ER proposal. The Special Committee and its legal advisor later heard presentations from Latham & Watkins on January 25, 2013 and January 29, 2013 concerning the antitrust risk, and discussed at those meetings the possible loss of customers and employees that could arise from a long regulatory review.

        Bidder No. 2 submitted an incomplete mark-up to the draft agreement that the Special Committee reviewed on January 22, 2013. On January 28, 2013, Bidder No. 2 advised Goldman Sachs that it was no longer interested in a transaction involving the Company noting the decline in the Company's outlook for its television business during 2013, based on continued economic uncertainty and in anticipation of further pricing erosion for HD and deliveries.

        On January 31, 2013, the Company's senior management (other than Mr. Ginsburg) and Mr. Rich held a business diligence session with the senior management of ER and PEP representatives. Mr. Rich followed up with Mr. Roland on open issues under the draft merger agreement the next day. On February 6, 2013, the Special Committee met with Messrs. Roland and Conley to review the open issues, and Messrs. Rich and Roland spoke the following day. The Special Committee became concerned about ER's ability to complete the transaction on terms previously discussed. On February 8, 2013, PEP and ER advised Goldman Sachs that they were no longer going to pursue a transaction with the Company at the present time.

        On February 10, 2013, Mr. Rich discussed with Mr. Roland the possibility that DG might be interested in acquiring ER through a stock-for-stock merger. At the Special Committee's direction, Goldman Sachs discussed with PEP whether it would be interested in an equity infusion in the Company to provide a distribution to DG's stockholders concomitant with a merger with an acquisition of ER. Mr. Rich requested Goldman Sachs to contact Bidder No. 2 about a possible investment in DG, and the Company prepared a draft term sheet to be provided to Bidder No. 2, but after brief discussions Bidder No. 2 declined any further interest. On February 12, 2013, the board of directors met with Goldman Sachs and a representative of Latham & Watkins to hear a report on the Special Committee's views and the results of the strategic alternatives process. On February 14, 2013, the Special Committee met again with Goldman Sachs to discuss the valuation expectations ER's private investors would likely have in a transaction involving the sale of ER, and the possibility of an investment in DG by PEP. The Special Committee noted that ER had not provided basic financial and operational information that would assist it in valuing ER, and that PEP was unlikely to make an acceptable offer of a preferred investment concomitant with a combination of DG and ER.

        As valuation expectations of ER and the terms of any such preferred investment by PEP or any other financial sponsor were likely to be too dilutive to existing DG stockholders, the Special Committee arranged for the Company to issue a press release on February 19, 2013, stating that the strategic alternatives process had concluded.

        Earlier, on January 9, 2013, the Company had issued a press release re-affirming that it would hold an annual meeting for the election of directors on February 21, 2013. On January 16, 2013, the Company entered into an agreement with the Clinton Group, which then held approximately 5.9% of the Company's common stock, in which the Company agreed to nominate Mr. Markham and Ms. Fisher for election to the board of directors at the upcoming meeting, and to increase the number of directors from seven to eight. The Company announced the agreement with the Clinton Group, and filed a copy of the agreement with the SEC on Form 8-K that day. The Clinton Group agreed, among other things, to vote in favor of the Company's nominees and against governance changes not recommended by the board of directors. On January 25, 2013, the Meruelo Group filed a preliminary proxy statement with the SEC to nominate four individuals to the board of directors, but agreed with the Company to withdraw its nominees and proposals on February 6, 2013, upon the Company agreeing to dismiss certain litigation it had filed against the Meruelo Group in Delaware Chancery Court. At the Company's annual meeting held on February 21, 2013, David Kantor was re-elected to the board of directors for a three year term, and Mr. Markham and Ms. Fisher were also elected to three year terms as directors. At the first meeting of the new board of directors following the annual meeting, the board of directors, with the Special Committee's concurrence, voted unanimously to dissolve the Special Committee. Mr. Rich received $150,000 in the aggregate for his service as Chair of the Special Committee in connection with the strategic alternatives process, and Messrs. Harris and Moore received total cash compensation of $120,000 each for their service on the Special Committee in connection with the strategic alternatives process.

        On February 26, 2013, Mr. Roland sent a letter to Mr. Markham and Ms. Fisher that they shared with the board of directors. Mr. Roland expressed a desire to meet with Mr. Markham and Ms. Fisher to discuss ER's continued interest in a merger of ER and DG in which the DG stockholders could receive some cash and shares in a combined company, but he omitted to state any proposed exchange ratio or his valuation expectations for ER. On March 1, 2013, after consulting with the board of directors, Sean Markowitz, General Counsel of DG, replied to Mr. Roland that despite repeated requests for financial information and diligence on ER by the Special Committee's representatives during the Project Dawn process, ER had refused to provide any information with which DG and its advisors could reach a fair valuation of ER. Mr. Markowitz's letter reminded Mr. Roland of ER's obligations under its non-disclosure agreement with DG, and noted that PEP had never made an offer to invest in a combined company for the Special Committee or the board of directors to consider.

        On March 11, 2013, Mr. Roland certified to DG that ER had destroyed all confidential information regarding the Company it had obtained through DG's strategic alternatives process.

        The board of directors met on March 13, 2013 and discussed an unsolicited letter the Company had recently received from a financial sponsor that had not participated in either the Project Dawn or Project Daylight process. The letter stated the financial sponsor would like to discuss a possible acquisition of the Company, but did not propose specific terms. Mr. Ginsburg reported on a meeting he had in early March 2013 with the owner of a large strategic competitor of the Company to assess any interest it might have in joining forces with DG. After the discussion, the board of directors concluded that given the thoroughness of the strategic alternatives process conducted over a seven-month period, it would direct management to focus on the business at hand and not pursue further discussions at this time.

Discussions with Extreme Reach and Spectrum Equity

        On November 28, 2012, the Company obtained an arbitration award against a former employee of the Company that had gone to work for ER in January 2012. The parties discussed potentially resolving the matter in late April 2013, and Mr. Roland indicated to Mr. Ginsburg that ER remained interested in an acquisition of the Company's television business for cash. The board of directors discussed this latest overture from Mr. Roland at a meeting on May 2, 2013.

        On May 9, 2013, ER announced that Spectrum Equity ("Spectrum"), a growth private equity firm focused on information technology, had invested over $50,000,000 in ER for a minority stake. Recognizing that with this new equity infusion ER apparently was no longer backed by PEP, Mr. Ginsburg discussed informally with the board of directors the possibility of approaching ER to determine if its new financial backer would meaningfully assist in a transaction involving DG's television business. After these informal discussions with the members of the board of directors, Mr. Ginsburg contacted Mr. Roland in late May 2013. Mr. Ginsburg reported to the board of directors at a meeting held on June 3, 2013, that ER was interested and believed its new investor would back a deal, and that he had arranged to meet with Mr. Roland in a few days hence. The board of directors directed Mr. Ginsburg to proceed. Messrs. Ginsburg and Roland met in Boston and reviewed possible terms of a deal on June 5, 2013.

        On June 7, 2013, ER agreed to amend its existing non-disclosure agreement entered into as part of the Project Daylight process with the Company to extend the confidentiality period under the agreement to September 28, 2014.

        On June 11, 2013, the board of directors met to hear a report from Mr. Ginsburg on his discussions with Mr. Roland. Mr. Ginsburg advised that he believed ER, supported by Spectrum, would offer up to $500 million to acquire the Company's television business. He reported that, after conferring with Latham & Watkins, should a deal be reached with ER, he would recommend the board of directors consider a spin-off of the Company's online segment pro rata to stockholders followed by a merger of the Company with ER. A representative of Latham & Watkins explained that this approach would be a taxable transaction to the Company and its stockholders but that given the high basis the Company has in its recently acquired online businesses there should be no corporate level tax. Mr. Ginsburg noted that the stockholders could receive some cash in the transaction to cover any tax they may incur, depending upon their basis in their shares. Proceeds of the transaction, in addition to covering a distribution to stockholders, would be used to pay-off all Company debt, and the new online company would emerge debt free. Mr. Ginsburg declared that his objective would be to negotiate a transaction by which the new online company would retain all of DG's cash and working capital to provide a strong opening balance sheet for the online business.

        Following the board of directors meeting on June 11, 2013, Mr. Ginsburg had several discussions with Mr. Roland over terms of a possible deal, and the Company opened a data room to provide ER with access to confidential information regarding its television business. On June 21, 2013, Mr. Ginsburg sent a proposed set of terms to Mr. Roland proposing a purchase price for the television business of $475 million to $525 million, a reverse termination fee for antitrust failure of $10 million and an $18 million reverse termination fee should ER not be able to obtain its financing. Mr. Ginsburg's proposed terms also included an $18 million termination fee should DG receive a better offer from a third party after the deal is announced, and a seller-friendly material adverse change definition. Mr. Ginsburg's terms also provided for a $100 million equity sponsor guarantee from Spectrum.

        Mr. Roland responded on June 24, 2013, countering with the same price range but with the requirement that DG provide normalized working capital for the television business. His proposed terms included the $10 million antitrust reverse termination fee, and a $15 million reverse termination fee if ER could not obtain financing terms acceptable to ER in its sole discretion. His proposed terms did not include a sponsor guaranty from Spectrum, and requested a $10 million fee from DG should the Company's stockholders vote against the transaction. ER's counsel provided some comments on the material adverse change definition.

        The board of directors met on June 26, 2013 to review the exchange of proposed terms with Mr. Ginsburg. Latham & Watkins had provided a draft merger agreement to the board of directors prior to the meeting, which the board of directors reviewed and discussed during the meeting. The draft provided for firm commitment equity and debt financing letters to be delivered by ER to the Company at the time of signing. It further included a proposed 40-day go-shop period to enable the board of directors to solicit higher offers after signing and before the Company's stockholder vote, with a termination fee of $15 million payable to ER should the board of directors accept a higher offer. After discussion, the board of directors unanimously recommended that Mr. Ginsburg and management proceed on negotiations with ER.

        On June 29, 2013, Latham & Watkins provided a draft of the merger agreement and a sponsor guarantee to ER's counsel. ER responded with an issues list on July 3, 2013 with a proposed price of $475 million but allowing the new online company to retain all of DG's cash. The television business' working capital was not specifically addressed, but ER still expected to be delivered a normalized level of working capital at closing. The issues list proposed a limited specific performance provision should financing be available, a reverse termination fee for antitrust failure of $10 million, a sponsor guarantee limited to the amount of a reverse termination fee, and an expense fee of $8 million payable by DG to ER should the DG stockholders vote against the transaction. ER also expected there would be no go-shop period after signing and only a limited right for the board of directors to respond to an unsolicited superior proposal before the DG stockholder vote. Discussion continued between Messrs. Ginsburg and Roland, and counsel for the parties. ER also advised that the new online company would have to agree not to compete with ER in the television business for a five-year period after closing, and that Messrs. Ginsburg and Nguyen would be required to agree to the same non-compete terms. ER also stated that Messrs. Ginsburg and Nguyen would be expected to enter into customary support agreements to vote their DG shares in favor of the transaction.

        Counsel for the parties exchanged comments on the draft of the merger agreement as negotiations continued. On July 11, 2013, the board of directors met to hear a status report from Mr. Ginsburg, who reported that ER's latest offer was a purchase price of $487.5 million with ER obtaining all of the working capital of the television business, and that his counteroffer back to ER was a purchase price of $512.5 million with the new online company keeping the working capital. He observed that he believed that he could achieve an overall value of approximately $500 million from ER in the form of cash and the working capital going to the new online company to be owned by the DG stockholders. The board of directors also discussed Mr. Ginsburg's recommendation to retain BofA Merrill Lynch as financial advisor to the board of directors in connection with the transaction.

        Counsel for ER submitted a markup to the merger agreement draft on July 11, 2013, and Latham & Watkins responded with a further draft on July 15. Counsel exchanged further drafts on July 19 and July 22, and the Company provided a draft disclosure schedule to ER on July 19, 2013.

        On July 23, 2013, Mr. Ginsburg and other DG managers met in New York with Mr. Roland, James Quagliaroli from Spectrum, and other ER managers to review open issues and address further diligence questions from ER. In discussing the timing for a potential signing and public announcement for the proposed transaction and acknowledging the lengthy process which would be required to secure committed debt financing, DG's representatives considered ER's proposal that ER obtain highly confident letters from debt financing sources backed by a sufficient equity financing commitment from Spectrum.

        The board of directors met again on July 24, 2013 to hear a further update on the negotiations from Mr. Ginsburg. He reported that ER had agreed, subject to final documentation and due diligence, to a purchase price of $480 million with all of the television business working capital to be assigned to the new online company. He reported further that $5 million in the aggregate would be paid by ER at closing to himself and Mr. Nguyen for extended five year non-compete agreements. The board of directors noted that Messrs. Ginsburg and Nguyen's current employment agreements provided for only one-year non-competition covenants after their departure from the Company and that additional compensation would be necessary to extend the terms by an additional four years. Latham & Watkins reviewed with the board of directors the exchange of drafts of the merger agreement with ER's counsel, noting that ER had agreed to a specific performance provision, to a fiduciary out for the board of directors should an unsolicited better offer from a financial point of view be received after signing with payment of a termination fee of $15 million to ER, and to the antitrust reverse termination fee of $10 million and the financing reverse termination fee of $15 million. Latham & Watkins further reported that ER continued to seek an expense fee of $7.5 million should the DG stockholders reject the deal, and Mr. Ginsburg suggested a counter of up to $2 million against reasonably documented expenses. The board of directors unanimously agreed that Mr. Ginsburg should proceed with negotiations. The board of directors further appointed a "SpinCo Committee" consisting of Messrs. Ginsburg, Nguyen, Harris and Markham to begin initial planning for the new online company.

        Between July 26, 2013 and August 2, 2013 Latham & Watkins provided further drafts of the merger agreement to ER's counsel along with draft ancillary agreements including a separation agreement, a transition services agreement, a tax matters agreement, an employee matters agreement and forms of non-competition and support agreements for Messrs. Ginsburg and Nguyen. Counsel continued to exchange drafts and Messrs. Ginsburg and Roland continued with their discussions.

        On July 31, 2013, DG entered into an engagement letter with BofA Merrill Lynch to provide financial advisory services.

        On August 2, 2013, the board of directors met in an all-day meeting to hear an update on the negotiations and status of the draft agreements, and a discussion by BofA Merrill Lynch with respect to certain financial aspects of the proposed transaction. Mr. Ginsburg reported that ER had tentatively agreed to a purchase price of $486 million with the new online company keeping all of the Company's cash and working capital and that ER was finalizing its diligence. Mr. Ginsburg and representatives from BofA Merrill Lynch discussed the financing that ER was seeking in connection with the transaction, noting that ER reported it would not be able to obtain firm commitment financing by the anticipated signing of the merger agreement in early August, given the pace of the negotiations and the length of the regulatory review period expected between signing and closing. The board of directors discussed with representatives of BofA Merrill Lynch the possible financing risks associated with the transaction. Latham & Watkins also reviewed for the Board the risks of obtaining final approval of the merger agreement under the Hart-Scott-Rodino review process by the antitrust enforcement agencies. Finally, at the board of directors' request, Latham & Watkins reviewed the directors' fiduciary responsibilities with respect to their approval of the proposed transaction and a recommendation by the board of directors to the stockholders that they vote in favor of the transaction.

        Discussions between the parties and their representatives continued over the weekend of August 3 and 4, 2013, and counsel continued to exchange comments on the draft agreements. Spectrum Equity advised that it would provide a sponsor equity guarantee of $47 million in the transaction, less than a guarantee of $80 to $100 million that DG's representatives had sought. ER provided draft highly confident letters from JP Morgan and Sun Trust of up to $475 million in term loan financing for the transaction.

        On August 5, 2013, the board of directors met to review the progress on the documentation and continued negotiations over the weekend. Representatives of BofA Merrill Lynch provided financial analysis with respect to the proposed transaction and discussed financing material provided by ER, including the draft highly confident letters addressed to ER from its two commercial banks. ER appeared to settle on a purchase price of $485 million and separate payments of $6 million in the aggregate in exchange for five year non-compete agreements with Messrs. Ginsburg and Nguyen. Latham & Watkins reported that ER had agreed to provide an irrevocable letter of credit of $10 million to backstop the reverse termination fees payable to the Company should regulatory approval or financing not be forthcoming. The board of directors reviewed the financing risks with an equity guarantee of only $47 million from Spectrum.

        During the evening of August 5, 2013, Spectrum Equity advised that it was unwilling to increase the amount of its sponsor equity guarantee of $47 million in light of the debt financing apparently available to ER as contemplated by the draft highly confident letters from the two banks. Mr. Ginsburg believed that, given uncertainty in debt financing markets, more equity could be required and proposed that the new online company provide additional equity financing for ER of $40 million that would be pari passu with Spectrum Equity's equity investment of $47 million. Mr. Ginsburg believed a total equity commitment of $87 million would significantly reduce the risk to DG that ER would have difficulty financing the transaction. As a condition for this additional equity support, Mr. Ginsburg required a commitment fee of $5 million payable by ER at the closing to the new online company should ER opt not to take the additional investment.

        On August 6, 2013, the board of directors met again with representatives of BofA Merrill Lynch and Latham & Watkins to discuss the proposed transaction and the additional equity financing offered to ER and Spectrum Equity on behalf of the new online company by Mr. Ginsburg. Mr. Nguyen reported that given his work in the television and radio spot delivery business and the possible uncertainty with respect to a long-term role with the online company lasting at least five years, he would be uncomfortable with the five year non-compete agreement that ER was insisting that he sign. After discussion, the board of directors agreed that he and Mr. Ginsburg could be paid up to $6 million in aggregate consideration by ER for their five year non-compete agreements, and Mr. Ginsburg agreed he would forfeit $1,000,000 of change-in-control payments that would be payable to him under his existing employment agreement with DG. Mr. Nguyen also agreed he would forfeit $500,000 of change-in-control payments that would be payable to him under his existing employment agreement with DG.

        On August 6, 2013, representatives of BofA Merrill Lynch held a call with ER to discuss ER's financial forecasts which were made available only to BofA Merrill Lynch (and not to the board of directors or DG management).

        On August 7, 2013, the board of directors met and BofA Merrill Lynch reported on the previous day's diligence call with ER. The board of directors directed Mr. Ginsburg to proceed with final negotiations with the possibility of announcing a transaction later during the week. During the evening of August 7, 2013, Mr. Ginsburg learned from Mr. Roland that Spectrum continued to be unwilling to agree to an investment in ER by the new online company and that Spectrum desired to finance the proposed transaction with bank debt as proposed and not increase the amount of committed equity financing. Mr. Ginsburg told Mr. Roland he would be cutting off negotiations based on the risk that such debt financing may not be available by the time of closing without a larger equity commitment from Spectrum, and he so advised members of the board of directors that evening. Latham & Watkins immediately ceased work on the definitive documentation for the transaction.

        By August 9, 2013, the parties were back in discussions, with Mr. Roland advising Mr. Ginsburg that Spectrum was willing to reconsider a possible investment by the new online company of $40 million should it be necessary for ER to complete the bank financing at closing, on the condition that ER could redeem the investment for $45 million in cash up to the first anniversary of the closing at ER's option. The proposed investment would be pari passu with the $47 million preferred equity investment by Spectrum, except that the preferred equity issued to the new online company would have only ER board of directors observation rights and would not have voting rights with respect to ER's directors. Concluding that this would meet his objective of mitigating the debt financing risk for the transaction that he foresaw, Mr. Ginsburg informed members of DG's board of directors and re-opened final negotiations. Over the weekend counsel for both parties worked to complete the definitive documentation.

        The board of directors met to review the final documentation during the afternoon of August 12, 2013 with its advisors and to hear a final report from Mr. Ginsburg. Representatives of BofA Merrill Lynch and Latham & Watkins reported on the terms of the possible investment in ER by the online company and the $5 million commitment fee payable by ER should it elect at closing not to take the investment from the spin-off company. Mr. Ginsburg and Latham & Watkins also reported that ER had agreed in the merger agreement to provide firm commitment financing papers to DG at least seven days prior to the special meeting that the board of directors will call for the DG stockholders to vote on the proposed transaction. Latham & Watkins provided a further discussion on the fiduciary duties of the board of directors with respect to its consideration of the proposed transaction. The board of directors discussed the cash proceeds that would be available for distribution to the stockholders following the pay-off of the Company's indebtedness at closing, and determined it would plan on a per share distribution of approximately $3.00 subject to possible adjustment as the closing date approaches. Also at this meeting, BofA Merrill Lynch reviewed with the board of directors its financial analysis of the transaction and delivered to the board of directors an oral opinion, which was confirmed by delivery of a written opinion dated August 12, 2013, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the aggregate purchase price to be paid by Extreme Reach pursuant to the merger agreement, was fair, from a financial point of view, to the Company. The board of directors deliberated on the transaction and unanimously approved the merger agreement and the transactions contemplated thereby.

        Messrs. Nguyen and Roland signed the merger agreement later that evening and the Company issued a press release announcing the transaction. The Company filed the press release and a copy of the merger agreement on Form 8-K with the SEC early in the morning of August 13, 2013.

Recommendation of the Board of Directors and Reasons for the Merger

        Our board of directors, acting with advice and assistance of its outside financial and legal advisors, unanimously approved the transactions contemplated by the merger agreement, including the spin-off and merger transaction, and determined that the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the spin-off and merger transaction, are advisable, fair to and in the best interests of the Company and our stockholders. Our board of directors recommends that you vote "FOR" adoption and approval of the merger agreement.

        In the course of reaching its determination, the board of directors considered a number of material factors, which in the opinion of the board of directors supported the merger, including the following:

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  the possible alternatives to a sale of DG, including continuing to operate as an independent company or continuing the auction process, and the risks and uncertainties associated with such alternatives, which alternatives the board of directors determined to be less favorable to our stockholders than the merger under the merger agreement with Extreme Reach;

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  the fact that the merger consideration is all cash, in U.S. dollars, which provides certainty of value to our stockholders;

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  the fact that the transaction followed an extended auction process in which 47 strategic and financial bidders were solicited and interested parties were allowed to conduct extensive due diligence on our television business and propose to acquire it;

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  the opinion of BofA Merrill Lynch, dated August 12, 2013, to our board of directors as to the fairness, from a financial point of view, and as of the date of the opinion, of the aggregate purchase price to be paid by Extreme Reach pursuant to the merger agreement, as more fully described in the section entitled "The Merger—Opinion of Our Financial Advisor" beginning on page 40;

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  the fact that our stockholders, as a result of their receipt of shares of the spin-off company in connection with the spin-off, will have the opportunity to continue to participate in any future earnings or growth of our online business and to benefit from any appreciation in the value of our online business, including any appreciation in value that could be realized as a result of improvements to the operations of our online business after the spin-off;

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  the fact that receipt of third party consents is not a condition to the completion of the merger;

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  the terms of the merger agreement and the related agreements, including:

  o
  our ability, under certain circumstances, to terminate the merger agreement in order to accept a financially superior proposal, subject to paying a break fee of $15 million;

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  our ability, under certain circumstances, to furnish information to and conduct negotiations with third parties regarding other proposals;

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  the ability of our board of directors, under certain circumstances, to change its recommendation that our stockholders vote in favor of the adoption and approval of the merger agreement; and

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  the availability of appraisal rights to our stockholders who comply with all of the required procedures under Delaware law, which allows such holders to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery.

        Our board of directors also considered a variety of risks and other potentially negative factors concerning the merger, including the following:

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  the fact that our stockholders will not participate in any future earnings or growth of our television business and will not benefit from any appreciation in our value (except with respect to shares of the spin-off company that may be received in connection with the spin-off), including any appreciation in value that could be realized as a result of improvements to our operations;

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  the fact that the transaction is subject to antitrust review;

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  the risk as to Extreme Reach obtaining the required debt financing to consummate the transaction, notwithstanding that the Company has reduced this risk through its agreement to provide $40 million of equity financing if needed to complete the transaction;

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  the risks and costs to us if the merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential effect on our business and our relationships with distributors and other customers;

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  the requirement that we pay a break fee of either $15 million or expenses of up to $7.5 million, depending on the circumstances surrounding termination of the merger agreement, if our board of directors accepts a superior proposal or the merger agreement is terminated under certain other circumstances;

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  the effects of the non-compete agreement to which the spin-off company is party;

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  the effects of the change of control on our management team;

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  the fact that an all cash transaction will be taxable to our stockholders that are U.S. persons for U.S. federal income tax purposes; and

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  the restrictions on the conduct of our business prior to the completion of the merger, requiring us to conduct our business only in the ordinary course, subject to specific limitations, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the merger.

        The foregoing discussion summarizes the material factors considered by the board of directors in its consideration of the merger. After considering these factors, as well as others, the board of directors concluded that the positive factors related to the merger agreement and the spin-off and merger transaction significantly outweighed the potential negative factors and the merger agreement and the spin-off and merger transaction were advisable and in the best interests of the Company and our stockholders. In view of the wide variety of factors considered by the board of directors, and the complexity of these matters, the board of directors did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the board of directors may have assigned different weights to various factors. Our board of directors unanimously recommended the merger agreement and the spin-off and merger transaction based on the totality of the information presented to and considered by it.

Opinion of Our Financial Advisor

        We retained BofA Merrill Lynch to act as our financial advisor in connection with the merger. BofA Merrill Lynch is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We selected BofA Merrill Lynch to act as the Company's financial advisor in connection with the merger on the basis of BofA Merrill Lynch's experience in transactions similar to the merger, its reputation in the investment community and its familiarity with us and our business.

        On August 12, 2013, at a special meeting of our board of directors held to evaluate the merger, BofA Merrill Lynch delivered to our board of directors an oral opinion, which was confirmed by delivery of a written opinion dated August 12, 2013, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the aggregate consideration of $485 million in cash (the "aggregate purchase price") to be paid by Extreme Reach pursuant to the merger agreement was fair, from a financial point of view, to us.

        The full text of BofA Merrill Lynch's written opinion to the Company's board of directors, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex C to this document and is incorporated by reference herein in its entirety. The following summary of BofA Merrill Lynch's opinion is qualified in its entirety by reference to the full text of the opinion. BofA Merrill Lynch delivered its opinion to our board of directors for the benefit and use of our board of directors (in its capacity as such) in connection with and for purposes of its evaluation of the aggregate purchase price from a financial point of view. BofA Merrill Lynch's opinion does not address any other aspect of the merger and no opinion or view was expressed as to the relative merits of the spin-off and merger in comparison to other strategies or transactions that might be available to us or in which we might engage or as to our underlying business decision to proceed with or effect the merger. BofA Merrill Lynch's opinion does not address any other aspect of the spin-off and merger and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the spin-off, the proposed merger or any related matter.

        In connection with rendering its opinion, BofA Merrill Lynch:

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  reviewed certain publicly available business and financial information relating to us, including with respect to the portion of our business that is not the subject of the spin-off (the "television business");

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  reviewed certain internal financial and operating information with respect to the business, operations and prospects of the television business furnished to or discussed with BofA Merrill Lynch by our management, including certain financial forecasts relating to the television business prepared by our management, referred to herein as the "television business forecasts";

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  discussed the past and current business, operations, financial condition and prospects of the television business with members of our senior management;

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  compared certain financial and stock market information of the television business with similar information of other companies BofA Merrill Lynch deemed relevant;

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  compared certain financial terms of the merger to financial terms, to the extent publicly available, of other transactions BofA Merrill Lynch deemed relevant;

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  reviewed a draft, dated August 12, 2013, of the merger agreement (referred to in this section as the draft merger agreement); and

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  performed such other analyses and studies and considered such other information and factors as BofA Merrill Lynch deemed appropriate.

        In arriving at its opinion, BofA Merrill Lynch assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of our management that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the television business forecasts, BofA Merrill Lynch was advised by us, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of our management as to the future financial performance of the television business. BofA Merrill Lynch did not make or was not provided with any independent evaluation or appraisal of our assets or liabilities (contingent or otherwise) or the television business, nor did it make any physical inspection of our properties or assets or our television business. BofA Merrill Lynch did not evaluate the solvency or fair value of us, our television business, the spin-off company or Extreme Reach under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Merrill Lynch assumed, at our direction, that the spin-off and the merger would be consummated in accordance with their terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the spin-off and the merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on us, the television business or the contemplated benefits of the merger.

        BofA Merrill Lynch expressed no view or opinion as to the spin-off or any terms or other aspects of the merger (other than the aggregate purchase price to the extent expressly specified in its opinion), including, without limitation, the form or structure of the merger, the value of the per share merger consideration when and if actually distributed to holders of our common stock, any allocation of the aggregate purchase price among creditors or holders of our common stock, the potential equity investment by the spin-off company in Extreme Reach or any other adjustments to the aggregate purchase price. BofA Merrill Lynch expressed no view or opinion as to any such matters. BofA Merrill Lynch was not requested to, and did not, solicit indications of interest or proposals from third parties regarding a possible acquisition of all or any part of us or any alternative transaction, but it was provided with information by us regarding the scope and results of the review of our strategic alternatives conducted by a special committee of our board of directors between August 2012 and February 2013. BofA Merrill Lynch's opinion was limited to the fairness, from a financial point of view, to us of the aggregate purchase price to be paid by Extreme Reach pursuant to the merger agreement, and no opinion or view was expressed with respect to any consideration received in connection with the spin-off or the merger by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the spin-off or the merger, or class of such persons, relative to the aggregate purchase price. Furthermore, no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to us or in which we might engage or as to our underlying business decision to proceed with or effect the merger. In addition, BofA Merrill Lynch expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the spin-off, the merger or any related matter. Except as described above, we imposed no limitations on the investigations made or procedures followed by BofA Merrill Lynch in rendering its opinion.

        BofA Merrill Lynch's opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Merrill Lynch as of, the date of its opinion. It should be understood that subsequent developments may affect its opinion, and BofA Merrill Lynch does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Merrill Lynch's opinion was approved by BofA Merrill Lynch's Americas Fairness Opinion Review Committee.

        The following represents a brief summary of the material financial analyses presented by BofA Merrill Lynch to our board of directors in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Merrill Lynch, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Merrill Lynch. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Merrill Lynch.

  The Company Financial Analyses.

        Selected Publicly Traded Companies Analysis.    BofA Merrill Lynch reviewed publicly available financial and stock market information for us and the following six publicly traded companies that are involved with digital data distribution:

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  j2 Global, Inc.

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  National Cinemedia, Inc.

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  Earthlink, Inc.

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  Internap Network Services Corporation

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  Brightcove Inc.

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  Limelight Networks, Inc.

BofA Merrill Lynch reviewed, among other things, enterprise values of the selected publicly traded companies, calculated as equity values based on closing stock prices on August 9, 2013, plus debt, plus preferred stock, plus minority interest, less cash, less short-term investments, less long-term investments, as a multiple of estimated calendar year 2013 and calendar year 2014 revenue and earnings before interest, taxes, depreciations and amortization, commonly referred to as EBITDA. BofA Merrill Lynch then applied calendar year 2013 enterprise value/revenue multiples of 0.5x to 4.25x derived from the selected publicly traded companies to the television business's calendar year 2013 estimated revenue and applied calendar year 2014 enterprise value/revenue multiples of 0.47x to 4.20x derived from the selected publicly traded companies to the television business's calendar year 2014 estimated revenue. BofA Merrill Lynch also applied calendar year 2013 enterprise value/EBITDA multiples of 4.7x to 9.9x derived from the selected publicly traded companies to the television business's calendar year 2013 estimated EBITDA and applied calendar year 2014 enterprise value/EBITDA multiples of 4.6x to 8.9x derived from the selected publicly traded companies to the television business's calendar year 2014 estimated EBITDA. Estimated financial data of the selected publicly traded companies were based on publicly available research analysts' estimates and estimated financial data of the television business were based on the television business forecasts. This analysis indicated the following approximate implied per share equity value reference ranges for the television business, which reference ranges were adjusted, to reflect $40,000,000 of underfunded operating net working capital per our management for the television business immediately following the consummation of the merger, as compared to the aggregate purchase price:

Implied Enterprise Value Reference Ranges for the television business ($ millions)
2013E EV/Revenue	2014E EV/Revenue	2013E EV/EBITDA	2014E EV/EBITDA	Aggregate Purchase Price ($ millions)
$70.5 - $897.0	$56.5 - $821.5	$397.0 - $880.5	$353.0 - $720.0	$485.0

        No company used in this analysis is identical or directly comparable to the television business. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which the television business was compared.

        Selected Precedent Transactions Analysis.    BofA Merrill Lynch reviewed, to the extent publicly available, financial information relating to the following 19 selected transactions involving companies that are involved with digital data distribution:

Acquiror	Target
• Cinven Group Ltd.	• Host Europe Group Ltd.
• Warburg Pincus LLC/GS Capital Partners (Goldman Sachs)	• Endurance International Group
• Web.com Group, Inc.	• Network Solutions, LLC
• ValueClick, Inc.	• Dotomo, Inc.
• Windstream Corporation	• PAETEC Holding Corp.
• Level 3 Communications, Inc.	• Global Crossing Limited
• Time Warner Cable Inc.	• NaviSite, Inc.
• EarthLink, Inc.	• One Communications Corp.
• Layered Technologies, Inc.	• GSI Hosting
• Windstream Corporation	• Hosted Solutions Acquisition, LLC
• Earthlink, Inc.	• ITC^DeltaCom, Inc.
• GI Partners	• SoftLayer Technologies, Inc.
• Savvis, Inc.	• Fusepoint, Inc.
• Oak Hill Capital Partners	• ViaWest, Inc.
• Limelight Networks, Inc.	• EyeWonder, Inc.
• Publicis Group SA	• Razorfish, Inc.
• Akamai Technologies, Inc.	• Netli, Inc.
• Level 3 Communications, Inc.	• Savvis, Inc. (CDN assets)
• Akamai Technologies, Inc.	• Nine Systems Corporation

BofA Merrill Lynch reviewed transaction values, calculated as the enterprise value implied for the target company based on the consideration payable in the selected transaction, as a multiple of the target company's one-year forward estimated EBITDA. BofA Merrill Lynch then applied one-year forward EBITDA multiples of 5.0x to 10.0x, derived from the selected transactions to the television business's next 12 months EBITDA. Estimated financial data of the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. Estimated financial data of the television business were based on the television business forecasts. This analysis indicated the following approximate enterprise value reference ranges, which reference ranges were adjusted, to reflect $40,000,000 of underfunded operating net working capital per our management for the television business immediately following the consummation of the merger, as compared to the aggregate purchase price:

Implied Enterprise Value Reference Ranges for the television business NTM EBITDA ($ millions)	Aggregate Purchase Price ($ millions)
$344.5 - $729.0	$485.0

        No company, business or transaction used in this analysis is identical or directly comparable to the television business or the merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which the television business and the merger were compared.

        Discounted Cash Flow Analysis.    BofA Merrill Lynch performed a discounted cash flow analysis of the television business to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that the television business was forecasted to generate during the television business's calendar years 2014 through 2018 based on the television business forecasts. BofA Merrill Lynch calculated terminal values for the television business by applying perpetuity growth rates of negative 4.0% to 0.0% to the television business's revenue. The cash flows and terminal values were then discounted to present value as of December 31, 2013 using discount rates ranging from 8.0% to 10.0%, which were based on an estimate of the television business's weighted average cost of capital. The television business forecasts were adjusted to reflect $40,000,000 of underfunded operating net working capital per our management. This analysis indicated the following approximate implied enterprise value reference ranges for the television business, as compared to the aggregate purchase price:

Implied Enterprise Value Reference Range for the television business ($ millions)	Aggregate Purchase Price ($ millions)
$193.5 - $305.0	$485.0

  Miscellaneous

        As noted above, the discussion set forth above is a summary of the material financial analyses presented by BofA Merrill Lynch to our board of directors in connection with its opinion and is not a comprehensive description of all analyses undertaken by BofA Merrill Lynch in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Merrill Lynch believes that its analyses summarized above must be considered as a whole. BofA Merrill Lynch further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Merrill Lynch's analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

        In performing its analyses, BofA Merrill Lynch considered industry performance, general business and economic conditions and other matters, many of which are beyond our control and the control of Extreme Reach. The estimates of the future performance of the television business and Extreme Reach in or underlying BofA Merrill Lynch's analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Merrill Lynch's analyses. These analyses were prepared solely as part of BofA Merrill Lynch's analysis of the fairness, from a financial point of view, of the aggregate purchase price to be paid by Extreme Reach pursuant to the merger agreement and were provided to our board of directors in connection with the delivery of BofA Merrill Lynch's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Merrill Lynch's view of the actual values of the television business.

        The type and amount of consideration payable in the merger was determined through negotiations between us and Extreme Reach, rather than by any financial advisor, and was approved by our board of directors. The decision to enter into the merger agreement was solely that of our board of directors. As described above, BofA Merrill Lynch's opinion and analyses were only one of many factors considered by our board of directors in its evaluation of the proposed merger and should not be viewed as determinative of the views of our board of directors or management with respect to the merger or the aggregate purchase price.

        The Company has agreed to pay BofA Merrill Lynch for its services in connection with the merger an aggregate fee of $3,000,000, a portion of which was payable in connection with its opinion and a significant portion of which is contingent upon the completion of the merger. The Company also has agreed to reimburse BofA Merrill Lynch for its expenses incurred in connection with BofA Merrill Lynch's engagement and to indemnify BofA Merrill Lynch, any controlling person of BofA Merrill Lynch and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.

        BofA Merrill Lynch and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Merrill Lynch and its affiliates invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations), of us, Extreme Reach, the spin-off company and our and their respective affiliates.

        BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to the Company and have received or in the future may receive compensation for the rendering of these services, including having acted or acting as a financial advisor to the Company in connection with its acquisitions of MediaMind Technologies, Inc. and EyeWonder, LLC in 2001 and having acted or acting as joint lead arranger and joint bookrunner for, and a lender under, a certain credit facility of the Company.

        In addition, BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to Spectrum Equity Investors VI, LP, an affiliate of Extreme Reach ("Spectrum"), and certain of its affiliates and portfolio companies and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as arranger and bookrunner for, and/or lender to, certain of Spectrum's affiliates and portfolio companies, (ii) having acted or acting as underwriter, initial purchaser and placement agent for a follow-on equity offering undertaken by an affiliate of Spectrum, and (iii) having provided or providing certain treasury and trade services and products to certain of Spectrum's affiliates and portfolio companies.

Interests of Our Directors and Executive Officers in the Merger

        Members of our board of directors and our executive officers may have interests in the merger that are in addition to, or different from, the interests of our other stockholders. Our board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and in making the recommendation that our stockholders adopt the merger agreement and approve the transactions contemplated therein, including the spin-off and merger transaction. These interests are described in further detail below. For an estimate of the amounts that will be paid to our named executive officers in connection with the merger and the other transactions, see "The Merger—Interests of Our Directors and Executive Officers in the Merger—Quantification of Payments to Our Named Executive Officers" beginning on page 50 below.

  Treatment of Our Outstanding Equity-Based Awards

        Under the merger agreement, our outstanding equity-based awards will be treated as follows:

        Options.    Two business days before the spin-off, all outstanding options to purchase shares of our common stock will become fully vested. Options with an exercise price per share that equals or exceeds the fair market value of one share of our common stock on the acceleration date will be cancelled for no consideration. All other options will automatically be "net exercised," meaning they will be converted into a number of whole shares of our common stock equal to the excess of (i) the total number of shares of our common stock then subject to the option over (ii) the number of whole shares of our common stock having an aggregate fair market value sufficient to pay the total exercise price of the option. The fair market value per share of our common stock for this purpose will be the closing price per share of our common stock on the NASDAQ Global Select Market on the final trading day before the acceleration date. The holders of options that are converted into shares of our common stock will be entitled to receive the redemption and merger consideration in respect of the shares into which the options were converted. As of October 31, 2013, none of our named executive officers, other executive officer or non-employee directors held any unvested stock options.

        Restricted Stock Units.    Two business days before the spin-off, all of our restricted stock units will become fully vested and will be converted into shares of our common stock. The holders of our restricted stock units that are converted into shares of our common stock will be entitled to receive the redemption and merger consideration in respect of the shares into which the restricted stock units were converted. As of October 31, 2013, our named executive officers, other executive officer and non-employee directors held the following number of unvested restricted stock units: Mr. Ginsburg, 631,102; Mr. Nguyen, 560,768; Mr. Holmes, 136,927; Mr. Ellenthal, 115,991; Mr. Choucair, 0; Mr. Trifon, 0; Mr. Markowitz, 73,600; and the non-employee directors as a group, 84,622.

        Messrs. Ginsburg and Nguyen and our non-employee directors are permitted to elect to defer payment of their restricted stock unit awards. Deferral elections are generally required to be made prior to grant or as otherwise required by the Internal Revenue Code. Deferred restricted stock units are paid in shares on a one for one basis. No additional earnings (either in the form of accrued dividends or dividend equivalents) are paid on deferred restricted stock units. In connection with the spin-off and merger transaction, we will terminate each of the outstanding deferral arrangements and the corresponding restricted stock units and convert each deferred restricted stock unit into our common shares. The holders of deferred restricted stock units will be entitled to receive the redemption and merger consideration in respect of the shares into which the restricted stock units are converted.

        Messrs. Ginsburg and Nguyen currently hold 669,246 and 308,000 restricted stock units subject to deferral elections, respectively (of which 416,164 and 194,333 were unvested as of October 31, 2013, respectively). No other executive officers hold deferred restricted stock units, and our non-employee directors as a group currently hold 49,969 deferred restricted stock units (of which 40,311 were unvested as of October 31, 2013). Of the outstanding deferred restricted stock units, 90,000 held by Mr. Ginsburg, 33,000 held by Mr. Nguyen and all of the deferred restricted stock units held by non-employee directors as a group would be distributed in connection with the merger in accordance with the terms of the applicable deferral elections (of which 30,000, 11,000 and 40,311 were unvested as of October 31, 2013, respectively). The remaining deferred restricted stock units (579,246 for Mr. Ginsburg and 275,000 for Mr. Nguyen (of which 386,164 and 183,333 were unvested as of

October 31, 2013, respectively), would be distributed upon later dates or events but will instead be converted into our common shares in connection with the merger as described above.

        Employee Stock Purchase Plan.    Immediately prior to the spin-off, there will be a final purchase of our common stock under our 2006 Employee Stock Purchase Plan using all outstanding automatic payroll deductions for the offering period then underway. The 2006 Employee Stock Purchase Plan will then be terminated.

        For an estimate of the amounts that will be payable to each of our named executive officers on settlement of their unvested equity-based awards that will vest upon the consummation of the merger, see "The Merger—Interests of Our Directors and Executive Officers in the Merger—Quantification of Payments to Our Named Executive Officers" beginning on page 50 below. We estimate that the aggregate amounts payable to Sean Markowitz, our executive officer who is not a named executive officer, and to the non-employee directors of our company on settlement of unvested equity-based awards that will vest upon the consummation of the merger is $906,310 and $1,042,035, respectively, based on the number of unvested equity-based awards held by Mr. Markowitz (73,600 unvested restricted stock units) and our non-employee directors (84,622 unvested restricted stock units) as of October 31, 2013, and a price per share of our common stock of $12.314, which is the average closing price of a share of our common stock over the five business days following the first announcement of the merger. As described above, these restricted stock units will be settled for shares of our common stock two business days prior to the closing of the spin-off (and such shares will be entitled to receive the redemption and merger consideration upon the closing of the spin-off and merger transaction). This consideration will consist of, for each share of our common stock,              shares of spin-off company common stock and, on behalf of Extreme Reach, approximately $3.00 in cash, without interest and less applicable withholding taxes. As a result, Mr. Markowitz and our non-employee directors will not receive the full amount reflected above in cash. The amounts to be paid, in cash, to Mr. Markowitz and our non-employee directors in respect of these restricted stock units will be approximately $220,800 and $253,866, respectively.

  Employment Agreements with Executive Officers

        We are a party to an employment agreement with each of our executive officers. These agreements entitle the executive officers to the severance benefits described below upon a termination of employment by us without cause or by the executive officer for good reason, both of which we refer to below as a qualifying termination.

        In connection with the spin-off and merger transaction, we will terminate each executive officer's employment agreement and pay the executive officer the severance payments provided under the applicable agreement for a qualifying termination in connection with a change in control, as described below. It is expected that our executive officers other than Mr. Ginsburg, who is expected to retire at the time of the closing of the merger, will be the executive officers of the spin-off company following the completion of the spin-off and merger transaction. The spin-off company may enter into employment or other agreements with our executive officers and may offer them equity and equity-based awards. As of the date of this proxy statement, the terms of any such arrangements have not been determined.

        For an estimate of the amounts that will be payable to each of our named executive officers in respect of their terminated employment agreements, see "The Merger—Interests of Our Directors and Executive Officers in the Merger—Quantification of Payments to Our Named Executive Officers" beginning on page 50 below. Assuming the merger was completed on October 31, 2013, the aggregate amount payable to Mr. Markowitz, our executive officer who is not a named executive officer, in respect of the termination of his employment agreement would be $442,500 (using Mr. Markowitz's full target performance-based annual incentive for 2013 for purposes of determining the bonus component of his severance payment).

  Scott K. Ginsburg and Neil H. Nguyen

        Effective January 1, 2012, we entered into employment agreements with each of Mr. Ginsburg and Mr. Nguyen, which agreements have an initial term of three years beginning January 1, 2012, and, subject to advance-notice termination provisions, renew automatically for successive one-year terms. The employment agreements with each of Messrs. Ginsburg and Nguyen provide for an annual base salary (currently $661,500 and $624,750, respectively) and a target performance-based annual incentive equal to 100% of the executive's then-applicable base salary. Under our employment agreements with each of Mr. Ginsburg and Mr. Nguyen, upon a qualifying termination or if we elect not to renew the agreement, the executive is entitled to his base salary through the remainder of the initial three-year term or for 12 months, whichever is greater. In addition, the agreements also provide that if the qualifying termination or non-renewal of the term occurs following a change in control, or in the event of the executive's death or his termination of employment by reason of his disability, the executive will be entitled to receive the performance-based annual incentive which he would have been entitled to receive had he remained employed by us for the entire year during which his termination occurs. Such performance-based annual incentive is determined by our Compensation Committee based on our performance for such year and in accordance with the terms of the applicable performance-based incentive program for such year. All of the foregoing amounts will be paid in a lump sum at the time of the closing of the merger subject to each executive's execution of a general release of claims, except that the payments to Mr. Ginsburg will be reduced by $1,000,000 and the payments to Mr. Nguyen will be reduced by $500,000.

  Craig Holmes

        Effective November 6, 2012, we entered into an employment agreement with Mr. Holmes that provides for an annual base salary (currently $350,000) and a target performance-based annual incentive equal to 43% of his then-applicable base salary. Under our employment agreement with Mr. Holmes, upon a qualifying termination or if we elect not to renew the agreement, Mr. Holmes is entitled to receive severance equal to the sum of 12 months' base salary and a prorated portion of his performance-based annual incentive for the year in which the termination occurs. All of the foregoing amounts will be paid in a lump sum at the time of the closing of the merger subject to his execution of a general release of claims.

  Andy Ellenthal

        Effective April 30, 2012, we entered into an employment agreement with Mr. Ellenthal that provides for an annual base salary (currently $400,000) and a target performance-based annual incentive equal to 75% of his then-applicable base salary. Under our employment agreement with Mr. Ellenthal, upon a qualifying termination, Mr. Ellenthal is entitled to receive severance equal to the sum of 12 months' base salary and a prorated portion of his target performance-based annual incentive for the year in which the termination occurs (or the full target performance-based annual incentive if the qualifying termination occurs after a change in control). All of the foregoing amounts will be paid in a lump sum at the time of the closing of the merger subject to his execution of a general release of claims.

  Sean Markowitz

        Effective July 8, 2013, we entered into an amended and restated employment agreement with Mr. Markowitz that provides for an annual base salary (currently $295,000) and a target performance-based annual incentive equal to 50% of his then-applicable base salary. Under our employment agreement with Mr. Markowitz, upon a qualifying termination, Mr. Markowitz is entitled to receive severance equal to the sum of 12 months' base salary and a prorated portion of his target performance-based annual incentive for the year in which the termination occurs. All of the foregoing amounts will be paid in a lump sum at the time of the closing of the merger.

  Transition Agreement with Omar A. Choucair

        Pursuant to the amended and restated employment transition and consulting agreement dated May 31, 2012 with Mr. Choucair, Mr. Choucair is eligible to continue to receive consulting fees in the amount of $1,750 per month through June 30, 2014. In connection with the spin-off and merger transaction, we will terminate Mr. Choucair's transition agreement and pay to him all amounts otherwise payable to him thereunder in a lump sum at the time of the closing of the merger subject to his execution of a general release of claims.

  Non-Compete Agreements

        In connection with the merger, each of Messrs. Ginsburg and Nguyen will enter into a non-compete agreement with Extreme Reach. Pursuant to the terms of the non-compete agreements, each of Messrs. Ginsburg and Nguyen will agree, for a period of five years following the closing of the merger, not to engage in or assist others in engaging in certain businesses (referred to as the "Restricted Business") or solicit or accept the business of any actual or prospective client or customer of DG or the Restricted Business, or interfere with DG's relationship with any client, customer, supplier or licensor as it relates to the Restricted Business. For purposes of the non-compete agreements, the "Restricted Business" includes the television spot distribution business that enables advertisers and advertising agencies to distribute their commercials, electronically or by physical shipment of tape, as well as related duplication and production services, to traditional broadcasters, including national broadcast networks, national cable networks, local television stations and local cable heads and other traditional local media outlets, including the distribution of radio spots to radio stations, but shall not include the ad serving of commercials or data to Connected TV, Video On Demand platforms or online publishers and distributors offering TVE (Television Everywhere). The non-compete agreements also provide that Messrs. Ginsburg and Nguyen will not, for a period of two years following the closing of the merger, hire or solicit any person who was employed by us (other than in connection with our online business) or Extreme Reach during the one year period prior to the closing of the merger (unless their employment was terminated by DG or Extreme Reach following the closing) in connection with the Restricted Business, except pursuant to a general solicitation.

        Mr. Ginsburg will be paid $2,500,000 by Extreme Reach as consideration for his agreement to enter into the non-compete agreement with Extreme Reach. Mr. Nguyen will be paid $3,500,000 by Extreme Reach as consideration for his agreement to enter into the non-compete agreement with Extreme Reach.

  Indemnification and Insurance

        We are party to indemnification agreements with each of our directors and executive officers that require us, among other things, to indemnify each of our directors and executive officers against certain liabilities that may arise by reason of their status or service as directors or officers. Pursuant to the terms of the merger agreement, our directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors' and officers' liability insurance policies from the surviving corporation.

  Quantification of Payments to Our Named Executive Officers

        The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about certain compensation for our named executive officers that is based on or otherwise relates to the merger. The amounts included in the table are estimates based on assumptions that may or may not prove accurate on the relevant date, including an assumed closing date for the spin-off and merger transaction of October 31, 2013 and the other assumptions described in the footnotes to the table below. The amounts included in the table below (other than cash payments to be made by Extreme Reach for the non-compete agreements) reflect the aggregate amounts owed to our named executive officers under their existing employment agreements and equity awards. No additional payments to our named executive officers were approved by our board of directors in connection with the spin-off and merger transaction.

Name	Cash ($)(1)	Equity ($)(2)	Pension/NQDC ($)(3)	Other ($)	Total ($)
Scott K. Ginsburg	2,823,000 (includes $2,500,000 to be paid by Extreme Reach for the non-compete (as described in note (1)(c) below))	7,771,390 (represents the value of unvested restricted stock units subject to accelerated vesting (as described in note (2) below))	2,377,612 (represents the value of vested but deferred restricted stock units that will be paid at closing (as described in note (3) below))	—	12,972,002 (excluding non-compete payment to be paid by Extreme Reach, and vested but deferred restricted stock units, total amount would be $8,094,390)
Neil H. Nguyen	4,249,500 (includes $3,500,000 to be paid by Extreme Reach for the non-compete (as described in note (1)(c) below))	6,905,297 (represents the value of unvested restricted stock units subject to accelerated vesting (as described in note (2) below))	1,128,787 (represents the value of vested but deferred restricted stock units that will be paid at closing (as described in note (3) below))	—	12,283,584 (excluding non-compete payment to be paid by Extreme Reach, and vested but deferred restricted stock units, total amount would be $7,654,797)
Craig Holmes	500,500	1,686,119	—	—	2,186,619
Andy Ellenthal	700,000	1,428,313	—	—	2,128,313
Omar A. Choucair(4)	14,000	—	—	—	14,000
Gal Trifon(5)	—	—	—	—	—

(1)
As discussed above in the section titled "The Merger—Interests of Our Directors and Executive Officers in the Merger—Employment Agreements with Executive Officers" beginning on page 48,

  we will terminate each executive officer's employment agreement and pay the severance payments provided under the applicable agreement to the executive officer in connection with the merger in a lump sum at the time of the closing of the merger in accordance with each executive's employment agreement. The cash payment included in this column for each executive officer equals the severance payments the named executive officer would have received if his employment were terminated immediately after the merger. The cash payments for Messrs. Ginsburg and Nguyen also includes the consideration to be paid to each of them for his execution of a non-compete with Extreme Reach at the time of the consummation of the merger. The cash payments for each executive officer consist of:

Name	Base Salary ($)(a)	Bonus ($)(b)	Benefits ($)	Non- Compete(c)	Voluntary Reduction in Severance(d)	Total
Scott K. Ginsburg	661,500	661,500	—	2,500,000	(1,000,000)	2,823,000
Neil H. Nguyen	624,750	624,750	—	3,500,000	(500,000)	4,249,500
Craig Holmes	350,000	150,500	—	—	—	500,500
Andy Ellenthal	400,000	300,000	—	—	—	700,000
Omar A. Choucair	14,000	—	—	—	—	14,000
Gal Trifon	—	—	—	—	—	—

(a)
For Messrs. Ginsburg, Nguyen, Holmes and Ellenthal, represents payment of 12 months of base salary. For Mr. Choucair, represents payment of consulting fees otherwise payable under his transition agreement through June 30, 2014. All of these amounts will be paid in a lump sum at the time of the closing of the merger without regard to the actual termination of each executive's employment, subject to each executive's execution of a general release of claims.

(b)
For Messrs. Ginsburg, Nguyen and Ellenthal, represents payment of the performance-based annual incentive each of them would have received for the year in which the merger occurs if he remained employed for the entire year. Each executive's target performance-based annual incentive award for 2013 has been used for purposes of estimating the amount that will be paid to him. For Mr. Holmes, while his employment agreement provides for payment of a prorated portion of the performance-based annual incentive he would have received for the year in which the merger occurs, his full target annual incentive award for 2013 has been used for purposes of estimating the amount that will be paid to him. All of these amounts will be paid in a lump sum at the time of the closing of the merger.

(c)
The amount in this column represents consideration payable to Messrs. Ginsburg and Nguyen for their execution of non-compete agreements with Extreme Reach at the time of the consummation of the merger. All of these amounts will be paid in a lump sum at the time of the closing of the merger.

(d)
The amount in this column represents the amount by which Mr. Ginsburg and Mr. Nguyen has agreed to reduce the amount payable to him under his employment agreement in connection with the termination of such agreement in connection with the merger.
(2)
As described in the section titled "The Merger—Treatment of Our Outstanding Equity-Based Awards" beginning on page 55, all stock options and restricted stock units outstanding under our equity incentive plans will vest in full and be settled for shares of our common stock two business days prior the closing of the spin-off (and such shares will be entitled to receive the redemption and merger consideration upon the closing of the spin-off and merger transaction). The amounts in this column represent the value of accelerated vesting of the equity-based awards held by the named executive officers, assuming a value per share of our common stock equal to $12.314, which is the average closing price of our common stock over the five business days following the first announcement of the merger. None of our named executive officers held any unvested stock options as of October 31, 2013.

Name	Stock Options	Restricted Stock Units	Total
Scott K. Ginsburg
Number of Unvested Units(a)	—	631,102	631,102
Value of Acceleration(b)	—	$7,771,390	7,771,390
Neil H. Nguyen
Number of Unvested Units(a)	—	560,768	560,768
Value of Acceleration(b)	—	$6,905,297	$6,905,297
Craig Holmes
Number of Unvested Units(a)	—	136,927	136,927
Value of Acceleration(b)	—	$1,686,119	$1,686,119
Andy Ellenthal
Number of Unvested Units(a)	—	115,991	115,991
Value of Acceleration(b)	—	$1,428,313	$1,428,313
Omar Choucair
Number of Unvested Units(a)	—	—	—
Value of Acceleration(b)	—	—	—
Gal Trifon
Number of Unvested Units(a)	—	—	—
Value of Acceleration(b)	—	—	—

(a)
Represents unvested restricted stock units as of October 31, 2013. A portion of the unvested restricted stock units held by the named executive officers and reflected in the table above are scheduled to vest pursuant to their terms on or before March 29, 2014, as follows: Mr. Ginsburg (up to 294,727 restricted stock units representing $3,629,268 of the value shown in the table); Mr. Nguyen (up to 248,403 restricted stock units representing $3,058,835 of the value shown in the table); Mr. Holmes (up to 35,642 restricted stock units representing $438,896 of the value shown in the table); and Mr. Ellenthal (up to 21,996 restricted stock units representing $270,859 of the value shown in the table). Approximately half of the restricted stock units scheduled to vest on or before March 29, 2013 are subject to certain performance vesting objectives. To the extent those performance objectives are not met, some or all of the restricted stock units may not vest as scheduled. For Messrs. Ginsburg and Nguyen, the number of unvested restricted stock units includes 386,162 and 183,333 restricted stock units, respectively, subject to deferral elections that were unvested as of October 31, 2013.

(b)
Value has been calculated by multiplying the number of shares of our common stock issuable upon settlement of the unvested portion of the restricted stock unit by $12.314, which is the average closing price of our common stock over the five business days following the first announcement of the merger.

As described above, these restricted stock units will be settled for shares of our common stock two business days prior to the closing of the spin-off (and such shares will be entitled to receive the redemption and merger consideration upon the closing of the spin-off and merger transaction). This consideration will consist of, for each share of our common stock,               shares of the spin-off company common stock and, on behalf of Extreme Reach, approximately $3.00 in cash, without interest and less applicable withholding taxes. As a result, the named executive officers will not receive the full amount reflected in the table in cash. The amounts to be paid, in cash, to the named executive officers in respect of these restricted stock units will be approximately the following amounts: Mr. Ginsburg ($1,893,306); Mr. Nguyen ($1,682,304); Mr. Holmes ($410,781); and Mr. Ellenthal ($347,973).

(3)
As described in the section titled "The Merger—Treatment of Our Outstanding Equity-Based Awards" beginning on page 55, all outstanding deferral arrangements and the corresponding restricted stock units under our equity incentive plans will be cancelled and converted into our common shares in connection with the spin-off and merger transaction. Messrs. Ginsburg and Nguyen, respectively, currently hold 669,246 and 308,000 restricted stock units subject to deferral elections, respectively (of which 416,164 and 194,333 were unvested as of October 31, 2013, respectively). Of the outstanding deferred restricted stock units, 90,000 held by Mr. Ginsburg and 33,000 held by Mr. Nguyen would be distributed in connection with the spin-off and merger transaction in accordance with the terms of the applicable deferral elections (of which 30,000 and 11,000 were unvested as of October 31, 2013, respectively). The amounts in this column represent the value of the vested portion of these deferred restricted stock units held by Messrs. Ginsburg and Nguyen that would be distributed upon later dates or events under the terms of the applicable deferral elections (579,246 for Mr. Ginsburg and 275,000 for Mr. Nguyen (of which 386,164 and 183,333 were unvested as of October 31, 2013, respectively)) but will instead be cancelled and converted into our common shares in connection with the spin-off and merger transaction, calculated by multiplying the number of shares of our common stock issuable upon distribution of these deferred restricted stock units by $12.314, which is the average closing price of our common stock over the five business days following the first announcement of the merger. Amounts payable in respect of the unvested portion of deferred restricted stock units have been included in the column titled "Equity" and are further described in footnote (2) above.

(4)
Mr. Choucair's employment terminated December 31, 2012.

(5)
Mr. Trifon's employment terminated December 31, 2012. Mr. Trifon will not receive any compensation that is based on the merger other than payment of the merger consideration in respect of vested shares of common stock held by Mr. Trifon.

The Spin-Off and the Merger

        The proposed transaction will occur in two steps. First, we will distribute our online business in the form of a new publicly-traded company to holders of our common stock in partial redemption thereof. Extreme Reach will then buy the remainder of our business in a cash merger pursuant to which, at the effective time of the merger, Acquisition Sub, a wholly owned subsidiary of Extreme Reach and a party to the merger agreement, will merge with and into DG. DG will survive the merger as a wholly-owned Delaware subsidiary of Extreme Reach.

        See "The Merger Agreement—Spin-Off" beginning on page 73 for additional information about the spin-off.

Merger Consideration

        At the effective time of the merger, each outstanding share of our common stock, other than treasury shares, shares held by any wholly-owned subsidiary of ours, shares held by Extreme Reach, shares held by any wholly-owned subsidiary of Extreme Reach, and those shares held by stockholders who perfect their appraisal rights (as described in "The Merger—Appraisal Rights" beginning on page 56) will be converted into the right to receive approximately $3.00 in cash, without interest and less applicable withholding taxes. Treasury shares and shares held by Extreme Reach will be canceled immediately prior to the effective time of the merger.

        As of the effective time of the merger, all shares of our common stock will no longer be outstanding and will automatically be canceled and will cease to exist and each holder of a certificate representing any shares of our common stock (other than stockholders who have perfected their appraisal rights) will cease to have any rights as a stockholder, except the right to receive approximately $3.00 per share in cash, without interest and less applicable withholding taxes. The price of approximately $3.00 per share was determined through arm's-length negotiations between Extreme Reach and us and is based upon subtracting the amount of our funded debt from the aggregate merger consideration and dividing the result by the number of outstanding shares of our common stock.

Conversion of Shares; Payment Procedures

        The conversion of our common stock into the right to receive stock of the spin-off company and the merger consideration will occur automatically at the effective times of the spin-off and the merger. Promptly after the effective time of the merger, the paying agent will send a letter of transmittal to each of our former stockholders. The letter of transmittal will contain instructions for obtaining stock of the spin-off company and cash in exchange for shares of our common stock. You should not return stock certificates with the enclosed proxy card.

        Upon surrender of a stock certificate representing shares of our common stock, together with a duly completed and validly executed letter of transmittal (or other evidence of transfer as the paying agent may reasonably request in the case of shares held in book entry form), the holder of the certificate will be entitled to receive from the paying agent the applicable number of shares of stock of the spin-off company and, on behalf of Extreme Reach, approximately $3.00 in cash, without interest and less applicable withholding taxes, for each share surrendered and any surrendered stock certificate will be cancelled.

        No interest will be paid or accrue on any cash payable upon the surrender of shares of our common stock. The receipt of stock of the spin-off company and cash upon conversion of shares of our common stock will be issued in full satisfaction of all rights relating to the shares of our common stock.

        See "The Merger Agreement—Payment Procedures" beginning on page 65 for additional information about the procedures for exchange of your shares of our common stock.

Treatment of Our Outstanding Equity-Based Awards

        Under the merger agreement, our outstanding equity-based awards will be treated as follows:

        Options.    Two business days before the spin-off, all outstanding options to purchase shares of our common stock will become fully vested. Options with an exercise price per share that equals or exceeds the fair market value of one share of our common stock on the acceleration date will be cancelled for no consideration. All other options will automatically be "net exercised," meaning they will be converted into a number of whole shares of our common stock equal to the excess of (i) the total number of shares of our common stock then subject to the option over (ii) the number of whole shares of our common stock having an aggregate fair market value sufficient to pay the total exercise price of the option. The fair market value per share of our common stock for this purpose will be the closing price per share of our common stock on the NASDAQ Global Select Market on the final trading day before the acceleration date. The holders of options that are converted into shares of our common stock will be entitled to receive the redemption and merger consideration in respect of the shares into which the options were converted.

        Restricted Stock Units.    Two business days before the spin-off, all of our restricted stock units will become fully vested and will be converted into our common shares. The holders of our restricted stock units that are converted into shares of our common stock will be entitled to receive the redemption and merger consideration in respect of the shares into which the restricted stock units were converted.

        Employee Stock Purchase Plan.    Immediately prior to the spin-off, there will be a final purchase of our common stock under our 2006 Employee Stock Purchase Plan using all outstanding automatic payroll deductions for the offering period then underway. The 2006 Employee Stock Purchase Plan will then be terminated.

Effective Time of the Merger

        The merger will become effective upon the filing of a certificate of merger with the Delaware Secretary of State or at such later time as is agreed upon by Extreme Reach and us and specified in the certificate of merger. The filing of the certificate of merger will occur on the closing date, which will not be later than the second business day after satisfaction or waiver (to the extent permitted by applicable law) of the conditions to the completion of the merger described in the merger agreement.

Appraisal Rights

        Under Section 262 of the Delaware General Corporation Law, referred to as the DGCL, holders of our common stock as of             , the record date, who do not wish to accept the merger consideration being paid by Extreme Reach as described in this proxy statement may dissent and elect to have the fair value of their shares of common stock (exclusive of any element of value arising from the accomplishment or expectation of the spin-off and merger transaction) judicially determined and paid to the holder in cash (together with interest, if any) in the amount determined to be the fair value, provided that the holder complies with the provisions of Section 262 of the DGCL.

        The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by the full text of Section 262, which is provided in its entirety as Annex D to this proxy statement. All references in Section 262 and in this summary to a "stockholder" are to the record holder of the shares of our common stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of our common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow properly the steps summarized below in a timely manner to perfect appraisal rights.

        Under Section 262, where a proposed merger is to be submitted for approval and adoption at a meeting of stockholders, as in the case of the special meeting, the corporation, not less than 20 days before the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in that notice a copy of Section 262. This proxy statement constitutes that notice and the applicable statutory provisions of the DGCL are attached to this proxy statement as Annex D. Any stockholder who wishes to exercise appraisal rights or who wishes to preserve the right to do so should review carefully the following discussion and Annex D to this proxy statement. Failure to comply with the procedures specified in Section 262 timely and properly will result in the loss of appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of our common stock, we believe that stockholders who consider exercising such appraisal rights should seek the advice of counsel.

        Any holder of our common stock wishing to exercise the right to demand appraisal under Section 262 of the DGCL must satisfy each of the following conditions:

  •
  as more fully described below, the holder must deliver to us a written demand for appraisal of the holder's shares before the vote on the merger agreement at the special meeting, which demand will be sufficient if it reasonably informs us of the identity of the holder and that the holder intends to demand the appraisal of the holder's shares;

  •
  the holder must not vote the holder's shares of our common stock in favor of the merger agreement; a proxy which does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement and, therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement or abstain from voting on the merger agreement; and

  •
  the holder must continuously hold the shares from the date of making the demand through the effective date of the merger; a stockholder who is the record holder of shares of our common stock on the date the written demand for appraisal is made but who thereafter transfers those shares before the effective time of the merger will lose any right to appraisal in respect of those shares.

        Neither voting (in person or by proxy) against, abstaining from voting on or failing to vote on the proposal to adopt and approve the merger agreement will constitute a written demand for appraisal within the meaning of Section 262. The written demand for appraisal must be in addition to and separate from any such proxy or vote.

        Only a holder of record of shares of our common stock issued and outstanding immediately before the effective time of the merger is entitled to assert appraisal rights for the shares in that holder's name. A demand for appraisal should be executed by or on behalf of the stockholder of record, fully and correctly, as the stockholder's name appears on the stock certificates, and should specify the stockholder's name and mailing address, the number of shares of common stock owned and that the stockholder intends to demand appraisal of the stockholder's common stock. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity. If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a stockholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising appraisal rights with respect to the shares held for one or more other beneficial owners. In such case, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned the demand will be presumed to cover all shares held in the name of the record owner. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine appropriate procedures for the making of a demand for appraisal by the nominee.

        A stockholder who elects to exercise appraisal rights under Section 262 should mail or deliver a written demand to: Digital Generation, Inc., 750 West John Carpenter Freeway, Suite 700, Irving, Texas 75039, Attn: Corporate Secretary.

        Within ten days after the effective date of the spin-off and merger transaction, DG, as the surviving corporation, must send a notice as to the effectiveness of the spin-off and merger transaction to each of our former stockholders who has made a written demand for appraisal in accordance with Section 262 and who has not voted to adopt the merger agreement and approve the spin-off and merger transaction. Within 120 days after the effective date of the spin-off and merger transaction, but not thereafter, either we or any dissenting stockholder who has complied with the requirements of Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of common stock held by all dissenting stockholders. We are under no obligation to and have no present intention to file a petition for appraisal, and stockholders seeking to exercise appraisal rights should not assume that we will file such a petition. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Inasmuch as we have no obligation to file such a petition, the failure of a stockholder to do so within the period specified could nullify the stockholder's previous written demand for appraisal.

        Within 120 days after the effective date of the spin-off and merger transaction, any stockholder who has complied with the provisions of Section 262 to that point in time will be entitled to receive from us, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. We must mail that statement to the stockholder within 10 days after receipt of the request or within 10 days after expiration of the period for delivery of demands for appraisals under Section 262, whichever is later. Notwithstanding the foregoing, a person who is the beneficial owner of shares of our common stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from us the statement described in this paragraph.

        A stockholder timely filing a petition for appraisal with the Delaware Court of Chancery must deliver a copy to us, and we will then be obligated within 20 days to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded appraisal of their shares. After notice to those stockholders, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine which stockholders are entitled to appraisal rights. The Delaware Court of Chancery may require stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the requirement, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

        After the Delaware Court of Chancery determines the holders of our common stock entitled to appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through this proceeding, the Court will determine the "fair value" of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. The costs of the action may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable. Upon application of a dissenting stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all of the shares entitled to appraisal. Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined under Section 262 could be more than, the same as or less than the value of cash they would receive under the merger agreement if they did not seek appraisal of their shares.

        In determining fair value, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider "market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the merger and which throw any light on future prospects of the merged corporation." In Weinberger, the Delaware Supreme Court stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." However,

Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger."

        Any of our stockholders who has duly demanded an appraisal in compliance with Section 262 will not, after the effective date of the merger, be entitled to vote the shares subject to that demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares as of a record date before the effective date of the merger).

        At any time within 60 days after the effective date of the merger, any of our stockholders who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw its demand for appraisal and accept the merger consideration by delivering to us a written withdrawal of the stockholder's demand for appraisal. However, any such attempt to withdraw made more than 60 days after the effective date of the merger will require our written approval. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw its demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within 60 days after the effective date of the merger. If we do not approve a stockholder's request to withdraw a demand for appraisal when that approval is required or, except with respect to a stockholder that withdraws its right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder would be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be more than, the same as or less than the value of the consideration being offered pursuant to the merger agreement.

        Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL may result in the loss of a stockholder's statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is urged to consult legal counsel before attempting to exercise appraisal rights.

 Delisting and Deregistration of Our Common Stock

        If the merger is completed, our common stock will no longer be traded on Nasdaq and will be deregistered under the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, and our obligation to file reports under the Exchange Act will be suspended.

Material U.S. Federal Income Tax Consequences of the Spin-off and Merger

        The following discussion describes the material U.S. federal income tax consequences to holders of our common stock of the receipt of stock of the spin-off company and cash in exchange for their shares pursuant to the spin-off and merger transaction. This discussion assumes the spin-off and merger transaction will be consummated in accordance with the merger agreement, including the exhibits thereto relating to the spin-off, and as described in this proxy statement. This discussion is not a complete analysis of all potential U.S. federal income tax consequences and does not address any tax consequences arising under any state, local or foreign tax laws or any other U.S. federal tax laws, including the estate and gift tax laws and the tax on certain net investment income imposed under Section 1411 of the Internal Revenue Code of 1986, as amended (the "Code"). This discussion is based upon the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service ("IRS"), all as in effect on the date of this proxy statement. These authorities are subject to change, possibly retroactively, which may result in tax consequences different from those discussed below. No rulings have been or will be sought from the IRS with respect to the matters discussed below, and there can be no assurance that the IRS will not take a different position concerning the tax consequences of the spin-off and merger transaction or that any such position would not be sustained by a court.

        This discussion is limited to holders of our common stock who hold their shares as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of the holder's particular circumstances or to holders subject to special rules under the U.S. federal income tax laws, such as banks or other financial institutions, U.S. expatriates, insurance companies, regulated investment companies, real estate investment trusts, "controlled foreign corporations," "passive foreign investment companies," dealers in securities or currencies, traders in securities, partnerships or other pass-through entities (or investors in such entities), U.S. holders (as defined below) whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax, tax-exempt organizations and persons holding their shares as part of a "straddle," "hedge," "conversion transaction" or other integrated transaction. This discussion also does not address the U.S. federal income tax consequences to holders who acquired their shares through stock option or stock purchase plan programs or in other compensatory arrangements, or those who exercise appraisal rights under the Delaware General Corporation Law. In addition, this discussion does not address the U.S. federal income tax consequences to holders whose ownership interest in DG will not be completely terminated as a result of the spin-off and merger transaction due to the holder's continuing constructive ownership of our common stock as a result of the holder's actual or constructive ownership of an interest in Extreme Reach.

        As used in this discussion, "U.S. holder" means a beneficial owner of shares of our common stock who is treated for U.S. federal income tax purposes as:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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  a trust if (i) a U.S. court is able to exercise primary supervision over its administration and one or more "United States persons" (as defined in the Code) have authority to control all its substantial decisions or (ii) the trust was in existence on August 20, 1996, was treated as a "United States person" prior to such date, and validly elected to continue to be so treated.

        A "non-U.S. holder" is a beneficial owner of shares of our common stock who is an individual, corporation, estate or trust for U.S. federal income tax purposes and who is not a U.S. holder.

        If an entity treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Partnerships and their partners should consult their tax advisors as to the tax consequences to them of the spin-off and merger transaction.

        YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO YOU OF THE SPIN-OFF AND MERGER TRANSACTION, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS, OR ANY OTHER U.S. FEDERAL TAX LAWS.

Tax Treatment of the Spin-Off and Merger

        We intend to treat the spin-off and merger as an integrated transaction for U.S. federal income tax purposes and the distribution of stock of the spin-off company to holders of our common stock in partial redemption thereof as a "redemption" subject to Section 302 of the Code. Accordingly, a holder of our common stock whose ownership interest in DG is completely terminated within the meaning of Section 302(b)(3) of the Code as a result a the spin-off and merger transaction will qualify for sale or exchange treatment with respect to the receipt of stock of the spin-off company.

        The spin-off and merger transaction generally will result in a complete termination of a common stock holder's ownership interest in DG unless the holder continues to constructively own our common stock as a result of the holder's actual or constructive ownership of an interest in Extreme Reach. Each holder of our common stock will be required to certify to us and our paying agent that the holder does not actually or constructively own any interest in Extreme Reach. Complex attribution rules apply in determining ownership for these purposes. It is possible that the spin-off company will acquire preferred stock of Extreme Reach in connection with the spin-off and merger transaction. In such event, no shareholder of the spin-off company will be treated as owning an interest in Extreme Reach as a result of their ownership of stock in the spin-off company provided such shareholder actually and constructively owns less than 50% (by value) of the stock of the spin-off company. Holders should consult their tax advisors regarding the application of the constructive ownership rules to their particular facts and circumstances.

U.S. Holders

        Taxation of the spin-off and merger transaction.    The receipt of stock of the spin-off company and cash in exchange for shares of our common stock pursuant to the spin-off and merger transaction will be taxable for U.S. federal income tax purposes. A U.S. holder who receives stock of the spin-off company and cash pursuant to the spin-off and merger transaction generally will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between (i) the sum of the fair market value of the stock of the spin-off company received and the amount of cash and (ii) the holder's adjusted tax basis in the shares of our common stock exchanged therefor. Gain or loss must be calculated separately for each block of shares of our common stock (i.e., shares acquired at the same cost in a single transaction) exchanged pursuant to the spin-off and merger transaction. Any gain or loss will be long-term capital gain or loss if the shares of our common stock exchanged pursuant to the spin-off and merger transaction were held for more than one year. Long-term capital gains of non-corporate taxpayers generally are taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

        A U.S. holder's tax basis in shares of stock of the spin-off company received in the spin-off and merger transaction (including any fractional share deemed to be received, as described below) generally will equal the fair market value of such shares on the date the spin-off and merger transaction is consummated. The holding period for such shares will begin the day after such date. Any cash received by a U.S. holder in lieu of a fractional share of stock of the spin-off company should be treated as if the fractional share had been received by the holder as part of the spin-off and merger transaction and then sold by such holder for such amount of cash received. Accordingly, such holder generally should recognize short-term capital gain or loss equal to the difference, if any, between the amount of cash received in lieu of the fractional share and the fair market value of the fractional share on the date the spin-off and merger transaction is consummated.

        Information Reporting and Backup Withholding.    The receipt of stock of the spin-off company and cash in exchange for shares of our common stock pursuant to the spin-off and merger transaction generally will be subject to information reporting and may be subject to backup withholding (currently at a rate of 28%). To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption must provide the paying agent with its correct taxpayer identification number ("TIN"), certify that such TIN is correct and that it is not currently subject to backup withholding by completing and returning the IRS Form W-9 to be included in the letter of transmittal and otherwise comply with applicable requirements of the backup withholding rules. A U.S. holder that does not provide its correct TIN may be subject to penalties imposed by the IRS. Certain holders (including corporations)

generally are not subject to information reporting and backup withholding. Backup withholding is not an additional tax. U.S. holders may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund of any excess amounts withheld by timely filing a claim for refund with the IRS.

Non-U.S. Holders

        Taxation of the spin-off and merger transaction.    A non-U.S. holder who receives stock of the spin-off company and cash in exchange for shares of our common stock pursuant to the spin-off and merger transaction generally will not be subject to U.S. federal income tax on any gain realized as result of the transaction unless:

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  the holder is an individual who was present in the United States for 183 days or more during the taxable year of the disposition and certain other conditions are met;

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  the gain is effectively connected with the holder's conduct of a trade or business in the United States, and, if required by an applicable tax treaty, attributable to a permanent establishment maintained by the holder in the United States; or

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  we are or have been a U.S. real property holding corporation ("USRPHC") for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition of the shares or the period that the non-U.S. holder held shares.

        A non-U.S. holder described in the first bullet point above generally will be subject to U.S. federal income tax at a flat 30% rate (or applicable lower treaty rate) on any gain realized pursuant to the spin-off and merger transaction, which may be offset by certain U.S. source capital losses. Unless a tax treaty provides otherwise, gain described in the second bullet point above will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a resident of the United States. Non-U.S. holders that are foreign corporations also may be subject to a 30% branch profits tax (or applicable lower treaty rate). Non-U.S. holders are urged to consult any applicable tax treaties that may provide for different rules.

        With respect to the third bullet point, in general, a corporation is a USRPHC if the fair market value of its "United States real property interests" (as defined in the Code and applicable Treasury Regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We do not believe that we are or were a USRPHC during the applicable period for U.S. federal income tax purposes.

        Information Reporting and Backup Withholding.    Non-U.S. holders generally will not be subject to information reporting or backup withholding with respect to the receipt of stock of the spin-off company and cash in exchange for shares of our common stock pursuant to the spin-off and merger transaction if they provide our paying agent with a properly executed IRS Form W-8BEN certifying the holder's non-U.S. status or otherwise establish an exemption. Backup withholding is not an additional tax. Non-U.S. holders may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund of any excess amounts withheld by timely filing a claim for refund with the IRS.

        The preceding summary is for general information only and is not intended to be, and should not be construed to be, legal or tax advice to any particular holder. Holders are urged to consult with their own tax advisors as to the particular tax consequences to them of the spin-off and merger transaction, including the application and effect of any state, local, foreign or other tax laws.

 Regulatory Matters

        We and Extreme Reach have made the required filings under the HSR Act with the United States Department of Justice and the United States Federal Trade Commission and the applicable waiting period under the HSR Act has expired. The parties are not aware of any foreign governmental approvals required in order to complete the merger.

        The Antitrust Division of the Department of Justice or the Federal Trade Commission may still challenge the merger on antitrust grounds after expiration of the waiting period or consummation of the merger. Accordingly, at any time before or after the completion of the merger, either of these entities could take action under the antitrust laws as it deems necessary or desirable in the public interest. Other persons, including private parties, states or foreign governments, also could take action under applicable antitrust and/or competition laws, including seeking to enjoin the merger. There can be no assurance that a challenge to the merger will not be made or that, if a challenge is made, we will prevail.

THE MERGER AGREEMENT (PROPOSAL 1)

        The following description summarizes the material provisions of the merger agreement, but does not purport to describe all the provisions of the merger agreement and may not contain all of the information about the merger agreement that is important to you. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is attached as Annex A to this proxy statement and is incorporated herein by reference. Stockholders should read carefully the merger agreement because it is the legal document that governs the merger.

        The merger agreement and the following summary have been included to provide you with information regarding the terms of the merger agreement and are not intended to provide you with any factual information about any party to the merger agreement, including any information about their condition (financial or otherwise). Specifically, although the merger agreement contains representations and warranties of each of us, Acquisition Sub and Extreme Reach, the assertions embodied in those representations and warranties were made for purposes of the merger agreement and the closing conditions under the merger agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the merger agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in our public disclosures. Accordingly, you should not look to or rely on such representations and warranties for information about the parties to the merger agreement. You should read the merger agreement together with the other information covering us that we publicly file in reports and statements with the SEC, which are available without charge at www.sec.gov.

The Merger and Effective Time

        The merger agreement provides that, upon the terms and subject to the conditions set forth therein, Acquisition Sub will merge with and into DG, with DG continuing after the merger as the surviving corporation and a wholly-owned subsidiary of Extreme Reach (referred to as the merger).

        The merger will become effective when the certificate of merger is filed with the Delaware Secretary of State (or at a later time as specified in the certificate of merger). We will file the certificate of merger no later than the second business day after the satisfaction or (to the extent permitted by applicable law) waiver of the parties' conditions to completion of the merger. See "The Merger Agreement—Conditions to Completion of the Merger" beginning on page 74. Following the completion of the merger, our common stock will no longer be listed on the NASDAQ Global Select Market, will be deregistered under the Exchange Act, and will no longer be publicly traded. As a result, our obligation to file reports under the Exchange Act will be suspended. Our current stockholders will cease to have any ownership interest in DG or rights as DG stockholders, other than in connection with a possible equity investment in Extreme Reach by the spin-off company, as described under "Summary Term Sheet—Potential Investment in Extreme Reach" beginning on page 11. However, as a result of the spin-off, our former stockholders will become stockholders in the spin-off company, whose shares will be registered under the Securities Exchange Act of 1934, as amended, and will be submitted for listing on the NASDAQ Global Select Market.

Merger Consideration

        The merger agreement provides that (i) immediately prior to the effective time of the merger, each issued and outstanding share of our common stock, par value $0.001 per share (referred to as the shares), other than shares owned by us or Extreme Reach or any wholly-owned subsidiary of us or

Extreme Reach, shall be partially redeemed by conversion into the right to receive a pro rata number of shares of the spin-off company common stock (the per share redemption consideration) and (ii) at the effective time of the merger, each issued and outstanding share, other than shares owned by us or Extreme Reach or any wholly-owned subsidiary of us or Extreme Reach, or any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, shall be canceled and shall be converted automatically into the right to receive cash, without interest, in an amount equal to the pro rata portion of the aggregate merger consideration of $485 million, less the payoff and satisfaction of the Company's outstanding indebtedness (the per share merger consideration). If appraisal rights for any of our shares are properly exercised by any of our stockholders, then those shares will be treated as described under "The Merger—Appraisal Rights" beginning on page 56.

        All outstanding stock options and restricted stock units to purchase shares of the Company's common stock will be cancelled and converted into the right to receive the per share redemption consideration and the per share merger consideration, less, in the case of stock options, the exercise price thereof, without interest. See "The Merger—Treatment of Our Outstanding Equity-Based Awards" beginning on page 55 for a more detailed description of the treatment of stock options and purchase rights under our employee stock purchase plan.

        After the merger is effective, each holder of a certificate or book entry position representing shares of our common stock will no longer have any rights as a stockholder of DG with respect to the shares, except for the right to receive shares of the spin-off company common stock and the merger consideration and other than a potential indirect interest in DG as the result of a possible equity investment in Extreme Reach by the spin-off company, as described under "Summary Term Sheet—Potential Investment in Extreme Reach" beginning on page 11.

Payment Procedures

        Effective automatically upon completion of the merger, you will have the right to receive (i) the per share redemption consideration, in the form of the spin-off company common stock and (ii) the per share merger consideration in cash, without interest. Prior to the effective time, we will designate a paying agent reasonably acceptable to Extreme Reach for the payment of the per share redemption consideration and the per share merger consideration. At or prior to the effective time, (i) Extreme Reach will deposit with the paying agent an amount in cash (referred to as the merger consideration) equal to the aggregate purchase price of $485,000,000 less the amount of our funded debt and (ii) we will deposit, or cause to be deposited, shares of the spin-off company common stock (referred to as the redemption consideration) with the paying agent for the benefit of holders of shares of our common stock.

        As promptly as practicable following the effective time of the merger, the surviving corporation will cause the paying agent to mail to each holder of record of a certificate or book-entry share, which immediately prior to the effective time represented outstanding shares of our common stock: (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the certificates or book-entry shares, as applicable, shall pass, only upon proper delivery of the certificates or book-entry shares to the paying agent and (ii) instructions for effecting the surrender of the certificates or book-entry shares in exchange for the per share redemption consideration and the per share merger consideration into which the number of shares of our common stock previously represented by such certificate or book-entry shares shall have been converted pursuant to the merger agreement.

        After the effective time of the merger, upon surrender of a certificate (or affidavit of loss in lieu thereof) or book-entry share for cancellation to the paying agent, together with a duly completed and validly executed letter of transmittal (and such other documents as may be required pursuant to instructions contained in the letter of transmittal), the holder of such certificate or book-entry share will be entitled to receive the per share redemption consideration and the per share merger consideration for each share of our common stock formerly represented by such certificate or book-entry share, which will be mailed (or made available for collection by hand if so elected by the surrendering holder) by the paying agent as soon as reasonably practicable after the effective time of the merger. The certificate (or affidavit of loss in lieu thereof) or book-entry share so surrendered will be subsequently cancelled. The paying agent will accept such certificates (or affidavits of loss in lieu thereof) or book-entry shares upon compliance with such reasonable terms and conditions as the paying agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the certificates or book-entry shares on the per share redemption consideration and the per share merger consideration payable upon the surrender of the certificates or book-entry shares.

        You should not send your certificates now, and should send them only pursuant to instructions set forth in the letter of transmittal to be mailed to stockholders promptly after the effective time of the merger. In all cases, your pro rata portion of the merger consideration and redemption consideration will be provided only in accordance with the procedures set forth in this proxy statement, the merger agreement and such letters of transmittal.

Certificate of Incorporation and Bylaws

        At the effective time of the merger, our certificate of incorporation will be amended and restated so as to read in its entirety as the certificate of incorporation of Acquisition Sub, except that the corporate name of the surviving corporation will be Digital Generation, Inc. (or any such name as Extreme Reach may select). Such certificate of incorporation will become the restated certificate of incorporation of the surviving corporation of the merger. The bylaws of Acquisition Sub as in effect immediately prior to the effective time of the merger will become the bylaws of the surviving corporation of the merger.

Directors and Officers

        The board of directors of the surviving corporation effective as of, and immediately following, the effective time of the merger will consist of the members of the board of directors of Acquisition Sub immediately prior to the effective time of the merger. The officers of the surviving corporation effective as of, and immediately following, the effective time of the merger will be the officers of Acquisition Sub immediately prior to the effective time of the merger.

Representations and Warranties

        The merger agreement contains representations and warranties made by us to Extreme Reach and Acquisition Sub regarding, among other things:

  •
  corporate matters, including our organization, good standing and corporate power;

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  our subsidiaries and equity interests;

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  our capitalization;

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  the authorization, execution, delivery, consummation and the enforceability of the merger agreement;

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  the absence of violations of or conflicts with our governing documents, applicable law or certain agreements as a result of entering into the merger agreement and completing the merger;

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  required filings and consents;

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  our SEC filings and our financial statements;

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  our internal controls and our compliance with the applicable provisions of the Sarbanes-Oxley Act;

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  the absence of undisclosed liabilities;

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  the absence of a company material adverse effect (as defined below) and certain other changes or events related to us or our subsidiaries;

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  our employee benefit plans;

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  certain material contracts;

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  litigation;

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  environmental matters;

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  our intellectual property;

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  tax matters;

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  our insurance policies;

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  our properties and assets;

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  real property matters;

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  receipt by our board of directors of a fairness opinion from BofA Merrill Lynch;

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  the accuracy and compliance as to form with applicable securities laws of this proxy statement and other documents filed with the SEC in connection with the spin-off and merger transaction, including the Form 10 and Schedule 14C;

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  the absence of undisclosed broker's fees;

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  the inapplicability of state takeover statutes to the merger;

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  affiliate transactions;

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  labor matters; and

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  our compliance with the Foreign Corrupt Practices Act of 1977.

For purposes of the merger agreement, a "company material adverse effect" means any change, event, occurrence or development that has had or is reasonably expected to have, either individually or in the aggregate, a material adverse effect on the business, results of operations or condition (financial or otherwise) of us and our subsidiaries, taken as a whole, or of the television business individually. However, in no event would any of the following in themselves (or the effect of any of the following), alone or in combination, be deemed to constitute a company material adverse effect:

          (a)   any change in applicable laws or United States generally accepted accounting principles ("GAAP") or any interpretation thereof;

          (b)   any change in interest rates or economic, political, business or financial market conditions in the United States generally;

          (c)   any losses or threatened losses attributable to the transactions contemplated by the merger agreement by us or any of our subsidiaries of any employees, customers, vendors, distributors or others having relationships with us or any of our subsidiaries;

          (d)   any change generally affecting any of the industries in which we or any of our subsidiaries operate or the economy as a whole, including any change in commodity prices;

          (e)   the announcement or the execution of the merger agreement, the pendency or consummation of the merger or the performance of the merger agreement;

          (f)    the compliance with the terms of the merger agreement or the taking of any action required or contemplated by the merger agreement;

          (g)   any natural disaster;

          (h)   any acts of terrorism or war or the outbreak or escalation of hostilities or change in geopolitical conditions;

          (i)    any failure of us or any of our subsidiaries to meet any projections or forecasts, provided that this clause shall not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a company material adverse effect (to the extent such change or effect is not otherwise excluded from this definition of company material adverse effect); or

          (j)    any matter to which Extreme Reach has consented in writing;

provided that in determining whether a company material adverse effect has occurred or would reasonably be likely to occur, if any of the changes, events, occurrences or developments in clauses (a), (b), (d), (g) or (h) above have or would reasonably be expected to have a disproportionate effect on us as compared to our competitors, then the exceptions for a company material adverse effect in clauses (a), (b), (d), (g) or (h), as applicable, shall not apply.

        In addition, the merger agreement contains representations and warranties by each of Extreme Reach and Acquisition Sub to us regarding, among other things:

  •
  corporate matters, including their organization, good standing and corporate power;

  •
  their subsidiaries and equity interests;

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  the authorization, execution, delivery, consummation and the enforceability of the merger agreement;

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  the absence of violations of or conflicts with Extreme Reach's and Acquisition Sub's governing documents, applicable law or certain agreements as a result of entering into the merger agreement and completing the merger;

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  the absence of litigation that would prevent or materially delay the transactions contemplated by the merger agreement;

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  the financial resources available to Extreme Reach to allow it to complete the merger; and

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  the absence of undisclosed broker's fees.

        The representations and warranties of each of the parties to the merger agreement will expire upon the earlier of (i) the effective time of the merger or (ii) the termination of the merger agreement in accordance with its terms.

Covenants; Conduct of Our Business Prior to the Merger

        We have agreed in the merger agreement that, until the consummation of the merger, except as contemplated by the merger agreement, as required by agreements effecting the spin-off, as may be agreed to in writing by Extreme Reach (which consent shall not be unreasonably withheld), as required by any applicable law, or as otherwise disclosed in our disclosure schedule to the merger agreement, we will:

  •
  conduct, and cause our subsidiaries to conduct, operations in the ordinary course of business, in a manner consistent with past practice in all material respects and in compliance with all applicable laws in all material respects;

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  use, and cause each of our subsidiaries to use, commercially reasonable efforts to (i) preserve our business organization intact, maintain our existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates and continue to manage contracts and relations with such parties in good faith and in a manner consistent with past practice in all material respects, (ii) maintain and keep our material properties and assets in good repair and condition, subject to ordinary course wear and tear, and (iii) maintain in effect all governmental permits necessary to our current operation; and

  •
  make the capital investments in our television business as substantially contemplated by the operating budget of our television business in effect on the date of the merger agreement.

        We have also agreed that, until the consummation of the merger, except as contemplated by the merger agreement, as required by agreements effecting the spin-off, as may be agreed to in writing by Extreme Reach (which consent shall not be unreasonably withheld), as required by any applicable law, or as otherwise disclosed in our disclosure schedule to the merger agreement, we will not:

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  amend or otherwise change our or any of our subsidiaries' organizational documents;

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  issue, deliver, sell, pledge, dispose, encumber, grant or subject to any lien any shares of our or our subsidiaries' capital stock, any other voting securities, any other rights of any kind to acquire any shares of our or our subsidiaries' capital stock, or any other equity-based awards, including pursuant to contracts as in effect on the date hereof, except pursuant to the exercise or settlement of company options and restricted stock units outstanding as of the date of the merger agreement or granted after the date of the merger agreement not in violation of the merger agreement;

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  declare, authorize, make, set aside or pay any dividend or other distribution payable in stock, property or otherwise, with respect to our or any of our subsidiaries' capital stock, other than dividends paid by any of our subsidiaries to us;

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  split, combine or reclassify any of our capital stock or issue, authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of our capital stock or alter any term of any of our or any of our subsidiaries' outstanding securities;

  •
  effect any recapitalization, reclassification or like change in the capitalization of our or any of our subsidiaries;

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  purchase, redeem or otherwise acquire any shares of our capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, except as required under the terms of any plan existing on the date of the merger agreement, or in connection with the satisfaction of tax withholding obligations with respect to our options or restricted stock units, or acquisitions by us in connection with the net exercise of our options; provided, however, that dividends, issuances, distributions or redemptions may be made in connection with the spin-off, but only to the extent made in accordance with the express terms of the agreements relating to the spin-off;

  •
  except as required pursuant to existing written agreements executed prior to, or our benefit plans in effect as of, the date of the merger agreement, as required by, or in order to comply with, applicable law, insofar as it creates no additional material liability to us or any of our subsidiaries, or as otherwise expressly permitted by the merger agreement or the spin-off agreements:

    o
    increase the compensation or other benefits payable or to become payable (including unusual or extraordinary bonuses) to any directors or executive officers or, except in the ordinary course of business consistent with past practice (including the normal annual salary and bonus review process);

    o
    grant any severance or termination pay to (except as required pursuant to existing agreements, plans or policies), or enter into any severance agreement with any executive or director or, except in the ordinary course of business consistent with past practice, any non-executive employee;

    o
    enter into or amend any employment agreement with any employee pursuant to which the annual base salary under such agreement exceeds $250,000 per year;

    o
    establish, adopt, enter into or amend any collective bargaining agreement, plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees or any of their beneficiaries;

    o
    except as expressly provided in the merger agreement, establish, adopt, amend or terminate any employee benefit plan, or any other plan, policy or arrangement that would have constituted such had it existed as of the date of the merger agreement;

    o
    amend, waive or otherwise relinquish our rights under any non-competition agreement; or

    o
    grant, confer or award options, convertible securities, restricted stock units or other rights to acquire any of our or our subsidiaries' capital stock (except in the ordinary course of business in connection with making plans, policies or arrangements (including equity grants, but excluding severance arrangements) available to newly hired employees or to employees in the context of promotions or raises in compensation);

  •
  make any loans, advances or capital contributions to any other person or entity, other than (but only as permitted under applicable law) to employees and consultants in respect of expenses incurred in the ordinary course of business consistent with past practice, our expense reimbursement policies or the applicable consulting arrangement as in effect on the date of the merger agreement;

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  pay any management, consulting or similar fee to any affiliate or stockholder (other than employees or directors of us or our subsidiaries in accordance with the ordinary course of business consistent with past practice);

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  acquire or agree to acquire any corporation, partnership, limited liability company, other business organization or any division thereof, or any assets in connection with acquisitions or investments, in an aggregate amount in excess of $10,000,000 in cash payable prior to the effective time of the merger (provided we are not restricted from agreeing to earn-out consideration in connection with an acquisition to be paid solely by the spin-off company or a subsidiary thereof after the spin-off);

  •
  incur any indebtedness for borrowed money or guarantee any such indebtedness for any person except for indebtedness incurred under the Amended and Restated Credit Agreement dated as of July 26, 2011 among us, the lenders party thereto and JP Morgan Chase Bank, N.A. as administrative agent thereunder;

  •
  cancel any indebtedness payable to us, or waive or assign any claims or rights of substantial value other than in the ordinary course of business;

  •
  make or commit to any new capital expenditure or expenditures relating to our television business which, in the aggregate, are in excess of $1,000,000, except for capital expenditures or expenditures made in the ordinary course of business consistent with past practice set forth on any operating budget in effect at the time the merger agreement was executed and disclosed to Extreme Reach prior to the date of the merger agreement;

  •
  make or change any material tax election, adopt or change any material accounting method for tax purposes, file any material amended tax return, enter into any closing agreement with respect to, or otherwise settle, any material tax claim or assessment relating to us or any of our subsidiaries, surrender any right to claim a refund of material taxes, or consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment relating to us or any of our subsidiaries;

  •
  enter into, modify, amend or terminate any material contract other than in the ordinary course of business consistent with past practice, unless such modification would not, individually or in the aggregate, reasonably be expected to (i) have either a company material adverse effect (ii) impair in any material respect our ability to perform our obligations under the merger agreement or (iii) prevent or materially delay the consummation of the transactions contemplated by the merger agreement;

  •
  make any material change to our methods, principles or practices of accounting in effect at December 31, 2012 or revalue any material assets, except (i) as required by GAAP (or any interpretation thereof) or Regulation S-X of the Exchange Act, or as required by a governmental authority or quasi-governmental authority (including the Financial Accounting Standards Board or any similar organization), (ii) to permit the audit of our financial statements in compliance with GAAP, or (iii) as required by a change in applicable law;

  •
  other than in the ordinary course of business consistent with past practice, sell, lease, license, transfer, exchange or swap, sell and leaseback, mortgage or otherwise encumber (including securitizations), or subject to any lien (other than as permitted by the merger agreement) or otherwise dispose of any material properties or assets (including any such disposition from our television business to our online business), except (i) pursuant to existing agreements set forth in our disclosure schedule to the merger agreement in effect prior to the execution of the merger agreement, or (ii) as may be required by applicable law or any governmental authority;

  •
  other than in the ordinary course of business consistent with past practice, enter into, modify, amend or terminate any material lease;

  •
  other than in the ordinary course of business consistent with past practice, settle any action, suit, investigation or other proceeding which, in the aggregate, require an out-of-pocket expense by us in excess of $1,000,000, or execute on or otherwise attempt to collect any judgment arising from the arbitration matter disclosed in our disclosure schedule to the merger agreement;

  •
  sell, transfer or license to any person or otherwise extend, amend or modify any material rights to our intellectual property rights other than (i) in the ordinary course of business consistent with past practice, or (ii) pursuant to any agreement in connection with the spin-off; or

  •
  authorize or enter into any written agreement or otherwise make any commitment to do any of the foregoing.

Preparation of Proxy Statement and Stockholders Meeting

        We agreed, as promptly as reasonably practicable after executing the merger agreement, to prepare and file with the SEC this proxy statement relating to the special meeting of our stockholders to adopt and approve the merger agreement, and to file any additional documents that may be required by the SEC between the date of the merger agreement and the effective time of the merger. We also agreed to call a special meeting of stockholders to be held as promptly as reasonably practicable after executing the merger agreement to seek your approval for the merger, but in any event within forty-five (45) days following the later of this proxy statement having been cleared by the SEC and the Form 10 having been declared effective by the SEC.

Access to Information and Confidentiality

        We agreed to afford to Extreme Reach and its accountants, counsel and other representatives reasonable access during normal business hours to our and our subsidiaries' respective properties, books, contracts, commitments, tax returns, records and appropriate officers and employees, and shall furnish such representatives with all financial and operating data and other information concerning the affairs of us and our subsidiaries as such representatives may reasonably request, subject to certain limitations, and Extreme Reach agreed to hold any information received from us in confidence.

Reasonable Best Efforts

        Extreme Reach has agreed to use reasonable best efforts to arrange and obtain the financing required to consummate the transactions contemplated by the merger agreement.

Board Recommendations; No Solicitation of Alternative Proposals

        Our board of directors, acting with advice and assistance of its outside financial and legal advisors, unanimously approved the transactions contemplated by the merger agreement, including the spin-off and merger transaction, and determined that the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the spin-off and merger transaction, are advisable, fair to and in the best interests of us and our stockholders. Our board of directors recommends that you vote "FOR" adoption and approval of the merger agreement.

        The merger agreement includes customary "no shop" provisions that prohibit us and our representatives from shopping us or otherwise soliciting acquisition proposals (as defined below) or engaging in discussions or providing information in connection with any acquisition proposal. An acquisition proposal is defined as (i) any proposal or offer with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving more than 15% of the total voting power of our capital stock, or more than 15% of our consolidated assets, or (ii) any other proposal or offer which, if consummated, would result in a direct or indirect acquisition of more than 15% of the total voting power of our capital stock, or more than 15% of our consolidated assets, in each case other than the transactions contemplated by the merger agreement.

        Notwithstanding the foregoing, prior to obtaining stockholder approval of the merger, we may, subject to certain conditions, provide information to, and engage in discussions with, third parties regarding unsolicited written acquisition proposals that our board of directors determines in good faith (after consultation with its financial advisor and outside legal counsel) that based on the information then available and after consultation with its financial advisor and outside legal counsel, failure to consider such acquisition proposal would reasonably be expected to constitute a breach of our board of directors' fiduciary duties to stockholders and such acquisition proposal either constitutes or would reasonably be expected to result in a superior proposal (as defined below). "Superior proposal" is defined in the merger agreement as an acquisition proposal for or in respect of, or that if consummated would be reasonably likely to result in, the ownership of all of our outstanding common stock (whether by merger or otherwise) or all or substantially all of our and our subsidiaries' assets (whether measured exclusive or inclusive of the spin-off company and the assets of our online business as the case may be), made by any person on terms that our board of directors determines in good faith, after consultation with our financial and legal advisors, and considering such factors as our board of directors in good faith considers to be appropriate (including the conditionality and the timing, the likelihood of consummation of such proposal and the financing thereof), to be more favorable to us and our stockholders from a financial perspective than the transactions contemplated by the merger agreement and the merger.

Employee Matters

        Under the terms of the merger agreement, in connection with the spin-off, the spin-off company will assume all of our employment-related liabilities arising prior to the effective time of the merger and will become the sponsor of all our employee benefit plans, except to the extent prohibited by applicable law. At the effective time of the merger, our employees who continue to be employed by the surviving corporation will cease participating in spin-off company's employee benefit plans, and the spin-off company will accelerate the vesting of any unvested company contributions made to these employees' accounts under our 401(k) plan. Extreme Reach and its affiliates will assume all employment-related liabilities which arise after the effective time of the merger for our employees who continue employment with the surviving corporation. The merger agreement obligates Extreme Reach to provide, or cause the surviving corporation to provide, our employees who continue to be employed by the surviving corporation or its subsidiaries at the closing of the merger with compensation and employee benefits that are the same or substantially comparable in the aggregate as the compensation and employee benefits Extreme Reach and its subsidiaries provide to their comparably situated employees. The merger agreement further provides our employees who continue to be employed by the surviving corporation following the closing date with immediate eligibility and service credit under employee benefit plans sponsored or maintained by Extreme Reach or its subsidiaries, subject to certain customary exceptions.

Stockholder Litigation

        We agreed, to the extent permitted by applicable law, that in the event that any stockholder litigation relating to the spin-off or merger is brought or threatened against us, any of our subsidiaries or any of their respective officers, directors or employees prior to the effective time of the merger, that we will promptly notify Extreme Reach and cooperate with Extreme Reach in connection therewith. We agreed not to settle any stockholder litigation without the prior written consent of Extreme Reach (which will not be unreasonably withheld, conditioned or delayed). In addition, pursuant to the separation and redemption agreement to be entered into by us and the spin-off company prior to the spin-off, the spin-off company will assume all liabilities for stockholder litigation and appraisal claims existing on or prior to the effective time of the merger.

Cooperation with Financing

        We agreed to use, and to cause our subsidiaries to use, reasonable best efforts to provide cooperation in connection with the arrangement of any debt financing as may be reasonably requested by Extreme Reach.

Spin-Off

        Pursuant to the merger agreement, we will make a distribution to our existing stockholders in the form of a partial redemption of our common stock owned by such stockholders of all of the shares of common stock of the spin-off company, a corporation that will hold our online business following the contribution by us to the spin-off company of all of the assets and liabilities of our online business and all of its cash and working capital pursuant to a separation and redemption agreement to be entered into between us and spin-off company. The consummation of the spin-off is a condition precedent to the merger.

Conditions to Completion of the Merger

        The obligations of us and Extreme Reach to complete the merger are subject to the satisfaction of the following conditions or their waiver (to the extent permitted by applicable law):

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  the holders of a majority of the outstanding shares of our common stock must have voted in favor of adopting the merger agreement;

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  no applicable law, order or restraint that prohibits the consummation of the merger must be in effect; and

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  certain agreements relating to the spin-off must have been completed and executed and the spin-off must have been consummated.

        Extreme Reach's and Acquisition Sub's obligations to complete the merger are also subject to the following conditions or the waiver of such conditions by Extreme Reach (to the extent permitted by applicable law):

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  the following representations and warranties made by us must be true and correct in all material respects as of the closing date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties must be true and correct in all material respects as of such earlier date): organization; authority; brokers; and anti-takeover matters;

  •
  the representations and warranties made by us with respect to our capitalization must be true and correct in all respects as of the closing date except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties must be true and correct in all material respects as of such earlier date), except where the failure to be so true and correct would be de minimis;

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  all other representations made by us must be true and correct (without giving effect to any qualifications or limitations as to materiality or material adverse effect) as of the closing date of the merger as if made at and as of the closing date (except to the extent such representations and warranties expressly speak as of an earlier date, in which case such representations and warranties must be true and correct in all material respects as of such earlier date), except where the failure of such representations and warranties to be so true and correct as of the closing date (without giving effect to any qualifications or limitations as to materiality or material adverse effect) have not and would not, individually or in the aggregate, have a material adverse effect;

  •
  we must perform in all material respects all of our obligations required to be performed by us at or prior to the closing;

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  we must provide to Extreme Reach a certificate signed by our chief executive officer and chief financial officer on behalf of us, certifying to the effect that the conditions above have been satisfied;

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  no change event, occurrence or development has occurred that has had or will reasonably be expected to have a material adverse effect on us;

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  we must provide to Extreme Reach a payoff letter, in form and substance reasonably acceptable to the Extreme Reach and its lenders, from each holder of funded debt of us and our subsidiaries, indicating the amount required to discharge in full such funded debt at the closing and an undertaking by the collateral agent to discharge at closing any liens securing such funded debt; and

  •
  the financing must be available to Extreme Reach on the terms provided in the debt financing letter delivered to us at signing of the merger agreement.

        Our obligation to complete the merger is also subject to the following conditions or the waiver of such conditions by us (to the extent permitted by applicable law):

  •
  each of the representations and warranties of Extreme Reach and Acquisition Sub contained in the merger agreement that is qualified as to materiality must be true and correct, and each of the representations and warranties of Extreme Reach and Acquisition Sub contained in the merger agreement that are not so qualified must be true and correct except for such failures to be true and correct as would not prevent or materially delay the consummation of the transactions contemplated by the merger agreement, in each case, as of the date of the merger agreement and as of the closing date with the same effect as though made on and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date);

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  each of Extreme Reach and Acquisition Sub must have performed or complied in all material respects with all of its obligations required to be performed by it at or prior to the closing date; and

  •
  Extreme Reach must provide to us a certificate signed by its chief executive officer or another senior officer, certifying to the effect that the conditions above have been satisfied.

Termination

        The merger agreement may be terminated and the merger abandoned at any time prior to the effective time of the merger:

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  by the mutual written agreement of us and Extreme Reach;

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  by Extreme Reach if we are in material breach of any representation or warranty or fail to perform any covenant or agreement under the merger agreement that would cause the conditions to closing relating to our representations, warranties and covenants not to be satisfied (but not if (i) the breach is capable of being cured before April 29, 2014 (referred to as the end date) and we are exercising commercially reasonable efforts to cure such breach, then such termination shall not be effective for a period of up to thirty (30) days after receipt by us of notice from Extreme Reach of such breach, and such termination shall become effective only if the breach is not cured in all material respects within the thirty (30) day period or (ii) Extreme Reach or Acquisition Sub is in material breach of any of their representations, warranties, covenants or agreements);

  •
  by Extreme Reach if the consummation of any of the transactions contemplated by the merger agreement is permanently enjoined, prohibited or otherwise restrained by the terms of a final, non-appealable order or judgment of a court of competent jurisdiction (but not if Extreme Reach or Acquisition Sub is in material breach of any of their representations, warranties, covenants or agreements);

  •
  by us if Extreme Reach or Acquisition Sub are in material breach of any representation or warranty or fail to perform any covenant or agreement under the merger agreement that would cause the conditions to closing relating to their respective representations, warranties and covenants not to be satisfied (but not if (i) the breach is capable of being cured before the end date and Extreme Reach or Acquisition Sub, as applicable, is exercising commercially reasonable efforts to cure such breach, then such termination shall not be effective for a period of up to thirty (30) days after receipt by it of notice from us of such breach, and such termination shall become effective only if the breach is not cured in all material respects within the thirty (30) day period or (ii) we are in material breach of any of their representations, warranties, covenants or agreements);

  •
  by us if the consummation of any of the transactions contemplated by the merger agreement is permanently enjoined, prohibited or otherwise restrained by the terms of a final, non-appealable order or judgment of a court of competent jurisdiction (but not if we are in material breach of any of their representations, warranties, covenants or agreements);

  •
  by us if, prior to the vote by the majority of our outstanding stockholders in favor of the merger and related transactions is received by the Company: (i) our board of directors has authorized us to enter into an alternative acquisition agreement with respect to a superior proposal, (ii) concurrently with the termination of the merger agreement, we enter into an alternative acquisition agreement with respect to such superior proposal and (iii) concurrently with such termination, we pay to Extreme Reach or its designee the break fee of $15,000,000 specified in the merger agreement by wire transfer of same day funds to an account at a U.S. banking institution designated in writing by Extreme Reach (but not unless we have complied in all material respects with the requirements of the merger agreement with respect to superior proposals);

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  by either us or Extreme Reach if our stockholder meeting (including any adjournments or postponements thereof) have concluded and the required stockholder approval has not been obtained;

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  by us or Extreme Reach if the closing has not occurred on or before April 29, 2014; (but not if the terminating party is in willful breach of the merger agreement and such breach is the primary reason for the closing not occurring on or before such date);

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  by Extreme Reach if any of the following (each, defined as a triggering event within the merger agreement) has occurred:

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  we have breached the provisions of the merger agreement with respect to superior proposals (or be deemed, pursuant to the terms thereof, to have breached) in any material respect (without regard to whether such breach results in or from an acquisition proposal);

  o
  any of the parties to the voting agreements (excluding Extreme Reach and Acquisition Sub) has breached the provisions thereof (or be deemed, pursuant to the terms thereof, to have breached) in any material respect (without regard to whether such breach results in or from an acquisition proposal);

  o
  our board of directors or any committee thereof shall have for any reason effected a change of recommendation with respect to its recommendation in favor of the merger agreement;

  o
  we failed to include the recommendation by our board of directors in favor of the merger agreement in this proxy statement;

  o
  our board of directors or any committee thereof shall have for any reason approved, endorsed or recommended that our stockholders approve, any acquisition proposal (whether or not a superior proposal);

  o
  we have entered into a letter of intent, memorandum of understanding or contract (other than a confidentiality agreement contemplated by the merger agreement) accepting or agreeing to discuss or negotiate any acquisition proposal (whether or not a superior proposal); or

    o
    our board of directors failed to unconditionally reaffirm (publicly, if so requested by Extreme Reach) its recommendation that stockholders vote in favor of the merger agreement and unconditionally recommend that our stockholders reject any acquisition proposal if made in the form of a tender or exchange offer, in each case, within one business day after Extreme Reach delivers to us a reasonable request in writing to do (but, in the case of a tender offer subject to Regulation 14D promulgated by the SEC pursuant to the Exchange Act, no later than (i) the date the Company is required to issue a communication other than a "stop, look and listen" communication of the type contemplated by Section 14d-9(f) of the Exchange Act and (ii) the date the Company actually issues a communication other than a "stop, look and listen" communication of the type contemplated by Section 14d-9(f) of the Exchange Act); or

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  by Extreme Reach if, at any time prior to the closing date, a company material adverse effect has occurred.

Termination Fees—Break Fee

        We are obligated to pay Extreme Reach a fee of $15,000,000 if the merger agreement is terminated:

  •
  by us if, prior to obtaining the required stockholder approval for the merger: (i) our board of directors has authorized us to enter into an alternative acquisition agreement with respect to a superior proposal and (ii) concurrently with the termination of the merger agreement, we enter into an alternative acquisition agreement with respect to such superior proposal (but only if we have complied in all material respects with the requirements of the merger agreement with respect to superior proposals);

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  by Extreme Reach if we are in material breach of any of our representations, warranties, covenants or agreements under the merger agreement that would cause the conditions to closing relating to our representations, warranties and covenants not to be satisfied (but not if (i) the breach is capable of being cured before April 29, 2014 and we are exercising commercially reasonable efforts to cure such breach, in which case such termination shall not be effective for a period of up to 30 days after receipt by us of notice from Extreme Reach of such breach, and such termination shall become effective only if the breach is not cured in all material respects within the 30 day period or (ii) Extreme Reach or Acquisition Sub is in material breach of any of their representations, warranties, covenants or agreements); or

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  by Extreme Reach upon the occurrence of a triggering event.

Termination Fees—Reverse Break Fee

        Extreme Reach is obligated to pay us a fee of $15,000,000 (less amounts paid in connection with the $10,000,000 Extreme Reach must pay us in the event the closing has not occurred on or before April 29, 2014 but for the applicable waiting period under the HSR Act having not expired or otherwise been terminated) if the merger agreement is terminated by us:

  •
  if Extreme Reach or Acquisition Sub are in material breach of any of their respective representations, warranties, covenants or agreements under the merger agreement that would cause the conditions to closing relating to their respective representations, warranties and covenants not to be satisfied (but not if (i) the breach is capable of being cured before April 29, 2014 and Extreme Reach or Acquisition Sub, as applicable, is exercising commercially reasonable efforts to cure such breach, in which case such termination shall not be effective for a period of up to 30 days after receipt by it of notice from us of such breach, and such termination shall become effective only if the breach is not cured in all material respects within the 30 day period or (ii) we are in material breach of any of our representations, warranties, covenants or agreements); or

  •
  if the closing has not occurred on or before April 29, 2014, subject to certain conditions to closing being satisfied (but not if the terminating party is in willful breach of the merger agreement and such breach is the primary reason for the closing not occurring on or before such date).

Expenses

        Pursuant to the merger agreement, all fees and expenses incurred in connection with the merger agreement will be paid by the party incurring such fees or expenses, except that the HSR Act filing fee will be paid by Extreme Reach. Additionally, the spin-off company is responsible for all fees and expenses incurred by us in connection with the merger agreement, whether incurred prior to or after the effective time of the merger to the extent we have not paid the fees and expenses incurred by us prior to the merger. However, in the event the merger agreement is terminated by either Extreme Reach or us for failure to obtain the necessary approval of the stockholders, and we have not paid the $15,000,000 break fee to Extreme Reach, we will be required to reimburse Extreme Reach for its reasonable expenses in connection with the transactions contemplated by the merger agreement up to an aggregate amount not to exceed $7,500,000 within two business days by wire transfer of same day funds following presentation of reasonable documentation setting forth such expenses.

Amendment

        The merger agreement may be amended in writing by the parties at any time before or after any approval of the merger agreement by our stockholders but prior to the effective time of the merger; however, after stockholder approval, no amendment may be made that by law requires further stockholder approval without such further stockholder approval.

Governing Law

        The merger agreement is governed by Delaware law.

Specific Performance

        We, Extreme Reach and Acquisition Sub have agreed that irreparable damage would occur in the event that any of the provisions of the merger agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, we agreed that we, Extreme Reach and Acquisition Sub would be entitled to an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement in any Delaware State court (in addition to any other remedy which any of us may be entitled to at law or in equity). Notwithstanding the foregoing, we can seek specific performance of Extreme Reach's obligation (i) to cause the equity financing to fund the merger and/or (ii) to consummate the merger only in the event that certain conditions to closing have been satisfied.

        In the event we are entitled to payment of the reverse break fee, other than with respect to any intentional or willful breaches of the merger agreement by Extreme Reach or Acquisition Sub, our right to receive payment of the reverse break fee will be our sole and exclusive remedy in such instance. Upon payment of the reverse break fee, none of Extreme Reach, Acquisition Sub, or any of their respective affiliates will have any further liability or obligation relating to or arising out of the merger agreement or the transactions contemplated thereby.

THE VOTING AGREEMENTS

Voting Agreement with Certain of Our Executive Officers

        Contemporaneously with the execution and delivery of the merger agreement, Scott K. Ginsburg and Neil H. Nguyen, stockholders and beneficial owners of our common stock, entered into a voting agreement with Extreme Reach. Approximately 9.0% of our outstanding shares on the record date for the special meeting are subject to the voting agreement.

        The following summary description of the voting agreement is qualified in its entirety by reference to the voting agreement, which is attached as Annex B to this proxy statement and is incorporated herein by reference.

        Each stockholder who entered into the voting agreement with Extreme Reach agreed to vote the subject shares at our special meeting:

  •
  in favor of the merger, the merger agreement and the transactions contemplated by the merger agreement;

  •
  against any proposal or offer with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving more than 15% of the total voting power of the capital stock, or more than 15% of our consolidated assets, other than the transactions contemplated by the merger agreement; and

  •
  against any other proposal or offer which, if consummated, would result in a direct or indirect acquisition of more than 15% of the total voting power of our capital stock, or more than 15% of our consolidated assets, other than the transactions contemplated by the merger agreement.

        These stockholders also agreed to grant Extreme Reach an irrevocable proxy and appoint Extreme Reach as the stockholder's attorney-in-fact with full power of substitution to vote the subject shares on any of the foregoing matters at our special meeting.

        The voting agreement terminates upon the earlier of (i) the effective time of the merger, (ii) the termination of the merger agreement in accordance with its terms, (iii) the occurrence of a change, withholding, withdrawing, qualifying or modifying (or public proposal or resolution to change, withhold, withdraw, qualify or modify) by our board of directors, in a manner adverse to Extreme Reach, of the recommendation of our board of directors as to the adoption and approval of the merger agreement and the merger pursuant to and in accordance with certain provisions of the merger agreement or (iv) the conclusion of the meeting of our stockholders whereby pursuant to such meeting the merger, the merger agreement have been approved or disapproved by such stockholders.

        The stockholders signing the voting agreement have agreed that they will be bound by the non-solicitation provisions of the merger agreements described above under "The Merger Agreement—Board Recommendations; No Solicitation of Alternative Proposals" beginning on page 72. These stockholders further agreed to certain restrictions on the transfer of their subject shares.

Voting Agreement with Certain Other Stockholders

        On October 7, 2013, we entered into a voting agreement with Alex Meruelo Living Trust, Meruelo Investment Partners LLC and Alex Meruelo (collectively, the "Meruelo Stockholders"), which collectively beneficially owned a total of 4,023,570 shares of our common stock on August 9, 2013.

        The Meruelo Stockholders agreed to vote the subject shares at our special meeting:

  •
  in favor of the merger, including the advisory vote with respect to certain compensation payable to our named executive officers as a result of the merger, subject to certain limitations; and

  •
  in favor of any candidates nominated by our board of directors for election to our board of directors should any election take place at a stockholders' meeting held prior to the effective date of the merger.

        As part of this voting agreement we agreed that the board of directors for the spin-off company will have seven seats, and that all directors will be elected annually. The Meruelo Stockholders will have the right to appoint one director to the spin-off company's board of directors, and to propose at least three individuals to be considered for one of the six remaining seats to the spin-off company's board of directors. We have agreed to propose two additional individuals of our choosing for that one seat and to provide the Meruelo Stockholders with an opportunity to confer with those individuals. Neil Nguyen, our Chief Executive Officer, will, in consultation with the existing board of directors and in accordance with our nominating and governance process, select the individual from the nominees under consideration to fill that one seat on the spin-off company's board of directors. The individual to be selected is anticipated to serve on the audit committee for the spin-off company, subject to meeting independence and other requirements under the rules and regulations of the SEC and NASDAQ.

        The Meruelo Stockholders have also agreed to support candidates nominated by the spin-off company to its board of directors at its first annual meeting anticipated to be held in the fourth quarter of 2014, and will not initiate a proxy contest or participate in any attempt to take control of the spin-off company until at least the first quarter of 2015, if ever, subject to certain limitations. Should these stockholders reduce their beneficial ownership of the spin-off company's common shares to less than 8.5% of the outstanding shares, the director appointed by the Meruelo Stockholders to the spin-off company board of directors will resign. Further, the Meruelo Stockholders have agreed to dismiss with prejudice their lawsuit challenging certain provisions of our Bylaws with respect to our classified board of directors, currently pending in the Delaware Court of Chancery. We have agreed to reimburse these stockholders up to $119,000 in legal costs relating to the litigation.

 DISSENTERS' RIGHTS OF APPRAISAL

        Under Section 262 of the Delaware General Corporation Law, referred to as the DGCL, holders of our common stock as of           , the record date, who do not wish to accept the merger consideration being paid by Extreme Reach as described in this proxy statement may dissent and elect to have the fair value of their shares of common stock (exclusive of any element of value arising from the accomplishment or expectation of the spin-off and merger transaction) judicially determined and paid to the holder in cash (together with interest, if any) in the amount determined to be the fair value, provided that the holder complies with the provisions of Section 262 of the DGCL.

        The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by the full text of Section 262, which is provided in its entirety as Annex D to this proxy statement. All references in Section 262 and in this summary to a "stockholder" are to the record holder of the shares of our common stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of our common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow properly the steps summarized below in a timely manner to perfect appraisal rights.

        Under Section 262, where a proposed merger is to be submitted for approval and adoption at a meeting of stockholders, as in the case of the special meeting, the corporation, not less than 20 days before the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in that notice a copy of Section 262. This proxy statement constitutes that notice and the applicable statutory provisions of the DGCL are attached to this proxy statement as Annex D. Any stockholder who wishes to exercise appraisal rights or who wishes to preserve the right to do so should review carefully the following discussion and Annex D to this proxy statement. Failure to comply with the procedures specified in Section 262 timely and properly will result in the loss of appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of our common stock, we believe that stockholders who consider exercising such appraisal rights should seek the advice of counsel.

        Any holder of our common stock wishing to exercise the right to demand appraisal under Section 262 of the DGCL must satisfy each of the following conditions:

  •
  as more fully described below, the holder must deliver to us a written demand for appraisal of the holder's shares before the vote on the merger agreement at the special meeting, which demand will be sufficient if it reasonably informs us of the identity of the holder and that the holder intends to demand the appraisal of the holder's shares;

  •
  the holder must not vote the holder's shares of our common stock in favor of the merger agreement; a proxy which does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement and, therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement or abstain from voting on the merger agreement; and

  •
  the holder must continuously hold the shares from the date of making the demand through the effective date of the merger; a stockholder who is the record holder of shares of our common stock on the date the written demand for appraisal is made but who thereafter transfers those shares before the effective time of the merger will lose any right to appraisal in respect of those shares.

        Neither voting (in person or by proxy) against, abstaining from voting on or failing to vote on the proposal to adopt and approve the merger agreement will constitute a written demand for appraisal within the meaning of Section 262. The written demand for appraisal must be in addition to and separate from any such proxy or vote.

        Only a holder of record of shares of our common stock issued and outstanding immediately before the effective time of the merger is entitled to assert appraisal rights for the shares in that holder's name. A demand for appraisal should be executed by or on behalf of the stockholder of record, fully and correctly, as the stockholder's name appears on the stock certificates, and should specify the stockholder's name and mailing address, the number of shares of common stock owned and that the stockholder intends to demand appraisal of the stockholder's common stock. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity. If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a stockholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising appraisal rights with respect to the shares held for one or more other beneficial owners. In such case, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned the demand will be presumed to cover all shares held in the name of the record owner. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine appropriate procedures for the making of a demand for appraisal by the nominee.

        A stockholder who elects to exercise appraisal rights under Section 262 should mail or deliver a written demand to: Digital Generation, Inc., 750 West John Carpenter Freeway, Suite 700, Irving, Texas 75039, Attn: Corporate Secretary.

        Within ten days after the effective date of the spin-off and merger transaction, DG, as the surviving corporation, must send a notice as to the effectiveness of the spin-off and merger transaction to each of our former stockholders who has made a written demand for appraisal in accordance with Section 262 and who has not voted to adopt the merger agreement and approve the spin-off and merger transaction. Within 120 days after the effective date of the spin-off and merger transaction, but not thereafter, either we or any dissenting stockholder who has complied with the requirements of Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of common stock held by all dissenting stockholders. We are under no obligation to and have no present intention to file a petition for appraisal, and stockholders seeking to exercise appraisal rights should not assume that we will file such a petition. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Inasmuch as we have no obligation to file such a petition, the failure of a stockholder to do so within the period specified could nullify the stockholder's previous written demand for appraisal.

        Within 120 days after the effective date of the spin-off and merger transaction, any stockholder who has complied with the provisions of Section 262 to that point in time will be entitled to receive from us, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. We must mail that statement to the stockholder within 10 days after receipt of the request or within 10 days after expiration of the period for delivery of demands for appraisals under Section 262, whichever is later. Notwithstanding the foregoing, a person who is the beneficial owner of shares of our common stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from us the statement described in this paragraph.

        A stockholder timely filing a petition for appraisal with the Delaware Court of Chancery must deliver a copy to us, and we will then be obligated within 20 days to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded appraisal of their shares. After notice to those stockholders, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine which stockholders are entitled to appraisal rights. The Delaware Court of Chancery may require stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the requirement, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

        After the Delaware Court of Chancery determines the holders of our common stock entitled to appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through this proceeding, the Court will determine the "fair value" of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. The costs of the action may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable. Upon application of a dissenting stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all of the shares entitled to appraisal. Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined under Section 262 could be more than, the same as or less than the value of cash they would receive under the merger agreement if they did not seek appraisal of their shares.

        In determining fair value, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider "market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the merger and which throw any light on future prospects of the merged corporation." In Weinberger, the Delaware Supreme Court stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." However, Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger."

        Any of our stockholders who has duly demanded an appraisal in compliance with Section 262 will not, after the effective date of the merger, be entitled to vote the shares subject to that demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares as of a record date before the effective date of the merger).

        At any time within 60 days after the effective date of the merger, any of our stockholders who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw its demand for appraisal and accept the merger consideration by delivering to us a written withdrawal of the stockholder's demand for appraisal. However, any such attempt to withdraw made more than 60 days after the effective date of the merger will require our written approval. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw its demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within 60 days after the effective date of the merger. If we do not approve a stockholder's request to withdraw a demand for appraisal when that approval is required or, except with respect to a stockholder that withdraws its right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder would be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be more than, the same as or less than the value of the consideration being offered pursuant to the merger agreement.

        Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL may result in the loss of a stockholder's statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is urged to consult legal counsel before attempting to exercise appraisal rights.

 MARKET PRICE AND DIVIDEND DATA

        Our common stock is quoted on the NASDAQ Global Select Market under the symbol "DGIT." The following table sets forth for the periods indicated the high and low per share closing sales price of our common stock as quoted on the NASDAQ Global Select Market:

	DGIT Common Stock
	Low	High
Fiscal Year ended December 31, 2011
First Quarter	$27.17	$34.41
Second Quarter	28.50	37.01
Third Quarter	16.95	32.68
Fourth Quarter	11.25	20.50
Year ended December 30, 2012
First Quarter	10.00	15.35
Second Quarter	7.80	12.80
Third Quarter	8.45	12.55
Fourth Quarter	8.48	11.50
Year ending December 31, 2013
First Quarter	6.42	11.40
Second Quarter	5.86	7.68
Third Quarter	7.38	13.04
Fourth Quarter (through )

        On August 11, 2013, the last full trading day prior to the public announcement of the proposed merger, the closing price per share of our common stock, as reported on the NASDAQ Global Select Market, was $10.18. On          , the most recent practicable date prior to the printing of this document, the closing price per share of our common stock, as reported on the NASDAQ Global Select Market, was $          .

        We have not paid any cash dividends on our common stock and do not anticipate paying dividends in the foreseeable future. Following the merger, there will be no further market for our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of our common stock as of October 31, 2013, except as noted, for (a) each stockholder known by us to own beneficially more than 5% of our common stock; (b) each of our directors; (c) each executive officer named in the Summary Compensation Table; and (d) all of our current directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities.

        The percentage ownership is based upon 27,985,789 shares of common stock outstanding as of October 31, 2013.

        For purposes of the table below, we deem shares of common stock subject to options that are currently exercisable or will be exercisable within 60 days of October 31, 2013 to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person.

	Shares Beneficially Owned as of October 31, 2013(1)
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Scott K. Ginsburg(2)	2,530,774	9.0%
Moon Doggie Family Partnership
Neil H. Nguyen(3)	294,273	1.0%
Craig E. Holmes	—	*
Sean N. Markowitz	3,513	*
Andy Ellenthal	40,995	*
David M. Kantor(4)	29,268	*
Cecil H. Moore Jr.	4,939	*
John R. Harris	2,439	*
Jeffrey A. Rich	12,268	*
Alex Meruelo Living Trust(5)	4,023,570	14.4%
9550 Firestone Blvd, Suite 105 Downey, CA 90241
BlackRock Fund Advisors	2,012,785	7.2%
400 Howard Street San Francisco, CA 94105
All directors and executive officers as a group (11 persons)(6)	2,918,469	10.3%

*
Less than 1% of the Company's common stock.

(1)
Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge, the persons and entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the business address of each beneficial owner listed is 750 West John Carpenter Freeway, Suite 700, Irving, TX 75039.

(2)
Includes 2,138,262 shares held of record by Scott K. Ginsburg, 1,660 shares held as parent/guardian of minors and 300,852 shares held in the name of Moon Doggie Family Partnership, L.P. (Scott K. Ginsburg is the sole general partner of Moon Doggie Family

  Partnership, L.P.) Also includes 90,000 shares issuable pursuant to restricted stock units that could be distributed to Mr. Ginsburg within 60 days of October 31, 2013.

(3)
Includes options exercisable into 200,000 shares of common stock.

(4)
Includes options exercisable into 5,000 shares of common stock.

(5)
Based upon a Form 13D filed by the holder on October 7, 2013.

(6)
Includes options exercisable into 205,000 shares of common stock. Also includes 90,000 shares issuable pursuant to restricted stock units that could be distributed to Mr. Ginsburg within 60 days of October 31, 2013.

 ADVISORY VOTE ON CERTAIN COMPENSATION (PROPOSAL 2)

        Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) of the Securities Exchange Act of 1934, we are seeking non-binding, advisory stockholder approval of certain compensation that is payable or could become payable to our named executive officers in connection with the merger as disclosed under "The Merger—Interests of Our Directors and Executive Officers in the Merger" beginning on page 46. The proposal gives our stockholders the opportunity to express their views on such merger-related compensation of our named executive officers.

        Accordingly, we are requesting stockholders to adopt the following resolution, on a non-binding, advisory basis:

        "RESOLVED, that the compensation that may be paid or become payable to Digital Generation's named executive officers in connection with the merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in the section of the proxy statement for the merger captioned "The Merger—Interests of Our Directors and Executive Officers in the Merger—Quantification of Payments to Our Named Executive Officers," are hereby APPROVED".

        The vote on this proposal is a vote separate and apart from the merger proposal. Approval of the non-binding, advisory proposal with respect to the compensation that may be received by our named executive officers in connection with the merger is not a condition to completion of the merger, and failure to approve this advisory matter will have no effect on the vote to approve the merger. In particular, holders of our common stock are directed to "The Merger—Interests of Our Directors and Executive Officers in the Merger—Quantification of Payments to Our Named Executive Officers" beginning on page 51.

        The advisory vote on the compensation that may be received by our named executive officers in connection with the merger will be approved if a majority of the votes cast on such proposal vote "FOR" such proposal. Properly executed proxies will be voted "FOR" the non-binding advisory proposal regarding such compensation, unless otherwise noted on the proxies.

 ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL 3)

        If there are insufficient votes at the time of the special meeting to adopt and approve the merger agreement, including the merger, we intend to propose to adjourn our special meeting for a period of not more than 30 days for the purpose of soliciting additional proxies to adopt and approve the merger agreement. We do not intend to propose adjournment at our special meeting if there are sufficient votes to adopt and approve the merger agreement. If approval of the proposal to adjourn our special meeting for the purpose of soliciting additional proxies is submitted to our stockholders for approval, such approval requires the affirmative vote of a majority of the shares of our common stock represented, in person or by proxy, and entitled to vote at the special meeting. Our board of directors recommends that you vote "FOR" the adjournment proposal so that proxies may be used for that purpose, should it become necessary. Properly executed proxies will be voted "FOR" the adjournment proposal, unless otherwise noted on the proxies.

 MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

        In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to Investor Relations, Digital Generation, Inc., 750 West John Carpenter Freeway, Suite 700, Irving, TX 75039, telephone: 972-581-2000. In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting us at the address and phone number set forth in the prior sentence.

STOCKHOLDER PROPOSALS

        If the merger is consummated, we will not have public stockholders and there will be no public participation in any future meetings of stockholders. However, if the merger is not completed, we plan to hold our 2014 annual meeting of stockholders on a date that will be determined by our board of directors.

        Proposals of security holders intended to be presented at the next annual meeting of stockholders of DG, if any, to be held during 2014, pursuant to Rule 14a-8 promulgated under the Exchange Act, must be submitted to our Corporate Secretary at 750 West John Carpenter Freeway, Suite 700, Irving, Texas 75039, and received by us a reasonable time before we print our proxy materials for inclusion in our proxy and proxy statement relating to said meeting. Under our bylaws, in order for a stockholder proposal submitted other than pursuant to Rule 14a-8, and therefore not included in our proxy materials, to be considered timely, such proposal must be delivered to, or mailed and received at, our principal executive offices not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC's public reference room at the following location:

Public Reference Room
100 F Street, N.E., Room 1580
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the SEC's website at http://www.sec.gov. Reports, proxy statements and other information concerning us may also be inspected at the Nasdaq offices at 1735 K Street, N.W., Washington, D.C. 20006.

        Extreme Reach has supplied all information contained in this proxy statement relating to Extreme Reach and Acquisition Sub and we have supplied all such information relating to us.

        Our stockholders should not send in their stock certificates until they receive the transmittal materials from the paying agent. Our stockholders of record who have further questions about their share certificates or the exchange of our common stock for cash should contact the paying agent.

        You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated            , 2013. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement). Neither the mailing of this proxy statement to stockholders nor the issuance of cash in the merger creates any implication to the contrary.

Annex A

AGREEMENT AND PLAN OF MERGER

By and Among

EXTREME REACH, INC.,

DAWN BLACKHAWK ACQUISITION CORP.

and

DIGITAL GENERATION,  INC.

Dated as of August 12, 2013

A-i

A-ii

 Annexes

A	Voting Agreement
B	Separation Agreement
C	Employee Matters Agreement
D	Transition Services Agreement
E	Noncompetition Agreements
F	Tax Matters Agreement

A-iii

        AGREEMENT AND PLAN OF MERGER, dated as of August 12, 2013 (this "Agreement"), by and among Extreme Reach, Inc., a Delaware corporation ("Buyer"), Dawn Blackhawk Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Buyer ("Acquisition Sub"), and Digital Generation, Inc., a Delaware corporation (the "Company").

W I T N E S S E T H

        WHEREAS, in furtherance of the acquisition of the Company by Buyer, the respective boards of directors of the Company, Buyer and Acquisition Sub each have approved and deemed advisable, and Buyer, as the sole stockholder of Acquisition Sub, has adopted this Agreement and approved the merger of the Acquisition Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions and limitations set forth herein and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), and in compliance with laws, rules, regulations, orders, judgments or decrees promulgated by any Governmental Authority of the countries where the Company and its subsidiaries are located;

        WHEREAS, the respective boards of directors of the Company, Buyer and Acquisition Sub deem it advisable and in the best interests of their respective stockholders that the parties consummate the transactions contemplated hereby, upon the terms and subject to the conditions provided for herein;

        WHEREAS, the Board of Directors of the Company has resolved to recommend to its stockholders the approval and adoption of this Agreement and the transactions contemplated hereby (including the Merger), upon the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, subject to the terms and conditions set forth herein, the Company intends to distribute to its existing stockholders immediately prior to the Effective Time all of the shares of common stock of a wholly-owned subsidiary of the Company ("SpinCo"), in partial redemption of the outstanding common stock of the Company, par value $0.001 per share (the "Company Common Stock"), following the contribution by the Company to SpinCo of all of the assets and liabilities of its Online Business, all of its cash and all of its working capital (together with the related transactions, actions, agreements and undertakings in connection therewith, in each case required pursuant to the Spin-Off Agreements, the "Spin-Off Transaction");

        WHEREAS, as a condition to Buyer entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Buyer is entering into a Voting Agreement with certain stockholders of the Company attached hereto as Annex A (the "Voting Agreement") pursuant to which, among other things, each stockholder party thereto has agreed, subject to the terms thereof, to vote all shares of Company Common Stock owned by each of them in favor of the adoption of this Agreement and the transactions contemplated hereby (which shall include for all purposes, the Spin-Off Transaction); and

        WHEREAS, the Company, Buyer and Acquisition Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the other transactions contemplated hereby.

        NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements and subject to the conditions contained herein and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I.
DEFINITIONS

        Section 1.1    Definitions.     Defined terms used in this Agreement have the meanings ascribed to them by definition in this Agreement or in Appendix A.

 ARTICLE II.
THE MERGER

        Section 2.1    The Merger.     Upon the terms and subject to the conditions of this Agreement, and in accordance with Delaware Law, at the Effective Time, Acquisition Sub shall be merged with and into the Company, whereupon the separate existence of Acquisition Sub shall cease, and the Company shall continue under the name "Digital Generation, Inc." (or any such name as Buyer may select) as the surviving corporation (the "Surviving Corporation") as a wholly owned subsidiary of Buyer and shall continue to be governed by the laws of the State of Delaware.

        Section 2.2    Closing.     Subject to the satisfaction or, if permissible, waiver of the conditions set forth in ARTICLE VII hereof, the closing of the Merger (the "Closing") will take place at 9:00 a.m., New York time, on a date to be specified by the parties hereto, but no later than the second Business Day after the satisfaction or waiver of the conditions set forth in ARTICLE VII hereof (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions) at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York, unless another time, date or place is agreed to in writing by the parties hereto (the date of such Closing being the "Closing Date").

        Section 2.3    Effective Time.

          (a)   Concurrently with the Closing, the Company, Buyer and Acquisition Sub shall cause a certificate of merger (the "Certificate of Merger") with respect to the Merger to be executed and filed with the Secretary of State of the State of Delaware (the "Secretary of State") as provided under Delaware Law. The Merger shall become effective on the date and time at which the Certificate of Merger has been duly filed with the Secretary of State or at such other date and time as is agreed between the parties and specified in the Certificate of Merger, and such date and time is hereinafter referred to as the "Effective Time."

          (b)   From and after the Effective Time, the Surviving Corporation shall possess all properties, rights, privileges, powers and franchises of the Company following the Spin-Off Transaction, and of Acquisition Sub, and all of the claims, obligations, liabilities, debts and duties of the Company (after giving effect to the Spin-Off Transaction) and Acquisition Sub shall become the claims, obligations, liabilities, debts and duties of the Surviving Corporation.

        Section 2.4    Certificate of Incorporation and By-laws.

          (a)   At the Effective Time, the Restated Certificate of Incorporation of the Company, as amended (the "Company Certificate"), shall be amended so as to read in its entirety as the Certificate of Incorporation of Acquisition Sub except that the corporate name of the Surviving Corporation shall be "Digital Generation, Inc." (or any such name as Buyer may select) and, as so amended, such Company Certificate shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein and by applicable Law, subject to Section 6.7(a).

          (b)   At the Effective Time, and without any further action on the part of the Company and Acquisition Sub, the Amended and Restated By-laws of the Company (the "Company By-laws") shall be amended so as to read in their entirety as the By-laws of Acquisition Sub and, as so amended, shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law, subject to Section 6.7(a).

        Section 2.5    Board of Directors.     Subject to applicable Law, the board of directors of the Surviving Corporation effective as of, and immediately following, the Effective Time shall consist of the members of the board of directors of Acquisition Sub immediately prior to the Effective Time.

        Section 2.6    Officers.     The officers of the Surviving Corporation effective as of, and immediately following, the Effective Time shall be the officers of Acquisition Sub immediately prior to the Effective Time.

ARTICLE III.
EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

        Section 3.1    Effect on Securities.     At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Acquisition Sub or the holders of any securities of the Company or Acquisition Sub:

          (a)    Cancellation of Treasury Stock and Buyer-Owned Stock.    Each share of Company Common Stock owned by the Company or any of its wholly-owned subsidiaries or held by Buyer or any of its wholly-owned subsidiaries immediately prior to the Effective Time shall automatically be cancelled, retired and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof.

          (b)    Conversion of Company Common Stock; Aggregate Purchase Price.

              (i)  Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled pursuant to Section 3.1(a) hereof with respect to sub-clauses (x) and (y) and Dissenting Shares with respect to sub-clause (y) only) shall be (x) partially redeemed by conversion into the right to receive the Redemption Consideration and (y) partially converted into the right to receive the Per Share Merger Consideration, in cash, without interest. The "Redemption Consideration" shall be a pro rata number of shares of SpinCo Common Stock for each share of Company Common Stock as determined by the Company's Board of Directors. The "Per Share Merger Consideration" shall be equal to the quotient of (i) the Aggregate Purchase Price less the amount of Funded Debt on the Closing Date, divided by (ii) the Aggregate Fully Diluted Common Shares. "Aggregate Purchase Price" shall mean Four Hundred and Eighty-Five Million Dollars ($485,000,000.00).

             (ii)  Each share of Company Common Stock to be converted into the right to receive the Redemption Consideration and Per Share Merger Consideration pursuant to Section 3.1(b)(i) shall be automatically cancelled and shall cease to exist. The holders of certificates (the "Certificates") or book-entry shares ("Book-Entry Shares") that immediately prior to the Effective Time represented such Company Common Stock shall, other than Dissenting Shares, cease to have any rights with respect to such Company Common Stock other than the right to receive, upon surrender of such Certificates or Book-Entry Shares in accordance with Section 3.2 of this Agreement, the Redemption Consideration and the Per Share Merger Consideration.

          (c)    Conversion of Acquisition Sub Capital Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock, par value of $0.01 per share, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid share of common stock, par value $0.01 per share, of the Surviving Corporation and constitute the only outstanding shares of capital stock of the Surviving Corporation.

        Section 3.2    Payoff of Funded Debt; Exchange of Company Common Stock

          (a)    Payoff of Funded Debt.    Immediately prior to the Effective Time, and subject to the conditions set forth in Sections 7.1 and 7.2 having been satisfied or waived by Buyer, Buyer shall pay-off in full the Funded Debt of the Company pursuant to written instructions provided by JP Morgan Chase Bank, N.A. as Administrative Agent (the "Administrative Agent") under the

  Amended and Restated Credit Agreement dated as of July 26, 2011 among the Company, the lenders party thereto and the Administrative Agent (the "Company Credit Agreement").

          (b)    Designation of Paying Agent; Deposit of Payment Fund.    Prior to the Effective Time, the Company shall designate a paying agent (the "Paying Agent") reasonably acceptable to Buyer for the payment of the Redemption Consideration and Per Share Merger Consideration as provided in Section 3.1(b)(i). At or prior to the Effective Time, (i) Buyer shall deposit, or cause to be deposited with the Paying Agent for the benefit of holders of shares of Company Common Stock, cash constituting an amount equal to the Aggregate Purchase Price less the Funded Debt (such amount as deposited with the Paying Agent, the "Payment Fund") and (ii) the Company shall deposit, or cause to be deposited with the Paying Agent for the benefit of holders of shares of Company Common Stock, shares of SpinCo Common Stock constituting the aggregate Redemption Consideration. The Payment Fund shall not be used for any purpose that is not expressly provided for in this Agreement.

          (c)    As promptly as practicable following the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail (and to make available for collection by hand) to each holder of record of a Certificate or Book-Entry Share, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (x) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares, as applicable, shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent and which shall be in the form and have such other provisions as Buyer and the Company may reasonably specify and (y) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for the Redemption Consideration and the Per Share Merger Consideration into which the number of shares of Company Common Stock previously represented by such Certificate or Book-Entry Shares shall have been converted pursuant to this Agreement (which instructions shall provide that at the election of the surrendering holder, Certificates or Book-Entry Shares may be surrendered, and the Redemption Consideration and the Per Share Merger Consideration in exchange therefor collected, by hand delivery).

          (d)    After the Effective Time, upon surrender of a Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share for cancellation to the Paying Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor the Redemption Consideration and the Per Share Merger Consideration for each share of Company Common Stock formerly represented by such Certificate or Book-Entry Share, to be mailed (or made available for collection by hand if so elected by the surrendering holder) as soon as reasonably practicable, after which the Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share so surrendered shall be forthwith cancelled. The Paying Agent shall accept such Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates or Book-Entry Shares on the Redemption Consideration and the Per Share Merger Consideration (or the cash pursuant to Section 3.2(e)) payable upon the surrender of the Certificates or Book-Entry Shares.

          (e)    Termination of Payment Fund.    Any portion of the Payment Fund or Redemption Consideration which remains undistributed to the holders of the Certificates or Book-Entry Shares for six (6) months after the Effective Time shall be delivered to Buyer (or its designee), upon demand, and any such holders prior to the Merger who have not theretofore complied with this ARTICLE III shall thereafter look only to Buyer (subject to abandoned property, escheat or other similar laws), as general creditors thereof for payment of their claim for cash, without interest, to which such holders may be entitled.

          (f)    No Liability.    None of Buyer, Acquisition Sub, the Company, SpinCo, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash held in the Payment Fund or any portion of the Redemption Consideration, in each case, delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

          (g)    Investment of Payment Fund.    The Paying Agent shall invest the cash included in the Payment Fund as directed by Buyer or, after the Effective Time, the Surviving Corporation in (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for payment of all principal and interest, or (iii) commercial paper obligations receiving the highest rating from either Moody's Investor Services, Inc. or Standard & Poor's, a division of The McGraw Hill Companies, or a combination thereof. Any interest and other income resulting from such investments shall be paid to and be income of Buyer. If for any reason (including losses) the cash in the Payment Fund shall be insufficient to fully satisfy all of the payment obligations to be made in cash by the Paying Agent hereunder, Buyer shall promptly deposit cash into the Payment Fund in an amount which is equal to the deficiency required to fully satisfy such cash payment obligations.

        Section 3.3    Stock Options and Restricted Stock Units.

          (a)    Treatment of Options.    Subject to the conditions set forth in each of Section 7.1(a), Section 7.1(b) and Section 7.1(c), each Company Option, whether vested or unvested, shall by action of the Company's Board of Directors or a duly authorized committee thereof, and without any action on the part of any holder of any Company Option, become fully vested and be exchanged for shares of Company Common Stock on a net exercise basis two Business Days prior to the Spin-Off Transaction (the "Exchange Date"). As of the Spin-Off Transaction there shall be no Company Options Outstanding.

          (b)    Treatment of Restricted Stock Units.    Subject to the conditions set forth in each of Section 7.1(a), Section 7.1(b) and Section 7.1(c), each Restricted Stock Unit, whether vested or unvested shall by action of the Company's Board of Directors or a duly authorized committee thereof and without any further action on the part of any holder of any Restricted Stock Unit, become fully vested and be converted into a share of Company Common Stock on the Exchange Date. As of the Spin-Off Transaction there shall be no Restricted Stock Units outstanding.

          (c)    Necessary Action.    Prior to the Spin-Off Transaction, the Company shall take any and all actions reasonably necessary to effectuate the provisions of this Section 3.3, including, without limitation, providing holders of Company Options and Restricted Stock Units with notice of exchange on a net exercise basis of Company Options for Company Common Stock and the conversion of their Restricted Stock Units as provided herein.

          (d)    Termination of Company Option Plans.    Not later than the Effective Time, the Company shall have terminated all Company Option Plans and no further Company Common Stock, Company Options, Restricted Stock Units or other rights with respect to Company Common Stock shall be granted thereunder.

        Section 3.4    Lost Certificates.     If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Per Share Merger Consideration and Redemption Consideration to which the holder thereof is entitled pursuant to this ARTICLE III.

        Section 3.5    Dissenting Shares.     Notwithstanding Section 3.1(b) hereof, to the extent that holders thereof are entitled to appraisal rights under Section 262 of Delaware Law, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has properly exercised and perfected his or her demand for appraisal rights under Section 262 of Delaware Law (the "Dissenting Shares") shall not be converted into the right to receive the Per Share Merger Consideration, but, instead, the holders of such Dissenting Shares shall be entitled to receive the Redemption Consideration and such consideration as shall be determined pursuant to Section 262 of Delaware Law; provided, however, that if any such holder shall have failed to perfect or shall have effectively withdrawn or lost his or her right to appraisal and payment under Delaware Law, such holder's shares of Company Common Stock shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Redemption Consideration and Per Share Merger Consideration, without any interest thereon, and such shares shall not be deemed to be Dissenting Shares. The Company shall give Buyer (i) prompt notice of any demands for appraisal filed pursuant to Section 262 of Delaware Law received by the Company, withdrawals of such demands and any other instruments served or delivered in connection with such demands and received by the Company and (ii) the opportunity to timely participate in all negotiations and proceedings with respect to demands made pursuant to Section 262 of Delaware Law. The Company shall not (x) make any payment with respect to any such demand, (y) offer to settle, settle or approve any withdrawal or other treatment of, any such demand or (z) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with Delaware Law, except in each case, with the prior written consent of Buyer, which consent shall not be unreasonably withheld, delayed or conditioned; provided that no such consent shall be required if such actions are required by Delaware Law or court order. Any payments required to be made with respect to the Dissenting Shares to the holders thereof shall be made by Buyer (and not the Company, SpinCo or Acquisition Sub).

        Section 3.6    Transfers; No Further Ownership Rights.     After the Effective Time, there shall be no registration of transfers on the stock transfer books of the Company of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If Certificates are presented to the Surviving Corporation for transfer following the Effective Time, they shall be cancelled against delivery of the Redemption Consideration and the Per Share Merger Consideration, for each share of Company Common Stock formerly represented by such Certificates.

        Section 3.7    Withholding Rights.     Buyer, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from any amount otherwise payable pursuant to this Agreement such amounts as Buyer, the Surviving Corporation or the Paying Agent, as the case may be, is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld and timely paid over to the appropriate Governmental Authority by Buyer, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.

        Section 3.8    Transfer Taxes.     All Transfer Taxes in connection with the Spin-Off Transaction shall be borne by SpinCo and all Transfer Taxes in connection with the Merger shall be borne by the Surviving Corporation. The parties hereto shall reasonably cooperate in the preparation, execution and filing of all Tax Returns, applications or other documents with respect to any such Transfer Taxes.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth in (i) the Company SEC Documents filed prior to the date hereof or (ii) the disclosure schedule delivered by the Company to Buyer immediately prior to the execution of this Agreement (the "Company Disclosure Schedule") (with specific reference to the particular Section or subsection of this Agreement to which the information set forth in such disclosure schedule relates, provided, that the information in any section or paragraph of the Company Disclosure Schedule shall qualify the other Sections and Subsections of this Agreement to the extent that the relevance of such information to such other Sections and Subsections is reasonably apparent from a reading of such information and without assuming any knowledge of the matters disclosed), the Company represents and warrants to Buyer and Acquisition Sub as follows:

        Section 4.1    Organization and Qualification; Subsidiaries.     The Company and each of its subsidiaries (each a "Company Subsidiary") is a corporation or other legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all requisite corporate or organizational, as the case may be, power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except for those jurisdictions where the failure to be so in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each Company Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company is not in violation of the Company Certificate and the Company By-laws, and the Company Subsidiaries are not in material violation of their respective organizational or governing documents. The Company Disclosure Schedule contains a complete and accurate list of each Company Subsidiary and the jurisdiction of organization for each.

        Section 4.2    Capitalization.

          (a)   The authorized capital stock of the Company consists of (i) 200,000,000 shares of Company Common Stock, par value $0.001 per share, of which there were 27,913,535 shares issued and outstanding as of July 31, 2013 (excluding 1,504,672 shares of Company Common Stock held in treasury) and (ii) 15,000,000 shares of preferred stock, par value $0.001 per share (the "Company Preferred Stock"), of which no shares are issued and outstanding or reserved for future issuance under any agreement, arrangement or understanding. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

          (b)   As of July 31, 2013, the Company has no shares of Company Common Stock or Company Preferred Stock reserved for or otherwise subject to issuance, except for 4,349,104 shares of Company Common Stock reserved for issuance pursuant to the Company Option Plans, of which (i) 1,745,470 shares of Company Common Stock are subject to outstanding Company Options and (ii) 2,603,634 shares of Company Common Stock are reserved for issuance in settlement of Restricted Stock Units. All shares of Company Common Stock subject to issuance under the Company Option Plans, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

          (c)   Except for Company Options and Restricted Stock Units, there are no options, warrants or other rights, agreements, arrangements or commitments of any character (i) relating to any equity interests of the Company or any Company Subsidiary or (ii) obligating the Company or any

  Company Subsidiary to issue, acquire or sell any equity interests of the Company or any Company Subsidiary.

          (d)   There are no outstanding obligations of the Company or any Company Subsidiary (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of or (v) granting any preemptive or antidilutive rights with respect to, any shares of Company Common Stock or other equity interests in the Company or any Company Subsidiary.

          (e)   The Company or any Company Subsidiary owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity interests of each of the Company Subsidiaries, free and clear of any Liens, and all of such shares of capital stock or other equity interests have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except for equity interests in the Company Subsidiaries, neither the Company nor any Company Subsidiary owns directly or indirectly any equity interest in any Person, or has any obligation or has made any commitment to acquire any such equity interest, to provide funds to, or to make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other Person.

        Section 4.3    Authority; No Conflict.

          (a)   The Company has all necessary corporate power and authority to execute and deliver this Agreement (and each other agreement, certificate, document and instrument contemplated hereby to be executed and delivered by the Company), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including the Spin-Off Transaction and the Merger. The execution and delivery of this Agreement (and each other agreement, certificate, document and instrument contemplated hereby to be executed and delivered by the Company) by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including the Spin-Off Transaction and the Merger, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company and no stockholder votes are necessary to authorize this Agreement or to consummate the transactions contemplated hereby other than, with respect to the Merger, the Requisite Stockholder Approval. This Agreement has been duly authorized and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by Buyer and the Acquisition Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar Laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (b)   None of the execution, delivery or performance of this Agreement by the Company, the acceptance for payment or acquisition of Company Common Stock pursuant to the Merger, the consummation by the Company of the Merger or any other transaction contemplated by this Agreement, or the Company's compliance with any of the provisions of this Agreement will (with or without notice or lapse of time, or both): (i) subject to obtaining the Requisite Stockholder Approval, conflict with or violate any provision of the Company Certificate or Company Bylaws; (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.4 have been obtained and all filings and notifications described in Section 4.4 have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company or any Company Subsidiary or any of their respective properties or assets; or (iii) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a change of control or default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien upon any of the respective properties or assets of the Company or any Company Subsidiary pursuant to, any contract, Company permit, or other instrument or obligation to which the Company or any Company Subsidiary is a party or any of their respective properties or assets may be bound or affected, except, with respect to clause (iii), for any such conflicts, violations, consents, breaches, losses, changes of control, defaults, other occurrences or Liens which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

        Section 4.4    Required Filings and Consents.     None of the execution, delivery or performance of this Agreement by the Company, the acceptance for payment or acquisition of shares of Company Common Stock pursuant to the Merger or the Spin-Off Transaction, the consummation by the Company of the Merger or any other transaction contemplated by this Agreement, or the Company's compliance with any of the provisions of this Agreement will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Authority or any other Person, other than (a) the filing and recordation of the Certificate of Merger as required by Delaware Law, (b) the Requisite Stockholder Approval, (c) compliance with any applicable requirements of the HSR Act and other applicable foreign or supranational antitrust and competition laws set forth in Section 4.4 of the Company Disclosure Schedule, (d) compliance with the applicable requirements of the Exchange Act, (e) compliance with any applicable foreign or state securities or blue sky laws, (f) filings with the SEC as may be required by the Company in connection with this Agreement and the transactions contemplated hereby and (g) such filings as may be required under the rules and regulations of NASDAQ Global Market, and (h) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to any Governmental Authority or any other Person, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated hereby.

        Section 4.5    Compliance With Laws and Court Orders.     The Company and each Company Subsidiary is in material compliance with, and to the knowledge of the Company is not under investigation with respect to and has not been threatened to be charged with or given notice of any material violation of, any applicable Law.

        Section 4.6    SEC Filings, Financial Statements.     Since January 1, 2012, the Company has timely filed or otherwise furnished (as applicable) all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules, statements and documents required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002, as amended (the "Sarbanes-Oxley Act") (such documents and any other documents filed by the Company or any Company Subsidiary with the SEC, as have been supplemented, modified or amended since the time of filing, collectively, the "Company SEC Documents"). As of their respective filing dates the Company SEC Documents (i) did not (or with respect to Company SEC Documents filed after the date hereof, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the applicable rules and regulations of the SEC thereunder. None of the Company Subsidiaries is currently required to file any forms, reports or other documents with the SEC. To the knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC comment. All of the audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and the consolidated Company Subsidiaries included in the Company SEC Documents (collectively, the "Company Financial Statements") (A) have been or will be, as the case may be, prepared from, are in accordance with, and accurately reflect the books and records of the Company and the consolidated Company Subsidiaries in all material respects, (B) have been or will be, as the case may be, prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments that are not material in amount or nature and as may be permitted by the SEC on Form 10-Q, Form 8-K or any successor or like form under the Exchange Act) and (C) fairly present in all material respects the consolidated financial position and the consolidated results of operations, cash flows and changes in stockholders' equity of the Company and the consolidated Company Subsidiaries as of the dates and for the periods referred to therein.

        Section 4.7    Internal Controls; Sarbanes-Oxley Act.     The Company has designed and maintains a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting for the Company and the Company Subsidiaries. The Company (i) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms and is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure. Except as disclosed in the SEC Documents, neither the Company nor any Company Subsidiary (including any employee thereof) nor the Company's auditors has identified or been made aware of (A) any material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company's ability to record, process, summarize and report financial information, (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting, (C) since January 1, 2013, any significant deficiencies in the design or operation of internal control over financial reporting, or (D) since January 1, 2012, any claim or allegation regarding any of the foregoing. The Company is in compliance in all material respects with all effective provisions of the Sarbanes-Oxley Act.

        Section 4.8    No Undisclosed Liabilities.     Except for those liabilities and obligations (a) reflected or reserved against in the audited consolidated balance sheet of the Company as of December 31, 2012 or in the notes thereto, (b) incurred in the ordinary course of business since December 31, 2012, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, or (c) incurred under this Agreement or the Spin-Off Agreements, neither the Company nor any Company Subsidiary has incurred any material liabilities or obligations of any nature, whether or not accrued, absolute, determined, determinable, fixed or contingent and whether or not required to be recorded or reflected on a balance sheet under GAAP.

        Section 4.9    Absence of Certain Changes or Events.     Except as contemplated by this Agreement or as set forth on Section 4.9 of the Company Disclosure Schedule or as disclosed in the Company SEC Documents filed prior to the date hereof, since December 31, 2012, no fact(s), change(s), event(s), development(s) or circumstances have occurred, arisen, come into existence or become known, which have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.10    Employee Benefit Plans.

          (a)   Section 4.10(a) of the Company Disclosure Schedule sets forth a complete list of each material "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income

  Security Act of 1974, as amended ("ERISA") (whether or not subject to ERISA), and any other material plan, policy, program practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof) of the Company or any ERISA Affiliate, which is maintained, sponsored or contributed to by the Company or any ERISA Affiliate, and under which the Company or any ERISA Affiliate has any material obligation or liability, whether actual or contingent, including, without limitation, all material incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements, excluding any such plan, policy, program, practice agreement, understanding or arrangement under which the Company and its ERISA Affiliates (determined as of the Effective Time) will have no liability or obligations as of the Effective Time (each a "Company Benefit Plan").

          (b)   With respect to each Company Benefit Plan, the Company has delivered or made available to Buyer complete copies where applicable of (i) each Company Benefit Plan (or, if not written, a written summary of its material terms), including all current plan documents, trust agreements, insurance contracts or other funding vehicles and all material amendments thereto, (ii) all material written summaries and summary plan descriptions, (iii) the most recent annual report (Form 5500 series) filed with the IRS with respect to such Company Benefit Plan (and, if the most recent annual report is a Form 5500R, the most recent Form 5500C filed with respect to such Company Benefit Plan), (iv) the most recent actuarial report or other financial statement, if any, relating to such Company Benefit Plan, (v) the most recent determination or opinion letter, if any, issued by the IRS with respect to any Company Benefit Plan and any pending request for such a determination letter and (vi) all filings made by the Company within the past two (2) years under the Voluntary Compliance Resolution or Closing Agreement Program or the Department of Labor Delinquent Filer Program.

          (c)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each Company Benefit Plan has been administered in accordance with its terms and all applicable laws, including ERISA and the Code, and contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or, if not yet due, have been properly reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Financial Statements prior to the date of this Agreement, (ii) there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Company Benefit Plan that could result in liability to the Company or any ERISA Affiliate and (iii) no suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of the Company is threatened, against or with respect to any such Company Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than routine benefits claims).

          (d)   Each Company Benefit Plan which is intended to qualify under Section 401(a) of the Code either (i) has received a favorable determination letter from the IRS as to its qualified status, (ii) may rely upon a prototype opinion letter or (iii) has a remaining period of time in which to apply for or receive such letter and to make any amendments necessary to obtain a favorable determination, and to the knowledge of the Company no fact or event has occurred that would reasonably be expected to adversely affect the qualified status of any such Company Benefit Plan that could not reasonably be corrected without material liability to the Company.

          (e)   No Company Benefit Plan is and neither the Company, any Company Subsidiary or any ERISA Affiliate has within the last six (6) years maintained or contributed to any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA that is subject to Title IV of ERISA or the minimum funding standards of Section 302 of ERISA or Section 412 of the Code.

          (f)    No amount that could be received (whether in cash or property or the vesting of property) as a result of the consummation of the transactions contemplated by this Agreement, by any employee, officer or director of the Company or any Company Subsidiary who is a "disqualified individual" (as such term is defined in Treasury Regulation Section 1.280G-1 Q/A 15) under any Company Benefit Plan is reasonably expected to be characterized as an "excess parachute payment" (as defined in Section 280G(b)(9) of the Code). There is no contract, agreement, plan or arrangement to which the Company or any of its Subsidiaries is a party or by which it is bound to compensate any current or former employee or other disqualified individual for excise taxes which may be required pursuant to Section 4999 of the Code.

          (g)   Concurrently with the execution and delivery of this Agreement, certain executive officers of the Company, set forth in Section 4.10(g) of the Company Disclosure Schedule, have entered into non-competition agreements with the Company attached hereto as Annex E (the "Non-Competition Agreements").

          (h)   Except as set forth in Section 4.10(h) of the Company Disclosure Schedule, neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement (including the Spin-Off or the Merger) will after the Effective Time, (i) result in any payment or benefit becoming due or payable, or required to be provided, to any director, employee or independent contractor of the Company or any of the Acquired Subsidiaries, or (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such director, employee or independent contractor.

        Section 4.11    Material Contracts.

          (a)   The Company has filed with the SEC a true and complete copy of each "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to which the Company or any Company Subsidiary is a party to or bound that is currently in force (each, a "Filed Contract").

          (b)   Section 4.11(b) of the Company Disclosure Schedule lists (for the Television Business) the following contracts to which the Company or any Acquired Subsidiary is a party or otherwise bound, other than the Filed Contracts, this Agreement, the Spin-Off Agreements and the other agreements entered into in connection with the transactions contemplated herein (collectively with the Filed Contracts, the "Company Material Contracts"), (i) any employment, consulting or severance agreement (in each case with respect to which the Surviving Corporation or any Acquired Subsidiary has obligations after the Effective Time), (ii) any agreement that purports to limit in any material respect the right of the Company or any Acquired Subsidiaries (or, at any time after the Effective Time, Buyer, the Surviving Corporation or any of their respective Subsidiaries) to (A) sell, supply or distribute any products or services of or to any other Person or in any geographic region, (B) engage in any line of business or (C) compete with or to obtain products or services from any Person or limiting the ability of any Person to provide products or services to the Company or any of the Acquired Subsidiaries, (iii) any agreement relating to the disposition or acquisition, directly or indirectly (by merger or otherwise), by the Company or any of the Acquired Subsidiaries after the date of this Agreement of assets with a fair market value in excess of $1,000,000 individually, (iv) any partnership or joint venture agreement, in each case that is material to the Company and the Acquired Subsidiaries taken as a whole, (v) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other contracts, in each case relating to indebtedness for borrowed money, whether as borrower or lender, in each case in excess of $1,000,000, other than (A) accounts receivables and payables and the Company Credit Facility and (B) loans to direct or indirect wholly-owned Subsidiaries of the Company, (vi) any employee collective bargaining agreement or other agreement with any labor union, (vii) any contract other than the Company Credit Facility, that by its terms limits the payment of dividends or other distributions by the Company or any of the Acquired Subsidiaries, or (viii) any contract that grants any right of first refusal or right of first offer or similar right or that limits or purports to limit the ability of the Company or any of the Acquired Subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or businesses.

          (c)   Except for breaches, violations or defaults which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or a material adverse effect on the business, results of operations or condition (financial or otherwise) of the Television Business, (i) each of the Company Material Contracts is valid and in full force and effect and (ii) neither the Company nor any Company Subsidiary, nor to the Company's knowledge any other party to a Company Material Contract, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Company Material Contract, and neither the Company nor any Company Subsidiary has received notice that it has breached, violated or defaulted under any Company Material Contract.

        Section 4.12    Litigation.     Except as set forth in Section 4.12 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding, hearing, notice of violation, investigation, arbitration or demand letter pending or, to the knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary (including by virtue of indemnification or otherwise) or their respective assets or properties, or any executive officer or director of the Company or any Company Subsidiary other than as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction, decree or arbitration ruling or judgment of a Governmental Authority which has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or that would reasonably be expected to prohibit or materially delay consummation of the Spin-Off Transaction or the Merger or performance by the Company of any of its material obligations under this Agreement.

        Section 4.13    Environmental Matters.     Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (a) each of the Company and the Company Subsidiaries (collectively, the "Inclusive Companies") is in substantial compliance with all applicable environmental Laws, (b) each of the Inclusive Companies has all environmental permits necessary for the conduct and operation of its business as now being conducted; and (c) the Inclusive Companies have not received from any Governmental Authority any written notice, order, complaint or penalty arising out of any environmental Laws, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the Company's knowledge, threatened which allege a violation by the Company or any Company Subsidiary of any environmental Laws, except for any such notices that have been substantially resolved to the satisfaction of such Governmental Authority. Notwithstanding any other provision to the contrary herein, this Section 4.13 represents the sole and exclusive representations and warranties of the Company with regard to matters arising under or relating to environmental Laws.

        Section 4.14    Intellectual Property.

          (a)    Ownership.    The Company and each Company Subsidiary either owns all right, title and interest in and to the Material Intellectual Property, or has a right or license to use such Material Intellectual Property.

          (b)    Non-Infringement.    To the Company's knowledge, the operation of the Television Business of the Company as currently conducted and as currently proposed to be conducted immediately prior to the Spin-Off Transaction does not infringe or misappropriate any intellectual property of any other Person in any material respect. The Company has not received any written charge, complaint, claim, demand or notice during the past two (2) years (A) of any infringement, misappropriation, violation or other conflict by the Company or any Company Subsidiary of or with any Company intellectual property rights of any other Person that would reasonably be expected to have, individually or in the aggregate a Company Material Adverse Effect; or (B) that any other Person is claiming any ownership of or right to use any Material Intellectual Property. To the knowledge of the Company, the Material Intellectual Property is not subject to any outstanding judgment, decree, order, writ, award, injunction or determination of an arbitrator or court or other Governmental Authority affecting the rights of the Company or any Company Subsidiary with respect thereto and no Person or any of such Person's products or services or other operation of such Person's business is infringing upon or otherwise violating any Material Intellectual Property in any material respect. All material trade secrets included in the Material Intellectual Property have been maintained in confidence in accordance with protection procedures that are reasonable for protection of rights of like importance.

          (c)    Security.    Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company and its Subsidiaries have in place commercially reasonable measures, consistent with current industry standards, to protect the confidentiality, integrity and security of their information technology assets (and all information stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption and (ii) the Company and its Subsidiaries have implemented commercially reasonable data backup, data storage, system redundancy and disaster avoidance and recovery procedures, as well as a commercially reasonable business continuity plan, in each case consistent with customary industry practices.

          (d)    Privacy.    Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) the use and dissemination by the Company and its Subsidiaries of any and all data and information concerning users of their websites is in compliance with Company's and its Subsidiaries' applicable privacy policies and terms of use, and (ii) the consummation of the transactions contemplated by this Agreement will not violate any such privacy policies or terms of use.

          (e)    Source Code.    None of the material products or services offered by the Company or any Acquired Subsidiary with respect to the Television Business includes or incorporates any software that is subject to license rights customarily referred to as "open source" in a manner that would require any source code that is material to such product or service to be made available to the public.

          (f)    Notwithstanding any other provision to the contrary herein, this Section 4.14 represents the sole and exclusive representations and warranties of the Company with regard to matters arising under or relating to Material Intellectual Property matters.

        Section 4.15    Tax Matters.

          (a)    Filing of Tax Returns; Payment of Taxes.    Except those matters that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material

  Adverse Effect, (i) the Company and each Company Subsidiary has timely filed with the appropriate Governmental Authorities all Tax Returns required to be filed through the date hereof (taking into account any applicable extensions), (ii) all such Tax Returns are complete and accurate, (iii) all Taxes due and owing by the Company and the Company Subsidiaries on or before the date hereof (whether or not shown on any Tax Return) have been paid and (iv) all amounts of Tax required to be withheld by the Company and the Company Subsidiaries have been timely withheld and paid over to the appropriate Governmental Authority.

          (b)    Audits, Investigations or Claims.    Except those matters that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) no deficiencies for Taxes against the Company or any Company Subsidiary have been claimed, proposed or assessed in writing by any Governmental Authority that remain unpaid except for deficiencies being contested in good faith and for which adequate reserves have been established, (ii) there are no ongoing or pending, nor has the Company or any Company Subsidiary received written notice of the expected commencement of any, audits, assessments or other actions with respect to any Taxes of the Company or any Company Subsidiary and (iii) there are no waivers or extensions of any statute of limitations currently in effect with respect to any Taxes of the Company or any Acquired Subsidiary. Since January 1, 2010, no claim has been made in writing by any Governmental Authority in a jurisdiction that the Company or any Company Subsidiary does not file Tax Returns that the Company or any Company Subsidiary is or may be subject to taxation by that jurisdiction.

          (c)    Certain Matters.    Except those matters that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Acquired Subsidiary will be required to include any item of income or gain in, or exclude any item of deduction or loss from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as result of (i) any change in a method of accounting for a taxable period ending on or prior to the Closing Date, (ii) any "closing agreement" within the meaning of Code Section 7121 (or any corresponding provision of state, local or non-U.S. Tax law) executed on or prior to the Closing Date, (iii) any installment sale or open transaction effected on or prior to the Closing Date, (iv) any prepaid amount received on or prior to the Closing Date, or (v) any discharge of indebtedness on or prior to the Closing Date for which an election was made under Code Section 108(i).

          (d)    Rulings.    Except those matters that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Acquired Subsidiary will be bound by any private letter ruling received from the Internal Revenue Service on or prior to the Closing Date that reasonably could be expected to adversely affect the Tax liability of the Company or any Acquired Subsidiary for any taxable period (or portion thereof) beginning after the Closing Date.

          (e)    Liens.    There are no material Liens for Taxes on any assets of the Company or any Company Subsidiary other than Permitted Liens.

          (f)    Tax Sharing Agreements.    There are no Tax-sharing agreements or similar arrangements (including Tax indemnity arrangements) under which the Company or any Acquired Subsidiary would reasonably be expected to be liable for Taxes of an entity that is neither the Company nor Acquired Subsidiary, other than customary commercial contracts not primarily related to Taxes and the Tax Matters Agreement.

          (g)    Member Tax Liability.    Except those matters that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Acquired Subsidiary is liable for the Taxes of any other person (other than the Company, any Acquired Subsidiary, SpinCo or any SpinCo Subsidiary) under Treasury Regulation

  Section 1.1502-6 or any similar provision of state local or foreign Tax Law or as a transferee or successor, by contract or otherwise.

          (h)    Tax-Free Spin-Offs.    Since January 1, 2011, neither the Company nor any Company Subsidiary has been a party to a transaction treated as a distribution to which Section 355 of the Code applies.

          (i)    USPRHC.    The Company has not been a U.S. real property holding corporation within the meaning of Section 897(c) of the Code during the applicable period described in Section 897(c)(1)(A)(ii) of the Code.

          (j)    Listed Transactions.    Neither the Company nor any Company Subsidiary has participated in a "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

        Section 4.16    Insurance.     Section 4.16 of the Company Disclosure Schedule lists all directors and officers and fiduciary insurance policies and all other material policies of liability, property, casualty and other forms of insurance owned or held by the Company and each Company Subsidiary. All such policies are in full force and effect, all premiums due and payable have been paid, and no written notice of cancellation or termination has been received with respect to any such policy.

        Section 4.17    Properties and Assets.     (a) Except as expressly contemplated by the Spin-Off Agreements or as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of the Company Subsidiaries have, and immediately following the Effective Time will continue to have, good and valid title to their owned material assets and properties, free and clear of all Liens (other than Permitted Liens), or in the case of material assets and properties they lease, license, or have other rights in, good and valid rights by lease, license or other agreement to use, all material assets and properties (in each case, tangible and intangible), in each case, necessary to permit the Company and each of the Company Subsidiaries to conduct their respective businesses in all material respects as currently conducted. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the material assets and properties (in each case, tangible or intangible) owned or used by the Company or the Company Subsidiaries are in satisfactory condition for their continued use as they have been used and adequate in all material respects for their current use, subject to reasonable wear and tear.

          (b)   The assets of the Company and its Subsidiaries as at and immediately following the Effective Time, together with the sources of cash to be available to the Company after the Effective Time as arranged by the Buyer, and the services to be provided pursuant to the Transition Services Agreement, will be sufficient to permit the Surviving Corporation and its subsidiaries to carry on the functional operation of the Television Business immediately following the Effective Time (i) in all material respects and (ii) in a manner consistent with the operation of such business immediately prior to the Effective Time. Notwithstanding the foregoing, it is understood and agreed that the immediately preceding sentence shall not be deemed a representation or warranty as to any revenue, costs or expenses associated with the conduct of the Surviving Corporation's or its Subsidiaries' business immediately following the Effective Time, and the immediately preceding sentence assumes the receipt of all necessary authorizations, approvals, consents or waivers required by law or by Governmental Authorities in connection with the transactions contemplated by the Spin-Off Agreements and by this Agreement.

        Section 4.18    Real Property.

          (a)   Neither the Company nor any of its Subsidiaries owns any interest in any real property.

          (b)   Section 4.18(b) of the Company Disclosure Schedule sets forth a true and complete list of all real property leased, subleased or otherwise occupied by the Company or any Company Subsidiary (collectively, the "Leased Real Property"). To the knowledge of the Company, no material lease, sublease or other contract with respect to Leased Real Property is subject to any Lien, including any right to the use or occupancy of any Leased Real Property, other than Permitted Liens.

          (c)   The Leased Real Property is sometimes referred to herein as the "Real Property." To the knowledge of the Company, each parcel of Real Property is in material compliance with all existing Laws applicable to such Real Property. Neither the Company nor any Company Subsidiary has received written notice of any proceedings in eminent domain, condemnation or other similar proceedings that are pending and, to the knowledge of the Company, there are no such proceedings threatened, affecting any portion of the Real Property. Neither the Company nor any Company Subsidiary has received written notice of the existence of any outstanding writ, injunction, decree, order or judgment or of any pending proceeding, and, to the knowledge of the Company, there is no such writ, injunction, decree, order, judgment or proceeding threatened, relating to the ownership, lease, use, occupancy or operation by any Person of the Real Property.

        Section 4.19    Opinion of Financial Advisor.     Prior to the execution of this Agreement, the Board of Directors of the Company received an opinion dated August 12, 2013, of Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Company Financial Advisor") (the "Fairness Opinion") to the effect that, as of the date thereof and subject to the various qualifications and assumptions set forth therein, the Aggregate Purchase Price to be paid by Buyer pursuant to the Merger Agreement is fair, from a financial point of view, to the Company. The Company shall provide a true and complete signed copy of such opinion to Buyer solely for information purposes as soon as practicable after the date of this Agreement.

        Section 4.20    Information in the Proxy Statement and SpinCo Filings.     The Proxy Statement (and any amendment thereof or supplement thereto), at the date mailed to the Company's stockholders and at the time of the meeting of the Company's stockholders to be held in connection with the Merger, the Form 10 to be filed with SEC by SpinCo in contemplation of the Spin-Off Transaction at the time of effectiveness of the Form 10, and the Schedule 14C (and any amendment thereof or supplement thereto) at the date mailed to the Company stockholders and at the time of the meeting of the Company stockholders to be held in connection with the Merger, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Buyer or the Acquisition Sub. The Proxy Statement, the Form 10 and the Schedule 14C will comply as to form in all material respects with the provisions of the Exchange Act and any other applicable federal securities laws.

        Section 4.21    Brokers.     Except for the Company's obligations to the Company Financial Advisor, neither the Company nor any stockholder, director, officer, employee or affiliate of the Company, has incurred or will incur on behalf of the Company or any Company Subsidiary, any brokerage, finders', advisory or similar fee in connection with the transactions contemplated by this Agreement, including the Merger.

        Section 4.22    Anti-Takeover Matters.     Other than Section 203 of the Delaware Law, no "business combination," "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation or anti-takeover provision in the Company's organizational documents is applicable to the Company, any shares of the Company Common Stock or other Company securities, this Agreement, the Merger or any of the other transactions contemplated by this Agreement. The action of the Board of Directors of the Company in approving this Agreement and the transactions provided for herein is sufficient to render inapplicable to this Agreement, the Merger and the transactions contemplated hereby or thereby and the transactions provided for herein, the restrictions on "business combinations" (as defined in Section 203 of the DGCL) as set forth in Section 203 of the DGCL.

        Section 4.23    Affiliate Transactions.     Except as specifically provided in this Agreement or any of the other Spin-Off Agreements or as disclosed in the Company SEC Reports, there are no transactions or contracts of the type required to be disclosed by the Company under Item 404 of the Regulation S-K between or among (a) the Company or any Company Subsidiary, on the one hand, and (b) any individual who is a "named executive officer" or director of the Company (as such term is defined in Section 402 of Regulation S-K), on the other hand.

        Section 4.24    Labor Matters.

          (a)   Neither the Company nor any of the Company Subsidiaries is a party to any contract or arrangement with a trade union, works council, group of employees or any other employee representative body, for collective bargaining or other negotiating or consultation purposes or reflecting the outcome of such collective bargaining or negotiation or consultation with respect to their respective employees with any labor organization, union, group, association, works council or other employee representative body, or is bound by any equivalent national or sectorial agreement. There are no pending activities or proceedings or, to the knowledge of the Company, threatened by any labor organization, union, group or association or representative thereof to organize any such employees.

          (b)   The Company and the Company Subsidiaries have complied in all material respects with applicable Laws and Orders relating to employment, employment practices, terms and conditions of employment, worker classification, tax withholding, prohibited discrimination, equal employment, fair employment practices, meal and rest periods, immigration status, employee safety and health, wages (including overtime wages), compensation and hours of work. Neither the Company nor any of the Company Subsidiaries has any material liability with respect to any misclassification of: (x) any Person as an independent contractor rather than as an employee; (y) any employee leased from another employer; or (z) any employee currently or formerly classified as exempt from overtime wages.

          (c)   Neither the Company nor any Company Subsidiary has taken any action which would constitute a "plant closing" or "mass layoff" within the meaning of the WARN Act or similar state or local Law, issued any notification of a plant closing or mass layoff required by the WARN Act or similar state or local Law, or incurred any Liability or obligation under WARN or any similar state or local Law that remains unsatisfied. No terminations prior to the Closing would trigger any notice or other obligations under the WARN Act or similar state or local Law.

        Section 4.25    FCPA.     The Company and its Subsidiaries have been in material compliance with the Foreign Correct Practices Act of 1977 since January 1, 2006.

        Section 4.26    No Other Representations or Warranties.     Except for the representations and warranties set forth in this ARTICLE IV, each of Buyer and the Acquisition Sub acknowledges and agrees that neither the Company, the Company Subsidiaries nor any other Person makes any express or implied representation or warranty on behalf of the Company or any Company Subsidiary, and the Company disclaims any such representation or warranty not expressly set forth in this ARTICLE IV, whether made by the Company, any Company Subsidiary, or any other Person. Each of Buyer and the Acquisition Sub also acknowledges and agrees that neither the Company or the Company Subsidiaries nor any other Person makes any representation or warranty with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any Company Subsidiary heretofore or hereafter delivered to or made available to Buyer, the Acquisition Sub or the Buyer's representatives.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF BUYER AND ACQUISITION SUB

        The following representations and warranties are made jointly and severally by Buyer and Acquisition Sub:

        Section 5.1    Organization and Qualification; Subsidiaries.     Each of Buyer and Acquisition Sub is a corporation or legal entity duly organized or formed, validly existing and in good standing, under the laws of its jurisdiction of organization or formation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not prevent or materially delay the consummation of the transactions contemplated hereby.

        Section 5.2    Authority Relative to Agreement.     Each of Buyer and Acquisition Sub has all necessary corporate power and authority to execute and deliver this Agreement (and each other agreement, certificate, document and instrument contemplated hereby to be executed and delivered by the Buyer or Acquisition Sub), to perform its obligations hereunder and thereunder and to consummate the Merger and the other transactions contemplated hereby and thereby. The execution and delivery of this Agreement (and each other agreement, certificate, document and instrument contemplated hereby to be executed and delivered by Buyer or Acquisition Sub) by Buyer and Acquisition Sub and the consummation by Buyer and Acquisition Sub of the Merger and the other transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action of Buyer and Acquisition Sub (and, with respect to Acquisition Sub, by its sole stockholder), and no other corporate proceedings on the part of Buyer or Acquisition Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby (other than, with respect to the Merger, the filing of the Certificate of Merger with the Secretary of State). This Agreement has been duly and validly executed and delivered by Buyer and Acquisition Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Buyer and Acquisition Sub, enforceable against Buyer and Acquisition Sub in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar Laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        Section 5.3    No Conflict; Required Filings and Consents.

          (a)   The execution and delivery of this Agreement by Buyer and Acquisition Sub does not, and the performance of this Agreement by Buyer and Acquisition Sub will not, (i) conflict with or violate the certificate of incorporation or by-laws (or equivalent organizational documents) of (A) Buyer or (B) Acquisition Sub, (ii) assuming the consents, approvals and authorizations specified in Section 5.3(b) have been received and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver by Buyer has been satisfied, conflict with or violate any Law applicable to Buyer or Acquisition Sub or by which any property or asset of Buyer or Acquisition Sub is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Buyer or Acquisition Sub pursuant to, any note, bond, mortgage, indenture or credit agreement, or any other contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer or Acquisition Sub is a party or by which Buyer or Acquisition Sub or any property or asset of Buyer or Acquisition Sub is bound or affected, other than, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences of the type referred to above which would not prevent or materially delay the consummation of the transactions contemplated hereby.

          (b)   The execution and delivery of this Agreement by Buyer and Acquisition Sub does not, and the consummation by Buyer and Acquisition Sub of the Merger and the other transactions contemplated by this Agreement, will not, require any consent, approval, authorization, order, registration, waiver or permit of, or filing or declaration with or notification to, any Governmental Authority, except for the filing of a pre-merger notification report under the HSR Act, for applicable requirements of the Exchange Act, the Antitrust Laws, and the filing and recordation of appropriate merger documents as required by Delaware Law and the rules of the NASDAQ Global Market, and where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay the consummation of the transactions contemplated hereby.

        Section 5.4    Compliance with Law.     Neither Buyer nor Acquisition Sub is in conflict with, or in default or violation of, any Law applicable to Buyer or Acquisition Sub or by which any property or asset of Buyer or Acquisition Sub is bound or affected that would prevent or materially delay the consummation of the transactions contemplated hereby.

        Section 5.5    Absence of Litigation.     There is no claim, action, proceeding, or investigation pending or, to the knowledge of Buyer, threatened against any of Buyer or Acquisition Sub or any of their respective properties or assets at law or in equity, and there are no orders before any arbitrator or Governmental Authority, in each case, that would prevent or materially delay the consummation of the transactions contemplated hereby.

        Section 5.6    Financial Ability.     As of the date of this Agreement, Buyer has received and accepted (a) an executed equity financing letter dated the date hereof (the "Equity Financing Letter") from Spectrum Equity Investors VI, L.P. (the "Sponsor") to provide equity financing (the "Equity Financing") in an aggregate amount of $47,000,000, subject to the terms and conditions set forth therein, (b) executed debt financing letter dated August 12, 2013 (the "Debt Financing Letter" and, together with the Equity Financing Letter, the "Financing Letters") from JPMorgan Chase Bank, N.A. and SunTrust Bank (collectively, the "Lenders"), pursuant to which the Lenders have indicated their intent to use reasonable best efforts to structure and syndicate a debt financing (the "Debt Financing") in an aggregate amount of $475,000,000, subject to the terms and conditions set forth therein. A true and complete copy of each Financing Letter has been previously provided to the Company. The Debt Financing Letter does not constitute a commitment by the Lenders to provide funds for the Debt Financing and, subsequent to the date hereof, Buyer and Acquisition Sub intend to use reasonable best efforts to enter into definitive agreements with respect to the Debt Financing with the Lenders or an alternative lender group at the discretion of Buyer and Acquisition Sub. Buyer has fully paid any and all commitment fees or fees required by such Financing Letters to be paid on or before the date hereof and will pay all additional fees as they become due. As of the date hereof, (a) each Financing Letter (i) is valid and in full force and effect without amendment or modification, (ii) does not contain any material misrepresentation by Buyer and (iii) has not been withdrawn, terminated or rescinded in any respect, and the Financing Letters constitute all of the contracts and arrangements entered into between each of the Lenders, the Sponsor and/or their affiliates, on the one hand, and the Buyer and/or its affiliates, on the other hand, with respect to the Financing, other than fee letters relating to fees with respect to the Debt Financing contemplated pursuant to the Debt Financing Letters (complete copies of which have been provided to the Company, with only fee amounts and pricing caps redacted) (collectively, the "Fee Letters") and (b) no event has occurred which (with or without notice, lapse of time or both) would reasonably be expected to constitute a breach on the part of Buyer or Acquisition Sub under any Financing Letter or Fee Letter. In addition, as of the date of this Agreement, Buyer has received and accepted a letter (the "Company Equity Commitment") from the

Company by which the Company has agreed to cause SpinCo to invest $40,000,000 in Buyer at closing for preferred equity securities of ER having a nominal value of $45,000,000 (the "Company Investment"), and ER has agreed to accept such investment from SpinCo or to pay SpinCo $5,000,000 at Closing. The equity commitment and debt arrangements contemplated by the Financing Letters, the Company Investment and the definitive financing arrangements entered into after the date hereof with the Sponsor and the Lenders or an alternative lender group are collectively referred to herein as the "Financing". The aggregate proceeds contemplated by the Financing Letters and the Company Investment together with available cash of Buyer and Acquisition Sub, will be sufficient for Acquisition Sub and the Surviving Corporation to complete the transactions contemplated by this Agreement, and to satisfy all of the obligations of Buyer and Acquisition Sub under this Agreement, including (i) paying the Aggregate Purchase Price at Closing, including effecting the repayment or refinancing of all Funded Debt of the Company as of the Closing Date and (ii) paying all related fees and expenses. Neither Buyer nor Acquisition Sub has incurred any obligation, commitment, restriction or liability of any kind, and neither of them is contemplating or aware of any obligation, commitment, restriction or liability of any kind, in either case which would reasonably be expected to cause the prior sentence to no longer be accurate. As of the date hereof, neither Buyer nor Acquisition Sub (a) has any reason to believe that any of the conditions to the financing pursuant to the Financing Letters would not reasonably be expected to be satisfied or that the financing pursuant to the Financing Letters would not reasonably be expected to be available to Buyer and Acquisition Sub on the Closing Date and (b) is aware of any event that has occurred, which, with or without notice, lapse of time or both, would constitute a default or breach on the part of the Buyer or, to the knowledge of the Buyer, any other party thereto, under any of the Financing Letters.

        Section 5.7    Brokers.     Except for the Buyer's financial advisor, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Buyer.

ARTICLE VI.
COVENANTS AND AGREEMENTS

        Section 6.1    Conduct of Business by the Company Pending the Merger.     The Company covenants and agrees that, between the date of this Agreement and the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, except (i) as may be required by Law, (ii) as may be agreed to in writing by Buyer (which consent shall not be unreasonably withheld, delayed or conditioned), (iii) as may be expressly permitted by this Agreement, (iv) as may be expressly permitted by the Spin-Off Agreements, or (v) as set forth in Section 6.1 of the Company Disclosure Schedule, the business of the Company and its subsidiaries, shall be conducted only in, and such entities shall not take any action except in, the ordinary course of business, in a manner consistent with past practice in all material respects and in compliance with all applicable Laws in all material respects and, to the extent consistent therewith, each of the Company and its subsidiaries shall use their respective commercially reasonable efforts to (x) subject to prudent management of workforce needs and ongoing programs currently in force, preserve its business organization intact, maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates and continue to manage contracts and relations with such parties in good faith and in a manner consistent with past practice in all material respects, (y) maintain and keep material properties and assets in good repair and condition, subject to ordinary course wear and tear and (z) maintain in effect all material governmental permits necessary to the current operation of the business the Company or any of its subsidiaries. In furtherance thereof the Company agrees to make the capital investments in the Television Business as substantially contemplated by the operating budget of the Television Business in effect on the date hereof.

        The Company agrees with Buyer that, except as set forth in clauses (i) through (v) above, the Company shall not (and, as applicable, shall cause its subsidiaries not to):

          (a)   amend or otherwise change the Company Certificate, the Company By-laws, or such equivalent organizational documents of any of its subsidiaries;

          (b)   issue, deliver, sell, pledge, dispose, encumber, grant or subject to any Lien any shares of its or its subsidiaries' capital stock, any other voting securities, any options, warrants, convertible securities or other rights of any kind to acquire any shares of its or its subsidiaries' capital stock, or any "phantom" stock, "phantom" stock rights, stock appreciation rights, stock based performance units, or other equity-based awards, including pursuant to contracts as in effect on the date hereof; provided, however, that the Company may issue shares of Company Common Stock pursuant to the exercise or settlement of Company Options and Restricted Stock Units outstanding as of the date hereof or granted after the date hereof not in violation of this Agreement;

          (c)   (i) declare, authorize, make, set aside or pay any dividend or other distribution payable in stock, property or otherwise, with respect to the Company's or any of its subsidiaries' capital stock, other than dividends paid by any subsidiary of the Company to the Company, (ii) split, combine or reclassify any of its capital stock or issue, authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or alter any term of any of the Company's or any of its subsidiaries' outstanding securities, (iii) effect any recapitalization, reclassification or like change in the capitalization of the Company or any of its subsidiaries or (iv) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, except for issuances, purchases, redemptions or other acquisitions of capital stock or other securities required under the terms of any plans (including Company Benefit Plans) existing on the date hereof between the Company or any of its Subsidiaries, on the one hand, and any director or employee of the Company or any of its Subsidiaries, on the other hand, or in connection with the satisfaction of Tax withholding obligations with respect to Company Options or Restricted Stock Units, or acquisitions by the Company in connection with the net exercise of Company Options; provided, however, that dividends, issuances, distributions or redemptions may be made in connection with the Spin-Off Transaction, but only to the extent made in accordance with the express terms of the Spin-Off Agreements;

          (d)   except (i) as required pursuant to existing written agreements executed prior to, or Company Benefit Plans in effect as of, the date hereof, (ii) as required by, or in order to comply with, applicable Law, (iii) insofar as it creates no additional material liability to the Company or any subsidiary, or (iv) as otherwise expressly permitted by this Agreement or the Spin-Off Agreements, (A) increase the compensation or other benefits payable or to become payable (including unusual or extraordinary bonuses) to (x) directors or executive officers of the Company or any of its Subsidiaries or (y) employees of the Company or any of its Subsidiaries except, in the case of this clause (y), in the ordinary course of business consistent with past practice (including, for this purpose, the normal salary and bonus review process conducted each year), (B) grant any severance or termination pay to (except as required pursuant to existing agreements, plans or policies), or enter into any severance agreement with any (x) executive or director of the Company or any of its Subsidiaries or (y) any non-executive employee of the Company or any of its Subsidiaries except, in the case of this clause (y), in the ordinary course of business consistent with past practice, (C) enter into or amend any employment agreement with any employee of the Company or any of its Subsidiaries pursuant to which the annual base salary under such agreement exceeds $250,000 per annum, (D) establish, adopt, enter into or amend any collective bargaining agreement, plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees or any of their beneficiaries, (E) except as expressly provided in the Agreement, establish, adopt, amend or terminate any Company Benefit Plan, or any other plan, policy or arrangement that would have been a Company Benefit Plan had it existed as of the date hereof, (F) amend, waive or otherwise relinquish the Company's rights under the Non-Competition Agreements or any other non-competition agreement, or (G) grant, confer or award options, convertible securities, restricted stock units or other rights to acquire any of its or its Subsidiaries' capital stock; provided, however, that the foregoing shall not restrict the Company or any of its Subsidiaries from making available to newly hired employees or to employees in the context of promotions or raises in compensation, in each case, in the ordinary course of business, plans, policies or arrangements (including equity grants, but excluding severance arrangements) that have a value that is consistent with the past practice of making compensation and benefits available to newly hired or promoted employees in similar positions;

          (e)   (i) make any loans, advances or capital contributions to any other Person, other than (but only as permitted under applicable Law) to employees and consultants in respect of expenses incurred in the ordinary course of business consistent with past practice, the Company's expense reimbursement policies or the applicable consulting arrangement as in effect on the date hereof or (ii) pay any management, consulting or similar fee to any affiliate or stockholder (other than employees or directors of the Company or its Subsidiaries in accordance with the ordinary course of business consistent with past practice);

          (f)    acquire or agree to acquire (including by merger, consolidation, or acquisition of equity or debt securities or assets) any corporation, partnership, limited liability company, other business organization or any division thereof, or any assets in connection with acquisitions or investments, in an aggregate amount in excess of $10,000,000 in cash payable prior to the Effective Time; provided nothing hereby shall restrict the Company from agreeing to earn-out consideration in connection with an acquisition to be paid solely by SpinCo or a SpinCo Subsidiary after the Spin-Off Transaction;

          (g)   incur any indebtedness for borrowed money or guarantee any such indebtedness for any Person except for indebtedness incurred under the Company Credit Agreement;

          (h)   cancel any indebtedness payable to the Company, or waive or assign any claims or rights of substantial value other than in the ordinary course of business;

          (i)    make any new, or enter into any commitment for, capital expenditure or expenditures relating to the Television Business which, in the aggregate, are in excess of $1,000,000, except for capital expenditures or expenditures made in the ordinary course of business consistent with past practice set forth on any operating budget in effect at the time this Agreement is executed and disclosed to Buyer prior to the date hereof;

          (j)    make or change any material Tax election, adopt or change any material accounting method for Tax purposes, file any material amended Tax Return, enter into any closing agreement with respect to, or otherwise settle, any material Tax claim or assessment relating to the Company or any of its subsidiaries, surrender any right to claim a refund of material Taxes, or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company or any of its Subsidiaries;

          (k)   enter into, modify, amend or terminate any Company Material Contract other than (A) in the ordinary course of business consistent with past practice or (B) if so modified, amended or terminated would not, individually or in the aggregate, reasonably be expected to (x) have either a Company Material Adverse Effect (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of the transactions contemplated by this Agreement;

          (l)    make any material change to its methods, principles or practices of accounting in effect at December 31, 2012 or revalue any material assets of the Company or any of its subsidiaries, except

  (i) as required by GAAP (or any interpretation thereof) or Regulation S-X of the Exchange Act, or as required by a Governmental Authority or quasi-Governmental Authority (including the Financial Accounting Standards Board or any similar organization), (ii) to permit the audit of the Company's financial statements in compliance with GAAP, or (iii) as required by a change in applicable Law;

          (m)  other than in the ordinary course of business consistent with past practice, (i) sell, lease, license, transfer, exchange or swap, sell and leaseback, mortgage or otherwise encumber (including securitizations), or subject to any Lien (other than Permitted Liens) or otherwise dispose of any material properties or assets (including any such disposition from the Television Business to the Online Business), except (A) pursuant to existing agreements set forth in Section 4.11 of the Company Disclosure Schedule in effect prior to the execution of this Agreement, or (B) as may be required by applicable Law or any Governmental Authority or (ii) enter into, modify, amend or terminate any material lease;

          (n)   other than in the ordinary course of business consistent with past practice, settle any action, suit, investigation or other proceeding which, in the aggregate, require an out-of-pocket expense of the Company in excess of $1,000,000, or execute on or otherwise attempt to collect any judgment arising from the arbitration matter disclosed in Section 4.12 of the Company Disclosure Schedule;

          (o)   sell, transfer or license to any person or otherwise extend, amend or modify any material rights to the Company intellectual property rights other than (i) in the ordinary course of business consistent with past practice, or (ii) pursuant to the Spin-Off Agreements, or

          (p)   authorize or enter into any written agreement or otherwise make any commitment to do any of the foregoing.

        Section 6.2    Proxy Statement.

          (a)    Covenants of the Company and SpinCo with Respect to the Proxy Statement and Related Filing.    The Company shall prepare and shall cause to be filed with the SEC as promptly as reasonably practicable following the date of this Agreement a proxy statement (together with any amendments thereof or supplements thereto, the "Proxy Statement") relating to the meeting of the Company's stockholders to be held to consider the adoption and approval of this Agreement and the Merger and shall use its reasonable best efforts to clear the Proxy Statement with the SEC as soon as reasonably practicable. The Company shall include in the Proxy Statement the text of this Agreement, the Fairness Opinion and the Company Recommendation (unless the Board of Directors of the Company has made a Change of Recommendation in compliance with Section 6.6(c), terminated this Agreement pursuant to Section 8.1(d) and paid or cause to be paid the Company Termination Fee as provided in Section 8.5) and shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments by the SEC staff in respect of the Proxy Statement. None of the information included in the Proxy Statement will, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no covenant is hereby made by the Company with respect to any of the Buyer Information. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder. Buyer and its counsel shall be given a reasonable opportunity to review and comment on the Proxy Statement, Form 10 and Schedule 14C before each is filed with the SEC, and the Company (and SpinCo, as applicable) shall give reasonable consideration to any reasonable comments made thereon by Buyer and its counsel. The Company (and SpinCo, as applicable) shall provide Buyer and its counsel with copies of any written comments, and shall inform them of any oral communications, that the Company (and SpinCo, as applicable) or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement, Form 10 or Schedule 14C promptly after the Company's (and SpinCo's, as applicable) receipt of such comments, and any written or oral responses thereto by the Company (and SpinCo, as applicable) or their counsel. Buyer and its counsel shall be given a reasonable opportunity to review and comment on any such written responses and the Company (and SpinCo, as applicable) shall give reasonable consideration to the reasonable comments made by Buyer and its counsel.

          (b)    Covenants of Buyer with Respect to the Proxy Statement.    As promptly as reasonably practicable following the date of this Agreement, each of Buyer and Acquisition Sub will furnish the Company with all information relating to it and required pursuant to the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. Buyer agrees and covenants that none of the information with respect to Buyer or its subsidiaries (the "Buyer Information") supplied or to be supplied by Buyer for inclusion in the Proxy Statement will, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c)    Mailing of Proxy Statement; Amendments.    As promptly as reasonably practicable after the Proxy Statement has been cleared by the SEC, the Company shall mail the Proxy Statement to the holders of Company Common Stock as of the record date established for the Stockholders' Meeting. If at any time prior to the Effective Time any event or circumstance relating to the Company or Buyer or any of either the Company or Buyer's subsidiaries, or their respective officers or directors, should be discovered by the Company or Buyer, respectively, which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, such party shall promptly inform the other. Each of Buyer, Acquisition Sub and the Company agree to correct any material information provided by it for use in the Proxy Statement which shall have become false or misleading. All documents (including the Proxy Statement) that each of the Company and Buyer is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

          (d)    Spin-Off Transaction; Form 10 Filing.    As promptly as reasonably practicable following the signing of this Agreement, the Company will cause SpinCo to file a Form 10 with the SEC with respect to the Spin-Off Transaction and shall use its reasonable best efforts to have the Form 10 declared effective by the SEC. As promptly as reasonably practicable thereafter the Company shall cause SpinCo to prepare and deliver an information statement on Schedule 14C to the holders of Company Common Stock in connection with the Spin-Off Transaction that shall comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

          (e)    Stockholders' Meeting.    Subject to Sections 6.6 and 6.15 hereof, the Company shall, as promptly as reasonably practicable following the effectiveness of the Proxy Statement establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders, for the purpose of voting upon the adoption of this Agreement and approval of the Merger (the "Stockholders' Meeting"). The Stockholders' Meeting shall be held within 45 days following the later of the Proxy Statement having been cleared by the SEC and the Form 10 has been declared effective by the SEC.

          (f)    Reaffirm Company Recommendation.    Unless the Board of Directors of the Company shall have made a Change of Recommendation and, concurrently therewith, the Company (or any of its affiliates) shall have entered into a definitive agreement with a third party providing for a Superior Proposal in accordance with Section 6.6, terminated this Agreement pursuant to Section 8.1(d) and paid or cause to be paid to Buyer the Break Fee as provided in Section 8.5, the Board of Directors of the Company shall reaffirm after the date hereof the Company Recommendation as expressly provided in this Agreement upon the reasonable request of Buyer, and the Company shall use its commercially reasonable efforts (including by engaging a proxy solicitor) to obtain the Requisite Stockholder Approval. The notice of such Stockholders' Meeting shall state that a resolution to approve and adopt this Agreement, advisory votes on change in control payments and a resolution to adjourn the Stockholders' Meeting, if necessary, will be considered at the Stockholders' Meeting, and no other matters shall be considered or voted upon at the Stockholders' Meeting (with the exception of ordinary course matters considered at an annual meeting of stockholders) without the Buyer's prior written consent.

        Section 6.3    Spin-Off Transaction.     Following the Stockholders' Meeting and conditioned upon receipt of the Requisite Stockholder Approval, but prior to the Effective Time, the Company shall (i) enter into and cause SpinCo to enter into the Spin-Off Agreements, (ii) contribute to SpinCo all of the outstanding capital stock and equity interests of the SpinCo Subsidiaries, together with all Company Cash-on-Hand and all Company Working Capital.

        Section 6.4    HSR Act and Foreign Antitrust Approvals.

          (a)   In connection with the transactions contemplated by this Agreement, Buyer and the Company each shall (and, to the extent required, shall cause its affiliates to) (i) comply promptly but in no event later than ten (10) Business Days after the date hereof with the notification and reporting requirements of the HSR Act and use its reasonable best efforts to obtain early termination of the waiting period under the HSR Act and (ii) as soon as reasonably practicable, make such other filings with any foreign Governmental Authorities as may be required under any applicable similar foreign Law. Buyer and the Company each shall substantially comply with any Antitrust Information or Document Requests.

          (b)   Subject to Section 6.4(j), each of the Company and Buyer shall exercise its reasonable best efforts to (i) obtain termination or expiration of the waiting period under the HSR Act and such other approvals, consents and clearances as may be necessary, proper or advisable under any foreign antitrust or competition laws and (ii) prevent the entry in any action brought by an Antitrust Authority or any other person of any governmental order which would prohibit, make unlawful or delay the consummation of the transactions contemplated by this Agreement.

          (c)   Each of the Company and Buyer will use its reasonable best efforts to certify substantial compliance with any request for additional information issued by the DOJ or FTC, made pursuant to 16 C.F.R. §803.20 or substantially similar statute or regulation, within 120 days following the initial Buyer and Company filings of its respective pre-merger and notification report forms under the HSR Act, provided that Buyer has complied with Section 6.4(a) and Buyer shall not "pull and refile" such report form without the Company's consent which shall not be unreasonably withheld.

          (d)   Notwithstanding the foregoing or any other provision of this Agreement, nothing set forth in this Section 6.4 shall be construed so as to prohibit the Buyer from instituting or prosecuting or defending a suit or claim in good faith with respect to any suit, objection, requirement or other action by the FTC, the DOJ, any other such governmental authority or any private party with respect to the transactions contemplated hereby.

          (e)   Subject to Section 6.4(j), each of the Company and Buyer shall cooperate in good faith with the Antitrust Authorities in connection with the transactions contemplated by this Agreement.

          (f)    Buyer shall promptly furnish to the Company copies of any notices or written communications received by Buyer or any of its affiliates from any third party or any

  Governmental Authority with respect to the transactions contemplated by this Agreement, and Buyer shall permit counsel to the Company an opportunity to review in advance, and Buyer shall consider in good faith the views of such counsel in connection with, any proposed written communications by Buyer and/or its affiliates to any Governmental Authority concerning the transactions contemplated by this Agreement. To the extent reasonably practical, Buyer agrees to provide the Company and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between Buyer and/or any of its affiliates, agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the transactions contemplated hereby.

          (g)   The Company shall promptly furnish to the Buyer copies of any notices or written communications received by the Company or any of its affiliates from any Governmental Authority with respect to the transactions contemplated by this Agreement, and the Company shall permit counsel to the Buyer an opportunity to review in advance, and the Company shall consider in good faith the views of such counsel in connection with, any proposed written communications by the Company and/or its affiliates to any Governmental Authority concerning the transactions contemplated by this Agreement. To the extent reasonably practical, the Company agrees to provide the Buyer and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between the Company and/or any of its affiliates, agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the transactions contemplated hereby.

          (h)   Buyer shall be solely responsible for and pay all filing fees (whether or not such fees may be the obligation of the Company under applicable Law) payable to the Antitrust Authorities in connection with the transactions contemplated by this Agreement.

          (i)    Buyer shall pay the Company $10,000,000 by wire transfer or same day funds to an account at a U.S. banking institution designated in writing by the Company if the Closing would have otherwise occurred on or before the date that is 240 calendar days after the date hereof but for the applicable waiting period under the HSR Act having not expired or otherwise been terminated, by no later than the first Business Day immediately following such 240-day period.

          (j)    Nothing in Section 6.4(b) or Section 6.4(e) shall require Buyer or its Affiliates to (x) enter into any "hold separate" agreement or other agreement with respect to the disposition or limitation on the use of any assets or businesses of the Buyer or any of its subsidiaries or the Company or any of its Subsidiaries that would reasonably be expected to materially impair the value of the Television Business to Buyer in order to obtain clearance from the FTC or the DOJ or any other antitrust or competition authorities to proceed with the consummation of the transactions contemplated hereby, (y) consummate the transactions contemplated hereby in the event that any consent, approval, authorization or non-objection of any Governmental Authority obtained or sought to be obtained in connection with this Agreement is conditioned upon the imposition of any other significant restrictions upon, or the making of any material accommodation (financial or otherwise) in respect of the transactions contemplated hereby or the conduct of the business of the Buyer (including any agreement not to compete in any geographic area or line of business or any agreement to license technology to third parties) or results, or would result in, the abrogation or diminishment of an authority or license granted by any Governmental Authority, or (z) to litigate or contest any administrative or judicial action or proceeding or any decree, judgment, injunction or other order, whether temporary, preliminary or permanent.

        Section 6.5    Inspection.     Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to the Company or any of its subsidiaries by third parties that may be in the Company's or any of its Subsidiaries' possession from time to time, and except for any information that is subject to attorney-client privilege or other privilege from disclosure the Company shall, and shall cause its subsidiaries to, afford to Buyer and its accountants, counsel and other representatives reasonable access, during normal business hours, in such manner as to not interfere with the normal operation of the Company and its Subsidiaries, to all of their respective properties, books, contracts, commitments, Tax Returns, records and appropriate officers and employees of the Company and its Subsidiaries, and shall furnish such representatives with all financial and operating data and other information concerning the affairs of the Company and its Subsidiaries as such representatives may reasonably request; provided, however, that without the consent of the Company, Buyer shall not be permitted to perform any environmental sampling at any Company real property or Leased Real Property, including sampling of soil, groundwater, surface water, building materials, or air or wastewater emissions. The Company shall promptly provide Buyer with copies of all contracts entered into after the date hereof which would constitute a "Company Material Contract" if in existence as of the date hereof. All information obtained by Buyer, Acquisition Sub and their respective representatives shall be subject to the Confidentiality Agreement.

        Section 6.6    Acquisition Proposals.

          (a)   Until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article ARTICLE VIII herein, the Company, its Subsidiaries and their representatives shall not, without the prior written consent of Buyer (i) initiate, solicit or knowingly encourage any inquiry or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal relating to the Company as a whole or the Television Business (but not the Online Business), (ii) engage in, enter into, continue or otherwise participate in any discussions or negotiations with any person with respect to, or provide any non-public information or data concerning the Company or any of its subsidiaries to any person relating to, an Acquisition Proposal, or any proposal or offer that would be reasonably expected to lead to an Acquisition Proposal, relating to the Company as a whole or the Television Business (but not the Online Business) or afford to any person access to the business, properties, assets or personnel of the Company or any of its subsidiaries in connection with an Acquisition Proposal, or any proposal or offer that would be reasonably expected to lead to an Acquisition Proposal, relating to the Company as a whole or the Television Business (but not the Online Business), (iii) enter into any acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement (other than an Acceptable Confidentiality Agreement as permitted pursuant to Section 6.6(b)) relating to any Acquisition Proposal, or any proposal or offer that would be reasonably expected to lead to an Acquisition Proposal, (an "Alternative Acquisition Agreement"), (iv) grant any waiver, amendment or release under any standstill or confidentiality agreement or any state takeover statute, other than a waiver of any "don't ask—don't waive" provisions of any standstill agreements now in effect, (v) otherwise knowingly facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt by any person to make an Acquisition Proposal, or any proposal or offer that would be reasonably expected to lead to an Acquisition Proposal, relating to the Company as a whole or the Television Business (but not the Online Business), or (vi) resolve, propose or agree to do any of the foregoing. The Company and its officers and directors shall, and the Company shall instruct and cause the Company's representatives, its Subsidiaries and their representatives to, immediately cease and terminate all discussions and negotiations with any persons that may be ongoing with respect to an Acquisition Proposal relating to the Company as a whole or the Television Business (but not the Online Business), and as promptly as practicable thereafter deliver a written notice to each such person to the effect that the Company is ending all discussions and negotiations with such person with respect to any Acquisition Proposal relating to the Company as a whole or the Television Business (but not the Online Business), effective immediately, which notice shall also request such person to promptly return or destroy all confidential information concerning the Company and its Subsidiaries.

          (b)   Notwithstanding anything to the contrary contained in Section 6.6(a), at any time prior to the time the Requisite Stockholder Approval is obtained, if the Company receives a bona fide, written Acquisition Proposal that did not result from a breach of this Section 6.6 from any person, (i) the Company and its representative may provide information (including non-public information and data) regarding, and afford access to, the business, properties, assets, books, records and personnel of, the Company and its Subsidiaries in response to a request therefor by such person if the Company receives from such person (or has received from such Person) an executed Acceptable Confidentiality Agreement and/or (ii) the Company and its representatives may engage in, enter into, continue or otherwise participate in any discussions or negotiations with such person with respect to such Acquisition Proposal, if and only to the extent that prior to taking any action described in clause (i) or (ii) above, (x) the Board of Directors determines in good faith (after consultation with outside legal counsel) that based on the information then available and after consultation with its financial advisor and outside legal counsel, failure to consider such Acquisition Proposal would reasonably be expected to constitute a breach of the Board of Directors' fiduciary duties to stockholders and such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal and (y) the Company shall give written notice to Buyer of any such determination. The Company shall promptly (but in no event later than twenty-four (24) hours) provide Buyer with copies of any information or materials regarding the Company and its subsidiaries provided or made available to such other person which were not previously made available to Buyer.

          (c)   Except as set forth in this Section 6.6(c), the Board of Directors shall not (i) change, withhold, withdraw, qualify or modify (or publicly propose or resolve to change, withhold, withdraw, qualify or modify), in a manner adverse to Buyer, the Company Recommendation (any of the foregoing, a "Change of Recommendation") or, in the absence of a Change of Recommendation made in compliance with this Agreement, fail to include the Company Recommendation in the Proxy Statement, (ii) authorize, adopt, approve, recommend or declare advisable, or propose to authorize, adopt, approve, recommend or declare advisable (publicly or otherwise), an Acquisition Proposal, or (iii) cause or permit the Company to enter into any Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, prior to the time the Requisite Stockholder Approval is obtained, the Board of Directors may if the Company receives a written Acquisition Proposal (that did not result from a breach of Section 6.6(a) or 6.6(b)) that the Board of Directors determines in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal, approve, recommend or declare advisable, and authorize the Company to enter into an Alternative Acquisition Agreement with respect to, such Superior Proposal and terminate this Agreement pursuant to Section 8.1(d) if:

              (i)  the Board of Directors determines in good faith, after consultation with outside legal counsel, that failure to do so would reasonably be expected to be a violation of its fiduciary duties to stockholders under applicable Law and the Company shall have complied with all of its obligations under this Section 6.6;

             (ii)  the Company shall have provided prior written notice to Buyer, at least four Business Days in advance, that it intends to effect a Change of Recommendation or terminate this Agreement pursuant to Section 8.1(d), which notice shall specify the identity of the party making such Superior Proposal and the material terms thereof and include copies of all relevant documents relating to such Superior Proposal;

            (iii)  after providing such notice and prior to effecting such Change of Recommendation or terminating this Agreement pursuant to Section 8.1(d), the Company shall have, and shall have caused its representatives to, negotiate with Buyer and Acquisition Sub in good faith during such four Business Day period (to the extent Buyer desires to negotiate) to make such adjustments in the terms and conditions of this Agreement as would permit the Board of Directors not to effect a Change of Recommendation or terminate this Agreement pursuant to Section 8.1(d); and

            (iv)  the Board of Directors shall have considered in good faith any changes to this Agreement offered in writing by Buyer no later than 5:00 p.m., New York City time, on the third Business Day of such four Business Day period and shall have determined that such Superior Proposal would continue to constitute a Superior Proposal if such changes offered in writing by Buyer were to be given effect; provided that, in the event of any material revisions to the Acquisition Proposal (with any change in the per share price contemplated thereby being deemed material for purposes of this Agreement) that the Board of Directors has determined to be a Superior Proposal, the Company shall be required to deliver a new written notice to Buyer in respect of such modified Acquisition Proposal and to again comply with the requirements of this Section 6.6(c) with respect to such new written notice, except that the applicable time periods for purposes of this Section 6.6(c) with respect to such new written notice shall be reduced to two Business Days from the four Business Day period otherwise contemplated.

          (d)   Without limiting the generality of the foregoing, Buyer and Company acknowledge and hereby agree that any violation of the restrictions set forth in this Section 6.6 by any representative of the Company or its subsidiaries shall be deemed to be a breach of this Section 6.6 by the Company. The Company shall not enter into any letter of intent, memorandum of understanding or contract (other than a confidentiality agreement as permitted by Section 6.6(b)) contemplating or otherwise relating to an Acquisition Proposal unless and until this Agreement is terminated pursuant to ARTICLE VIII and the Company has paid all amounts due to Buyer pursuant to ARTICLE VIII.

          (e)   Nothing contained in this Section 6.6 shall be deemed to prohibit the Company or the Board of Directors or any committee thereof from (i) complying with its disclosure obligations under U.S. federal or state Law with regard to an Acquisition Proposal, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act (or any similar communication to stockholders), or (ii) making any "stop-look-and-listen" communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to the stockholders of the Company) (it being acknowledged and agreed that any such disclosure, other than a "stop, look and listen" communication of the type contemplated by Section 14d-9(f) of the Exchange Act, shall be deemed to be a Change of Recommendation unless the Board of Directors of the Company expressly publicly reaffirms the Company Recommendation in such communication).

          (f)    The Company shall promptly (and, in any event, within 24 hours) notify Buyer (orally and in writing) if any Acquisition Proposal is received by or any non-public information or access to the business, properties, assets, books or records of the Company or its Subsidiaries is requested from the Company or any of its representatives, indicating the identity of the person or group of persons making such offer or proposal and the material terms and conditions of any proposals or offers, and thereafter shall keep Buyer reasonably informed, on a reasonably current basis, of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any discussions or negotiations, including any change in the Company's intentions as previously notified.

          (g)   The Company shall not, and shall cause its subsidiaries not to, enter into any confidentiality agreement with any person relating to a possible Acquisition Proposal subsequent to the date of this Agreement except for an Acceptable Confidentiality Agreement as permitted or required pursuant to this Section 6.6, and neither the Company nor any of its subsidiaries shall enter into any agreement that prohibits the Company from providing to Buyer any information provided or made available to any other person pursuant to an Acceptable Confidentiality Agreement.

          (h)   As used in this Agreement, "Superior Proposal" shall mean an Acquisition Proposal for or in respect of, or that if consummated would be reasonably likely to result in the ownership of all of the outstanding Company Common Stock (whether by merger or otherwise) or all or substantially all of the Company's and its subsidiaries' assets (whether measured exclusive or inclusive of SpinCo and the assets of the Company's online business as the case may be), made by any person on terms that the Board of Directors of the Company determines in good faith, after consultation with the Company's financial and legal advisors, and considering such factors as the Board of Directors of the Company in good faith considers to be appropriate (including the conditionality and the timing, the likelihood of consummation of such proposal and the financing thereof), to be more favorable to the Company and its stockholders from a financial perspective than the transactions contemplated by this Agreement and the Merger. Reference to "this Agreement" and "the Merger" in this Section 6.6(h) shall be deemed to include any proposed alteration of the terms of this Agreement or the Merger that is agreed to by Buyer.

          (i)    The understanding of the parties is that prior to the termination of this Agreement, the provisions of this Agreement prohibit the Company from, among other matters, soliciting or engaging in discussions regarding an Acquisition Proposal for the Company or the Television Business (subject to the terms, conditions and exceptions contained in Section 6.6(b) and (c)), but allow the Company to, among other matters, solicit or engage in discussions regarding an Acquisition Proposal for the Online Business, provided that any such soliciting or discussions shall not be allowed to interfere with or delay the Company's obligations under this Agreement or any of the Spin-Off Agreements.

        Section 6.7    Directors' and Officers' Indemnification and Insurance.

          (a)   From and after the Effective Time, Buyer agrees that it shall cause the Surviving Corporation indemnify and hold harmless each present and former director and officer of the Company or any of its subsidiaries against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company or any of its subsidiaries, as the case may be, would have been permitted under applicable Law and its respective certificate of incorporation, bylaws or other organizational documents in effect on the date of this Agreement to indemnify such person (including the advancing of expenses as incurred). Without limiting the foregoing, Buyer shall cause the Surviving Corporation and each of the Acquired Subsidiaries (i) to maintain for a period of not less than six (6) years from the Effective Time provisions in its certificate of incorporation, bylaws and other organizational documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of the Company's and such Acquired Subsidiaries' former and current officers, directors, employees, and agents that are no less favorable to those persons than the provisions of the certificates of incorporation, bylaws and other organizational documents of the Company or such Acquired Subsidiary, as applicable, in each case, as of the date of this Agreement and (ii) not to amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those persons thereunder, in each case, except as required by

  Law. Buyer shall assume, and be jointly and severally liable for, and shall cause the Company and the Acquired Subsidiaries to honor, each of the covenants in this Section 6.7.

          (b)   For a period of six (6) years from the Effective Time, Buyer shall cause the Surviving Corporation to maintain in effect directors' and officers' liability insurance covering those persons who are currently covered by the Company's or any of its subsidiaries' directors' and officers' liability insurance policies (true, correct and complete copies of which will be made available to Company or its agents or representatives) on terms not materially less favorable in the aggregate than the terms of such current insurance coverage; provided, however, that Buyer or the Surviving Corporation may cause coverage to be extended under the current directors' and officers' liability insurance by obtaining a six-year "tail" policy containing terms not materially less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the Effective Time. If any claim is asserted or made within such six-year period, any insurance required to be maintained under this Section 6.7 shall be continued in respect of such claim until the final disposition thereof.

          (c)   Notwithstanding anything contained in this Agreement to the contrary: (i) this Section 6.7 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on all successors and assigns of Buyer, the Surviving Corporation and SpinCo; and (ii) SpinCo will be solely responsible for all costs of any nature whatsoever in providing the indemnification and insurance coverage contained in this Section 6.7. In the event that Buyer, the Surviving Corporation or SpinCo or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Buyer, the Surviving Corporation, or SpinCo as the case may be, shall succeed to the obligations set forth in this Section 6.7.

        Section 6.8    Notification of Certain Matters.     The Company shall give prompt notice to Buyer, and Buyer shall give prompt notice to the Company, of (i) any notice or other communication received by such party from any Governmental Authority in connection with the this Agreement, the Merger or the transactions contemplated hereby, or from any person alleging that the consent of such person is or may be required in connection with the Merger or the transactions contemplated hereby, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Buyer and (ii) any inaccuracy of any representation or warranty made by such party that would reasonably be expected to cause the condition set forth in Section 7.2(a) or Section 7.3(a), respectively, not to be satisfied. The Company shall give prompt notice to Buyer of, and cooperate with Buyer in connection with, (i) any actions, suits, claims, investigations or proceedings commenced, pending, relating to, involving or otherwise affecting the Company, any of its subsidiaries or their respective officers, directors or employees, which relate to this Agreement, the Merger or the transactions contemplated hereby (including the Spin-Off Transaction) and (ii) any stockholder litigation or claims against the Company, any of its subsidiaries or their respective officers, directors or employees relating to this Agreement, the Merger or the transactions contemplated hereby (including the Spin-Off Transaction). No settlement in connection with any claim, suit, hearing, proceeding or litigation referred to in clause (i) or (ii) above shall be agreed to without Buyer's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

        Section 6.9    Public Announcements.     Buyer and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including the Merger and the Spin-Off Transaction, and shall not issue any such press release or make any such public statement without the prior written consent of the other (which consent shall not be unreasonably withheld or delayed), except as may be required by Law or any stock exchange listing agreement to which Buyer or the Company is a party. Notwithstanding the foregoing, the Company shall be permitted to make such announcements and disclosures as it reasonably deems necessary or advisable to the extent such statements relate solely to the Spin-Off Transaction or the Online Business and are not inconsistent with Section 6.6 hereof. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

        Section 6.10    Employee Matters.

          (a)   As of the Effective Time, all rights and obligations arising from any employment contract or employment relationship existing in the Company or in any of its subsidiaries not assumed or required to be assumed by SpinCo or the SpinCo Subsidiaries under the Spin-Off Agreements, shall remain with the Surviving Corporation and its subsidiaries.

          (b)   At the Effective Time, Buyer shall provide or shall cause the Surviving Corporation to provide to (after giving effect to the Spin-Off Transaction) each employee of the Company and any of its subsidiaries at Closing who remains an employee of the Surviving Corporation or a subsidiary at the Closing (each, a "Company Employee" and collectively, the "Company Employees") with compensation and benefits under employee benefit plans that are the same or substantially comparable in the aggregate to, in the sole discretion of Buyer, those provided by Buyer and its subsidiaries to comparably situated employees from time to time.

          (c)   For purposes of eligibility, vesting, determination of the level of benefits and benefit accrual under the Employee Benefit Plans of Buyer, the Company, the Company's subsidiaries and their respective affiliates providing benefits to any Company Employees after the Closing (the "New Plans"), and for purposes of accrual of vacation and other paid time off and severance benefits under New Plans, each Company Employee shall be credited with his or her years of service with the Company, the Company Subsidiaries and their respective affiliates (and any additional service with any predecessor employer) before the Closing, to the same extent as such Company Employee was entitled, before the Closing, to credit for such service under any similar Company Benefit Plan. In addition, and without limiting the generality of the foregoing: (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a comparable Company Benefit Plan in which such Company Employee participated immediately before the replacement; and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Buyer shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, and Buyer shall cause any eligible expenses incurred by such employee and his or her covered dependents under any Company Benefit Plan during the portion of the plan year of the New Plan ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

          (d)   Prior to the Closing, the parties shall use commercially reasonable efforts to fully comply with all notice, consultation, effects bargaining or other bargaining obligations to any labor union, labor organization, works council or group of employees of the Company and its Subsidiaries in connection with the transactions contemplated by this Agreement. With respect to any Company Employees based outside of the United States, Buyer's obligations under this Section 6.10 shall be modified to the extent necessary to comply with applicable Laws of the foreign countries and political subdivisions thereof in which such Company Employees are based.

          (e)   This Section 6.10 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 6.10, expressed or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Section 6.10. Without limiting the foregoing, no provision of this Section 6.10 will create any third party beneficiary rights in any current or former employee, director or consultant of the Company or its subsidiaries in respect of continued employment (or resumed employment) or any other matter. Nothing in this Section 6.10 is intended to amend any Company Benefit Plan, or interfere with Buyer's or the Surviving Corporation's right from and after the Effective Time to amend or terminate any Company Benefit Plan or the employment or provision of services by any director, employee, independent contractor or consultant.

          (f)    For the avoidance of doubt, this Section 6.10 shall not apply to any current or former employees, officers, directors or consultants of SpinCo.

        Section 6.11    Cooperation with Financing.     Prior to the Closing, the Company shall use its reasonable best efforts, at Buyer's sole expense, to cooperate with Buyer as necessary in connection with the arrangement of the Financing as may be reasonably requested by Buyer (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its subsidiaries or the Spin-Off Transaction), including (i) participation at reasonable times in a reasonable number of meetings, drafting sessions, presentations, road shows, and rating agency and due diligence sessions, (ii) furnishing Buyer and its financing sources with financial and other pertinent information regarding the Company as shall be reasonably requested by Buyer, (iii) reasonably assisting Buyer and its financing sources in the preparation of (A) offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents for any portion of the Financing and (B) materials for rating agency presentations, (iv) reasonably cooperating with the marketing efforts of Buyer and its financing sources for any portion of the Financing, (v) reasonably cooperating with Buyer's legal counsel in connection with any legal opinions that such legal counsel may be required to deliver in connection with the Financing, and (vi) using commercially reasonable efforts to assist Buyer in obtaining surveys and title insurance as reasonably requested by Buyer, provided, in each case, that (A) none of the Company or any of its subsidiaries shall be required to incur any liability in connection with the Financing (other than the Company Investment) prior to the Effective Time, (B) the pre-Closing Board of Directors of the Company and the directors, managers and general partners of the Company Subsidiaries shall not be required to adopt resolutions approving the agreements, documents and instruments pursuant to which the Financing (other than the Company Investment) is obtained, (C) none of the Company or any Company Subsidiary shall be required to execute prior to the Effective Time any definitive financing documents, including any credit or other agreements, pledge or security documents, or other certificates, legal opinions or documents in connection with the Financing (other than the Company Investment), (D) except as expressly provided above, neither the Company nor any of its subsidiaries shall be required to take any corporate actions prior to the Effective Time to permit the consummation of the Financing (other than the Company Investment), and (E) Buyer and Acquisition Sub shall jointly and severally indemnify, defend and hold harmless the Company and its subsidiaries, and their respective pre-Closing directors, officers and representatives, from and against any liability or obligation to providers of the Financing (other than the Company Investment) in connection with the Financing (other than the Company Investment) and any information provided in connection therewith. Except for the representations and warranties of the Company set forth in ARTICLE IV of this Agreement, the Company shall not have any liability to Buyer or Acquisition Sub in respect of any financial statements, other financial information or data or other information provided pursuant to this Section 6.11. Buyer shall promptly reimburse the Company and its subsidiaries for all reasonable out-of-pocket costs incurred by the Company or its subsidiaries in connection with such cooperation. Notwithstanding anything to the contrary in this Agreement, the condition set forth in Section 7.2(b), as it applies to the Company's obligations under this Section 6.11, shall be deemed satisfied unless the Company has knowingly and willfully materially breached its obligations under this Section 6.11.

        Section 6.12    Financing.     Buyer and Acquisition Sub shall use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, on a timely basis, all things necessary, proper or advisable to arrange and obtain the Financing on the terms and conditions described in the Financing Letters and the Company Equity Commitment including using reasonable best efforts to (i) satisfy on a timely basis all conditions and contingencies applicable to Buyer and Acquisition Sub (or their affiliates) and within their control in obtaining the Financing set forth therein, (ii) maintain in effect the Financing Letters except in connection with entering into definitive documentation with respect to the Financing, which definitive documentation shall replace the Financing Letters on the terms set forth therein, (iii) negotiate and enter into definitive agreements with respect thereto on the terms and conditions contemplated by the Financing Letters or on other terms in the aggregate not materially less favorable to Buyer, (iv) timely prepare the necessary offering circulars, private placement memoranda, or other offering documents or marketing materials with respect to the Financing, (v) commence the syndication activities contemplated by the Debt Financing Letter and (vi) consummate the financing pursuant to the Financing Letters and, to the extent contemplated by the Company Equity Commitment, the Company Investment, at or prior to Closing. Buyer shall give the Company prompt written notice (A) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to result in breach or default) by any party to any Financing Letter or other Debt Document of which Buyer or Acquisition Sub becomes aware, (B) if and when Buyer or Acquisition Sub becomes aware that any portion of the Financing contemplated by any Financing Letter may not be available to consummate the Merger, (C) of the receipt of any written notice or other written communication from any Person with respect to any (1) actual or potential breach, default, termination or repudiation by any party to any Debt Document or (2) material dispute or disagreement between or among any parties to any Financing Letter or other Debt Document (but excluding, for the avoidance of doubt, any ordinary course negotiations with respect to the terms of the Financing or Debt Documents), and (D) of any termination of any Financing Letter (other than in connection with entering into definitive documentation for the Financing, which definitive documentation shall replace the Financing Letters on the terms set forth therein). Without limiting the foregoing, Buyer and Acquisition Sub shall keep the Company informed on a reasonably current basis in reasonable detail of the status of their efforts to arrange the Financing and provide to the Company copies of executed copies of the definitive documents related to the Financing (excluding any unredacted fee letters, engagement letters or other agreements that, in accordance with customary practice, are confidential by their terms) and copies of any of the written notices or communications described in the preceding sentence. Buyer and Acquisition Sub shall (1) comply in all material respects with each Financing Letter and each definitive agreement with respect thereto (to the extent related to the Debt Financing, collectively, the "Debt Documents"), and (2) not permit, without the prior written consent of the Company, any material amendment or modification to be made to, or any material waiver of any provision or remedy under, any Debt Document or the Fee Letters (except that the addition of lenders, lead arrangers, bookrunners, syndication agents or similar entities shall be permitted), including any such amendment, modification or waiver that (individually or in the aggregate with any other amendments, modifications or waivers) would reasonably be expected to reduce the aggregate amount of the Financing under any Debt Document (including by changing the amount of fees to be paid or original issue discount thereof) below the amount required to consummate the transactions contemplated by this Agreement. Buyer shall have the right from time to time to amend, replace, supplement or otherwise modify, or waive any of its rights under, the Financing Letters and the binding agreements with respect thereto, or substitute other debt or equity financing for all or any portion of the Financing from the same or alternative financing sources, provided that any such amendment, replacement, supplement or other modification to, or waiver of, any provision of the Financing Letters that amends the Financing or substitution of all or any portion of the Financing shall not, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed) (A) prevent, impede or delay the consummation of the Merger and the other transactions contemplated by this Agreement, (B) adversely impact the ability of Buyer to enforce its rights against the counterparties to the Financing Letters, or (C) reduce the aggregate amount of Financing below the amount required to consummate the transactions contemplated by this Agreement. Buyer and Acquisition Sub shall provide notice to the Company promptly upon receiving the Financing. Notwithstanding anything in this Agreement to the contrary, Buyer and its Affiliates shall not be required to institute any legal or equitable proceedings against any counterparty to the Financing Letters in the event of such counterparty's breach of any of the provisions thereof.

        Section 6.13    Rule 16b-3.     Prior to the Effective Time, the Company shall be permitted to take such steps as may be reasonably necessary or advisable to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 6.14    Non-Solicitation.     During the period from the date hereof until the earlier of the Effective Time or 30 days following any termination of this Agreement, Buyer and Acquisition Sub and their Affiliates shall not without the Company's prior written consent, except pursuant to a general solicitation which is not directed specifically to any such employees, directly or indirectly, (i) induce or attempt to induce any person employed with the Company or any of its Subsidiaries to leave the employ of the Company or applicable Subsidiary or in any way interfere with the relationship between the Company or applicable Subsidiary or Affiliate and such persons, or (ii) solicit for employment or hire any person who is employed with the Company or any of its Subsidiaries. Nothing herein shall restrict Buyer from soliciting or hiring any person who is no longer employed by the Company or any of its Subsidiaries for any reason. The Company shall endeavor in good faith to notify Buyer of any Television Business employee known to senior management of the Company who has declared their intention to leave at or before Closing.

        Section 6.15    Delay of Meeting.     Notwithstanding any other provision of this Agreement, in the event Buyer has not delivered to the Company an executed definitive credit agreement or evidence of other arrangement, in each case reasonably acceptable to the Company, with respect to the Debt Financing at least seven (7) calendar days prior to the scheduled date of the Stockholders' Meeting which the Company is otherwise prepared and qualified to hold, the Company may delay or adjourn the Stockholders' Meeting and shall re-convene or set a date for a new Stockholders' Meeting within two (2) Business Days of delivery of such letters from Buyer, such Stockholders' Meeting to be held as soon as practicable thereafter but not later than ninety (90) days following the record date of the originally scheduled Stockholders' Meeting. If it becomes necessary to set a new record date for the Stockholders' Meeting pursuant to the prior sentence or as required by Law in connection with the matters pursuant to the prior sentence, the Company shall do so within two (2) Business Days of receipt of such letters from Buyer, and the Stockholders' Meeting shall be held no later than twenty (20) Business Days of such new record date.

ARTICLE VII.
CONDITIONS TO THE MERGER

        Section 7.1    Conditions to the Obligations of Each Party.     The obligations of the Company and Buyer to consummate the Merger are subject to the satisfaction or waiver by the Company and Buyer of the following conditions:

          (a)   the Requisite Stockholder Approval shall have been obtained in accordance with Delaware Law and the rules and regulations of the NASDAQ Global Market;

          (b)   all consents required under any Antitrust Law shall have been obtained and any applicable waiting period thereunder shall have expired or been terminated;

          (c)   no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or governmental order which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger, and all required approvals of Government Authorities have been obtained so as to cause the making of the Merger not to be illegal or otherwise prohibited; and

          (d)   the Company and SpinCo shall have executed the Spin-Off Agreements, and the Company shall have completed the Spin-Off Transaction.

        Section 7.2    Conditions to the Obligations of Buyer and Acquisition Sub.     The obligations of Buyer and Acquisition Sub to consummate the Merger are subject to the satisfaction or waiver by Buyer of the following further conditions:

          (a)    Representations and Warranties.    (i) Other than the representations and warranties set forth in Sections 4.1 (Organization), 4.2 (Capitalization) 4.3(a) (Authority), 4.21 (Brokers) and 4.22 (Anti-Takeover Matters), the representations and warranties of the Company set forth in this Agreement shall be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the date hereof and as of the Closing Date as if made at and as of the Closing Date, (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except for such failures to be so true and correct that, individually or in the aggregate, have not had and would not have a Company Material Adverse Effect, (ii) the representations and warranties set forth in Sections 4.1 (Organization), 4.3(a) (Authority), 4.21 (Brokers) and 4.22 (Anti-Takeover Matters) shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), and (iii) the representations and warranties set forth in Section 4.2 (Capitalization) shall be true and correct in all respects as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all materials respects as of such earlier date), except where the failure to be so true and correct would be de minimis. Buyer shall have received a certificate of an executive officer of the Company on its behalf to the foregoing effect;

          (b)   the Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time;

          (c)   from the date of hereof to the Closing Date, there shall not have occurred an event that, individually or in the aggregate, has had, or would reasonably be expected to have a Company Material Adverse Effect;

          (d)   the Company shall have delivered to Buyer a certificate, dated the Effective Time and signed by its chief executive officer and chief financial officer on behalf of the Company, certifying to the effect that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied;

          (e)   the Company shall have delivered to the Buyer (at least two Business Days prior to the Closing Date) a payoff letter, in form and substance reasonably acceptable to the Buyer and its Lenders, from each holder of Funded Debt of the Company and its Subsidiaries, indicating the amount required to discharge in full such Funded Debt at the Closing and an undertaking by the collateral agent to discharge at Closing any Liens securing such Funded Debt; and

          (f)    The Financing shall be available to the Buyer on the terms provided in the Debt Financing Letter.

        Section 7.3    Conditions to the Obligations of the Company.     The obligations of the Company to consummate the Merger are subject to the satisfaction, or waiver by the Company, of the following further conditions:

          (a)   each of the representations and warranties of Buyer and Acquisition Sub contained in this Agreement that is qualified as to materiality shall be true and correct, and each of the representations and warranties of Buyer and Acquisition Sub contained in this Agreement that are not so qualified shall be true and correct except for such failures to be true and correct as would not prevent or materially delay the consummation of the transactions contemplated hereby, in each case, as of the date of this Agreement and as of the Effective Time with the same effect as though made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date);

          (b)   Buyer and Acquisition Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time; and

          (c)   Buyer shall have delivered to the Company a certificate, dated the Effective Time and signed by its chief executive officer or another senior officer on behalf of Buyer, certifying to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE VIII.
TERMINATION, AMENDMENT AND WAIVER

        Section 8.1    Termination.     This Agreement may be terminated and the transactions contemplated hereby abandoned:

          (a)   by written consent of the Company and Buyer;

          (b)   prior to the Closing, by written notice to the Company from Buyer if (i) there is any material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, such that the conditions specified in Section 7.2 would not be satisfied (a "Terminating Company Breach"), except that, if such Terminating Company Breach is curable by the Company before the End Date and the Company is exercising commercially reasonable efforts to cure such breach, then, for a period of up to thirty (30) days after receipt by the Company of notice from Buyer of such breach while the Company is continuing to exercise commercially reasonable efforts to cure such breach, (the "Company Cure Period"), such termination shall not be effective, and such termination shall become effective only if the Terminating Company Breach is not cured in all material respects within the Company Cure Period, or (ii) the consummation of any of the transactions contemplated hereby is permanently enjoined, prohibited or otherwise restrained by the terms of a final, non-appealable order or judgment of a court of competent jurisdiction; provided, however, that Buyer shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) if there has been any material breach by Buyer or Acquisition Sub of its representations, warranties or covenants contained in this Agreement, and such breach shall not have been cured in all material respects;

          (c)   prior to the Closing, by written notice to Buyer from the Company if (i) there is any material breach of any representation, warranty, covenant or agreement on the part of Buyer or Acquisition Sub set forth in this Agreement, such that the conditions specified in Section 7.3 would not be satisfied (a "Terminating Buyer Breach"), except that, if any such Terminating Buyer Breach is curable by Buyer before the End Date and Buyer is exercising commercially reasonable efforts to cure such breach, then, for a period of up to thirty (30) days after receipt by Buyer of notice from the Company of such breach while the Buyer is continuing to exercise commercially reasonable efforts to cure such breach (the "Buyer Cure Period"), such termination shall not be effective, and such termination shall become effective only if the Terminating Buyer Breach is not cured in all material respects within the Buyer Cure Period, or (ii) the consummation of any of the transactions contemplated hereby is permanently enjoined, prohibited or otherwise restrained by the terms of a final, non-appealable order or judgment of a court of competent jurisdiction; provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.1(c) if there has been any material breach by the Company of its representations, warranties or covenants contained in this Agreement, and such breach shall not have been cured in all material respects; or

          (d)   at any time prior to the time the Requisite Stockholder Approval is received by the Company, by written notice to Buyer from the Company if (i) the Board of Directors of the Company shall have authorized the Company to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, (ii) concurrently with the termination of this Agreement, the Company enters into an Alternative Acquisition Agreement with respect to such Superior Proposal and (iii) concurrently with such termination, the Company pays to Buyer or its designee the Break Fee by wire transfer of same day funds to an account at a U.S. banking institution designated in writing by Buyer; provided that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.1(d) unless the Company has complied in all material respects with the requirements of Section 6.6;

          (e)   prior to the Closing, by either the Company or Buyer by delivery of written notice, if the Stockholders' Meeting (including any adjournments or postponements thereof) shall have concluded and the Requisite Stockholder Approval shall not have been obtained;

          (f)    by either the Company or Buyer if Closing has not occurred on or before the date that is 260 calendar days after the date hereof (the "End Date"); provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(f) if such party is in willful breach of this Agreement and such breach is the primary reason for the Closing not occurring on or before such date;

          (g)   at any time prior to the Effective Time, by written notice to the Company from Buyer in the event that a Triggering Event shall have occurred. For all purposes of under this Agreement, a "Triggering Event" shall be deemed to have occurred if any of the following shall have occurred: (A) the Company shall have breached the provisions of Section 6.6 (or be deemed, pursuant to the terms thereof, to have breached) in any material respect (without regard to whether such breach results in or from an Acquisition Proposal); (B) any of the parties to the Voting Agreements (excluding Buyer and Acquisition Sub) shall have breached the provisions thereof (or be deemed, pursuant to the terms thereof, to have breached) in any material respect (without regard to whether such breach results in or from an Acquisition Proposal); (C) the Board of Directors of the Company or any committee thereof shall have for any reason effected a Change of Recommendation; (D) the Company shall have failed to include the Company Recommendation in the Proxy Statement; (E) the Board of Directors of the Company or any committee thereof shall have for any reason approved, endorsed or recommended that stockholders of the Company approve, any Acquisition Proposal (whether or not a Superior Proposal); (F) the Company shall have entered into a letter of intent, memorandum of understanding or contract (other than a confidentiality agreement contemplated by Section 6.6(b)) accepting or agreeing to discuss or negotiate any Acquisition Proposal (whether or not a Superior Proposal); or (G) the Board of Directors of the Company shall have failed to unconditionally reaffirm (publicly, if so requested by Buyer) the Company Recommendation and unconditionally recommend that the stockholders of the Company reject any Acquisition Proposal if made in the form of a tender or exchange offer, in each case, within one (1) Business Days after Buyer delivers to the Company a reasonable request in writing to do (but, in the case of a tender offer subject to Regulation 14D promulgated by the SEC pursuant to the Exchange Act, no later than (x) the date the Company is required to issue a communication other than a "stop, look and listen" communication of the type contemplated by Section 14d-9(f) of the Exchange Act and (y) the date the Company actually issues a communication other than a "stop, look and listen" communication of the type contemplated by Section 14d-9(f) of the Exchange Act).

          (h)   at any time prior to the Effective Time, by written notice to the Company from Buyer, in the event that there shall have occurred a Company Material Adverse Effect (whether or not events or circumstances occurring prior to the execution and delivery of this Agreement caused or contributed to the occurrence of such Company Material Adverse Effect).

        Section 8.2    Effect of Termination.     Except as otherwise set forth in this Section 8.2, in the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective affiliates, officers, directors or stockholders other than for intentional and willful breach of this Agreement. The provisions of Sections 6.4(i), 8.2, 8.3, 8.4, 8.5, 8.6, 8.7, 8.8 and Article IX herein, and the Confidentiality Agreement, shall survive any termination of this Agreement.

        Section 8.3    Reverse Break Fee.     (a) In the event that this Agreement is terminated by the Company (a) pursuant to Section 8.1(c)(i), (b) pursuant to Section 8.1(f) when all conditions set forth in Section 7.1 and Section 7.2 (excluding the condition set forth in Section 7.2(f)), shall have been satisfied, or (c) pursuant to Section 8.1(f) when all conditions set forth in Section 7.1 (other than Section 7.1(a), where the failure to have obtained the Requisite Stockholder Approval is due to the Stockholders' Meeting not having been held prior to the End Date pursuant to and in compliance with Section 6.15) and Section 7.2 (excluding the condition set forth in Section 7.2(f)) shall have been satisfied, and as of the date of such termination by the Company, Buyer was not entitled to terminate this Agreement pursuant to Section 8.1(b)(i), Buyer shall pay the Company the Reverse Break Fee. Notwithstanding anything to the contrary herein, the satisfaction of the condition set forth in Section 7.2(f) shall, in no event, be required in determining whether Buyer is required to pay the Company the Reverse Break Fee. The Reverse Break Fee payable pursuant to this Section 8.3 shall be paid by wire transfer of immediately available funds to one or more accounts specified by the Company in writing to Buyer on the second Business Day following termination of this Agreement by the Company as set forth in this Section 8.3 without offset or deduction of any kind. For the avoidance of doubt, in no event shall Buyer and Acquisition Sub be obligated to pay, or cause to be paid, the Reverse Break Fee pursuant to this Section 8.3 on more than one occasion.

        Section 8.4    Failure of Requisite Stockholder Approval.     In the event this Agreement is terminated by either Buyer or the Company pursuant to Section 8.1(e) and the Company has not paid the Break Fee to Buyer as contemplated by this Agreement, the Company shall reimburse Buyer for its reasonable expenses in connection with the transactions contemplated by this Agreement up to an aggregate amount not to exceed $7,500,000 within two (2) Business Days by wire transfer of same day funds following presentation of reasonable documentation setting forth such expenses.

        Section 8.5    Break Fee.     In the event that this Agreement is terminated by the Company pursuant to Section 8.1(d) or Buyer pursuant to either Section 8.1(b)(i) or Section 8.1(g), the Company shall pay Buyer the Break Fee. The Break Fee payable pursuant to this Section 8.5 shall be paid by wire transfer of immediately available funds to one or more accounts specified by Buyer in writing to the Company on (i) the date of termination of the Agreement by the Company (in accordance with Section 8.1(d)) or (ii) the second Business Day following termination of this Agreement by Buyer, without offset or deduction of any kind. For the avoidance of doubt, in no event shall the Company be obligated to pay, or cause to be paid, the Break Fee pursuant to this Section 8.5 on more than one occasion.

        Section 8.6    Failure to Pay.     If a party fails promptly to pay the Break Fee or the Reverse Break Fee or the payment contemplated by Section 6.4(i) or Section 8.4, as applicable, when due, the obligor shall additionally pay to the other party (A) interest on the amount of the fee from the date such payment was required to be made until the date of payment at the rate publicly announced by JPMorgan Chase Bank, N.A., as of the date such payment was required to be made, as such bank's prime lending rate and (B) if, in order to obtain such payment, the party commences a suit that results in a judgment against the obligor, the obligor shall reimburse the other party for its costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such suit. The Company, Buyer and Acquisition Sub acknowledge and agree that each of the Break Fee and the Reverse Break Fee and the payments contemplated by Section 6.4(i) and Section 8.4 is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the Company in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger.

        Section 8.7    Subsequent Transaction.     In the event that this Agreement is terminated pursuant to Section 8.1(b)(i), the Company shall pay Buyer the Break Fee by wire transfer of immediately available funds to one or more accounts specified by Buyer in writing to the Company in the event that (i) following the execution of this Agreement and prior to termination of this Agreement an Acquisition Proposal shall have been publicly announced, publicly known or communicated to the Company and (ii) within twelve months following the termination of this Agreement the Company enters into a definitive agreement for or consummates a transaction with the party which made the Acquisition Proposal (or an affiliate thereof) prior to the termination of this Agreement.

        Section 8.8    Integral Provisions.     The Company, Buyer and Acquisition Sub acknowledge and agree that the agreements contained in Sections 6.4(i), 6.15, 8.2, 8.3, 8.4, 8.5, 8.6, and 8.7, are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither Buyer nor Acquisition Sub nor the Company would enter into this Agreement.

ARTICLE IX.
GENERAL PROVISIONS

        Section 9.1    Non-Survival of Representations, Warranties and Agreements.     The representations, warranties and agreements in this Agreement and any certificate delivered pursuant hereto by any person shall terminate at the Effective Time or upon the earlier termination of this Agreement pursuant to Section 8.1, as the case may be, except that this Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates survival or performance after the Effective Time or after termination of this Agreement, including, without limitation, those contained in Sections 6.7, 6.10 and 6.14. Nothing in this Section 9.1 shall serve to limit the survival of representation, warranties or covenants set forth in the Spin-Off Agreements which shall be governed by the terms of such Spin-Off Agreements.

        Section 9.2    Notices.     Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee's location on any Business Day after 5:00 p.m. (addressee's local time) shall be deemed to have been received at 9:00 a.m. (addressee's local time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.2):

  if to Buyer or Acquisition Sub:

    Extreme Reach, Inc.
    75 2nd Avenue
    Needham, MA 02494
    Attention: John Roland, President and CEO
    Facsimile: (877) 484-8836

  with copies to (which shall not constitute notice):

    Pierce Atwood LLP
    100 Summer Street, Suite 2250
    Boston, MA 02110
    Attention: Timothy C. Maguire, Esq.
    Facsimile: (617) 824-2020

  if to the Company:

    Digital Generation, Inc.
    750 West John Carpenter Freeway, Suite 700
    Irving, TX 75039
    Attention: Craig Holmes, Chief Financial Officer
    Facsimile: (972) 581-2100

  with copies to:

    Sean N. Markowitz
    General Counsel and Secretary
    Digital Generation, Inc.
    750 West John Carpenter Freeway, Suite 700
    Irving, TX 75039
    Facsimile: (972) 581-2100

  and to:

    Latham & Watkins LLP
    555 Eleventh Street, N.W., Suite 1000
    Washington, D.C. 20004-1304
    Attention: William P. O'Neill
    Facsimile: (202) 637-2201
    E-mail: william.o'neill@lw.com

        Copies delivered solely to counsel shall not constitute notice.

        Section 9.3    Interpretation; Certain Definitions.     When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement, unless otherwise indicated. The table of contents and headings for this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor statutes. References to a person are also to its permitted successors and assigns.

        Section 9.4    Specific Performance.     (a) The parties hereto agree that if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that, except as set forth in Section 9.4(b), the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity, without any requirement to the securing or posting of any bond in connection with such remedy.

          (b)   Notwithstanding Section 9.4(a), it is acknowledged and agreed that the Company shall be entitled to seek specific performance of Buyer's obligation pursuant to the terms of this Agreement (x) to cause the Equity Financing and, to the extent contemplated by the Company Equity Commitment, the Company Investment to be funded to fund the Merger, and/or (y) to consummate the Merger only in the event that each of the following conditions has been satisfied: (i) all of the conditions in Sections 7.1, 7.2 and 7.3 shall have been satisfied (other than those conditions that, by their terms, are to be satisfied at the Closing or the failure of which to be satisfied, is caused by a material breach by Buyer and Acquisition Sub of their representations, warranties, covenants or agreements contained in this Agreement), (ii) the Debt Financing has been funded or will be funded at the Closing if the Equity Financing and, to the extent contemplated by the Company Equity Commitment, the Company Investment is funded at the Closing, (iii) Buyer and Acquisition Sub fail to complete the Closing in accordance with Section 2.2, and (iv) the Company has irrevocably confirmed in a written notice to Buyer that if specific performance is granted and the Equity Financing and, to the extent contemplated by the Company Equity Commitment, the Company Investment and Debt Financing are funded, then the Closing will occur, and that it is willing to waive any unsatisfied conditions in Section 7.3. For the avoidance of doubt, in no event shall the Company be entitled to enforce or seek to enforce specifically Buyer's obligations to cause the Equity Financing and the Company Investment to be funded or to complete the Merger if the Debt Financing has not been funded (or will not be funded at the Closing if the Equity Financing and, to the extent contemplated by the Company Equity Commitment, the Company Investment is funded at the Closing). Under no circumstances shall the Company be permitted or entitled to receive both such grant of an injunction, specific performance or other equitable relief and payment of the Reverse Break Fee with respect to the same underlying event.

          (c)   In the event this Agreement is terminated pursuant to Section 8.1(c) or Section 8.1(f) and the Company is entitled to payment of the Reverse Break Fee, other than with respect to any intentional or willful breaches of this Agreement by Buyer or Acquisition Sub, the Company's right to receive payment of the Reverse Break Fee pursuant to Section 8.3 shall be the sole and exclusive remedy of the Company or any other Person in such instance, and all other remedies (including equitable remedies) shall be deemed waived against Buyer, Acquisition Sub, or any of their Affiliates and upon payment of the Reverse Break Fee, none of Buyer, Acquisition Sub, or any of their respective Affiliates shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated thereby.

        Section 9.5    Severability.     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

        Section 9.6    Assignment.     Neither this Agreement nor any rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise)

without the prior written consent of the other parties hereto, except that Buyer or Acquisition Sub upon written notice to the Company, may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any direct or indirect wholly- owned subsidiary or affiliate of Buyer, but no such assignment shall relieve Buyer or Acquisition Sub, as applicable, of any of its obligations hereunder.

        Section 9.7    Entire Agreement; No Third-Party Beneficiaries.     This Agreement (including the exhibits, annexes and schedules hereto), a Letter of Credit issued by Toronto Dominion Bank naming the Company as a beneficiary in the amount of $10,000,000 as partial security for Buyer's obligations hereunder, such letters and other documents the parties (and the Sponsor) are exchanging concomitantly herewith and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof, and except for: (a) the rights of the Company's stockholders to receive the Redemption Consideration and the Per Share Merger Consideration for each share of Company Common Stock held by them at the Effective Time pursuant to Section 3.1, and (b) the provisions of Section 6.7 hereof, is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder.

        Section 9.8    Governing Law.     This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

        Section 9.9    Consent to Jurisdiction.

          (a)   The parties hereby irrevocably submit to the personal jurisdiction of the Court of Chancery of the State of Delaware, or to the extent such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware (the "Chosen Courts") solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, or the negotiation, execution or performance hereof, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in the Chosen Courts or that the Chosen Courts are an inconvenient forum or that the venue thereof may not be appropriate, or that this Agreement or any such documentation may not be enforced in or by such Chosen Courts, and the parties hereto irrevocably agree that all claims, actions, suits and proceedings or their causes of action (whether at Law, in contract, in tort or otherwise) that may be based upon, arising out of or relating to this Agreement or any of the transactions contemplated b this Agreement, or the negotiation, execution or performance hereof shall be heard and determined exclusively in the Chosen Courts. The parties hereby consent to and grant any such Chosen Courts jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 9.9 or in such other manner as may be permitted by law shall be valid, effective and sufficient service thereof.

          (b)   Each of Buyer, Acquisition Sub and the Company irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party. Nothing in this Section 9.9 shall affect the right of any party to serve legal process in any other manner permitted by Law.

          (c)   Notwithstanding anything to the contrary in this Agreement, each of the Parties hereto agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claims of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Debt Financing sources in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including any dispute arising out of or relating in any way to the Financing Letters or the performance thereof, in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the Federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof).

        Section 9.10    Counterparts.     This Agreement may be executed and delivered (including by facsimile transmission) in two (2) or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same Agreement.

        Section 9.11    No Strict Construction.     The parties hereto acknowledge that this Agreement has been prepared jointly by them and shall not be strictly construed against any party hereto.

        Section 9.12    Amendment.     This Agreement may be amended by the parties hereto in writing by action of their respective Boards of Directors at any time before or after the Requisite Stockholder Approval has been obtained and prior to the filing of the Certificate of Merger with the Secretary of State; provided that, after the Requisite Stockholder Approval shall have been obtained, no such amendment, modification or supplement shall be made that by Law requires the further approval of the holders of the Company Common Stock without such further approval. This Agreement may not be amended, changed or supplemented or otherwise modified except by an instrument in writing signed on behalf of all of the parties hereto.

        Section 9.13    Extension; Waiver.     At any time prior to the Effective Time, each of the Company, Buyer and Acquisition Sub may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (iii) subject to the provisions of Section 9.12 waive compliance with any of the agreements or conditions of the other parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of the party hereto against whom the waiver is to be effective. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

        Section 9.14    WAIVER OF JURY TRIAL.     EACH OF BUYER, ACQUISITION SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF BUYER OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, Buyer, Acquisition Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

EXTREME REACH, INC.
By:	/s/ JOHN ROLAND
	Name:	John Roland
	Title:	Chief Executive Officer
DAWN BLACKHAWK ACQUISITION CORP.
By:	/s/ JOHN ROLAND
	Name:	John Roland
	Title:	Chief Executive Officer
DIGITAL GENERATION, INC.
By:	/s/ NEIL H. NGUYEN
	Name:	Neil H. Nguyen
	Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Appendix A

        As used in the Agreement, the following terms shall have the following meanings:

        "Acceptable Confidentiality Agreement" a confidentiality agreement containing terms that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement.

        "Acquired Subsidiary" means each Company Subsidiary other than SpinCo or a SpinCo Subsidiary.

        "Acquisition Sub" shall have the meaning set forth in the Recitals.

        "Acquisition Proposal" means (i) any proposal or offer with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving more than 15% of the total voting power of the capital stock of the Company, or more than 15% of the consolidated assets of the Company, or (ii) any other proposal or offer which, if consummated, would result in a direct or indirect acquisition of more than 15% of the total voting power of the capital stock of the Company, or more than 15% of the consolidated assets of the Company, in each case other than the transactions contemplated by this Agreement.

        "Affiliate" of a specified person, means a person who, directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with, such specified person.

        "Aggregate Fully Diluted Common Shares" shall equal all outstanding shares of Company Common Stock, plus any shares issuable upon the exercise of any outstanding Company Options or other securities convertible into Company Common Stock as of the Effective Time.

        "Aggregate Purchase Price" shall have the meaning set forth in Section 3.1(b).

        "Alternative Acquisition Agreement" shall have the meaning set forth in Section 6.6(a).

        "Antitrust Authorities" shall mean the Antitrust Division of the United States Department of Justice, the United States Federal Trade Commission or the antitrust or competition law authorities of any other jurisdiction (whether United States, foreign or multinational).

        "Antitrust Information or Document Request" means any request or demand for the production, delivery or disclosure of documents or other evidence, or any request or demand for the production of witnesses for interviews or depositions or other oral or written testimony, by any Antitrust Authorities relating to the transactions contemplated hereby or by any third party challenging the transactions contemplated hereby, including any so called "second request" for additional information or documentary material or any civil investigative demand made or issued by any Antitrust Authority or any subpoena, interrogatory or deposition.

        "Antitrust Laws" means the HSR Act and any other applicable competition, antitrust or investment Laws.

        "Book-Entry Shares" shall have the meaning set forth in Section 3.1(b)(ii).

        "Break Fee" means an amount equal to $15,000,000.

        "Business Day" shall mean any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York.

        "Buyer" shall have the meaning set forth in the Recitals.

        "Buyer Cure Period" shall have the meaning set forth in Section 8.1(c).

        "Buyer Information" shall have the meaning set forth in Section 6.2(b).

        "Certificate of Merger" shall have the meaning set forth in Section 2.3(a).

        "Certificates" shall have the meaning set forth in Section 3.1(b)(ii).

        "Change of Recommendation" shall have the meaning set forth in Section 6.6(c).

        "Closing" shall have the meaning set forth in Section 2.2.

        "Closing Date" shall have the meaning set forth in Section 2.2.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Company" shall have the meaning set forth in the Recitals.

        "Company Benefit Plans" shall have the meaning set forth in Section 4.10(a).

        "Company By-laws" shall have the meaning set forth in Section 2.4(b).

        "Company Cash-on-Hand" shall mean shall mean all cash and cash equivalents held by the Company and its subsidiaries (other than customer deposits or advance payments, if any) immediately prior to the Spin-Off Transaction.

        "Company Certificate" shall have the meaning set forth in Section 2.4(a).

        "Company Common Stock" shall have the meaning set forth in Recitals.

        "Company Credit Facility" shall be that Amended and Restated Credit Agreement among the Company, JPMorgan Chase Bank, N.A. as administration agent, and other guarantors and lenders thereto dated July 26, 2011 as amended.

        "Company Cure Period" shall have the meaning set forth in Section 8.1(b).

        "Company Disclosure Schedule" shall have the meaning set forth in ARTICLE IV.

        "Company Employee" shall have the meaning set forth in Section 6.10(b).

        "Company Employees" shall have the meaning set forth in Section 6.10(b).

        "Company Equity Commitment" shall have the meaning set forth in Section 5.6.

        "Company Financial Advisor" shall have the meaning set forth in Section 4.19.

        "Company Investment" shall have the meaning set forth in Section 5.6.

        "Company Material Adverse Effect" means any change, event, occurrence or development that has had or is reasonably expected to have, either individually or in the aggregate, a material adverse effect on the business, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or of the Television Business individually; provided, however, that in no event would any of the following in themselves (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a material adverse effect on or in respect of the Company: (a) any change in applicable Laws or GAAP or any interpretation thereof, (b) any change in interest rates or economic, political, business or financial market conditions in the United States generally, (c) any losses or threatened losses attributable to the transactions contemplated hereby by the Company or any of its subsidiaries of any employees, customers, vendors, distributors or others having relationships with the Company or any of its subsidiaries, (d) any change generally affecting any of the industries in which the Company or any of its subsidiaries operates or the economy as a whole, including any change in commodity prices, (e) the announcement or the execution of this Agreement, the pendency or consummation of the Merger or the performance of this Agreement, (f) the compliance with the terms of this Agreement or the taking of any action required or contemplated by this Agreement, (g) any natural disaster, (h) any acts of terrorism or war or the outbreak or escalation of hostilities or change in geopolitical conditions,

(i) any failure of the Company or any of its subsidiaries to meet any projections or forecasts, provided that clause (i) shall not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Company Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Company Material Adverse Effect) or (j) any matter to which Buyer has consented in writing; provided further, that in determining whether a Company Material Adverse Effect has occurred or would reasonably be likely to occur, if any of the change, events, occurrences or developments in clauses (a), (b), (d), (g) or (h) above have or would reasonably be expected to have a disproportionate effect on the Company as compared to the Company's competitors, then the exceptions for a Company Material Adverse Effect in clauses (a), (d), (g) or (h), as applicable, shall not apply.

        "Company Material Contract" shall have the meaning set forth in Section 4.11.

        "Company Option" shall mean each outstanding option to purchase shares of Company Common Stock under any of the Company Option Plans.

        "Company Option Plans" shall mean the Company's 2011 Incentive Award Plan, Amended and Restated 2006 Long-Term Stock Incentive Plan, Amended and Restated 1995 Director Option Plan, 2006 Employee Stock Purchase Plan and 1992 Stock Option Plan.

        "Company Preferred Stock" shall have the meaning set forth in Section 4.2(a).

        "Company Recommendation" shall mean the recommendation of the Company's Board of Directors as to the adoption and approval of this Agreement and the Merger.

        "Company SEC Documents" shall have the meaning set forth in Section 4.6.

        "Company Subsidiary" shall have the meaning set forth in Section 4.1.

        "Company Working Capital" shall mean all accounts receivable and unbilled items or work-in-process, investments, deposits and other monetary assets classified as long term, and all accounts payable (other than Funded Debt, and payables and lease obligations that accrue and are payable following the Effective Time) of the Company and its subsidiaries immediately prior to the Spin-Off Transaction.

        "Confidentiality Agreement" shall mean that Amended and Restated Non-Disclosure Agreement between Buyer and the Company dated June 7, 2013.

        "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

        "Debt Documents" shall have the meaning set forth in Section 6.12.

        "Delaware Law" shall have the meaning set forth in the Recitals.

        "Dissenting Shares" shall have the meaning set forth in Section 3.5.

        "Effective Time" shall have the meaning set forth in Section 2.3(a).

        "Employee Benefit Plan" means "employee benefit plans" as defined in Section 3(3) of ERISA.

        "End Date" shall have the meaning set forth in Section 8.1(f).

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means any Person treated together with the Company as a single employer under Section 414(b), (c), (m) or (o) of the Code.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Expenses" shall mean all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of stockholder and stockholder approvals, the filing of any required notices under any antitrust regulations, any filings with the SEC and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement.

        "Fairness Opinion" shall have the meaning set forth in Section 4.19.

        "Fee Letters" shall have the meaning set forth in Section 5.6.

        "Financing" shall have the meaning set forth in Section 5.6.

        "Financing Letters" shall have the meaning set forth in Section 5.6.

        "Form 10" means a general form for registration of securities pursuant to Section 12(b) or 12(g) of the Exchange Act on Form 10.

        "Form 10-K" shall mean the Annual Report on Form 10-K filed by the Company for the fiscal year ended December 31, 2012, as filed prior to the date hereof.

        "Funded Debt" of any person as of any date means all indebtedness of such person and its consolidated subsidiaries for borrowed money, together with accrued and unpaid interest thereon, required to be reflected as indebtedness on a consolidated balance sheet of such person and its consolidated subsidiaries as of such date, prepared in accordance with GAAP, and all other amounts required to be paid in order to discharge in full such Funded Debt at Closing; provided, that undrawn letters of credit and reimbursement obligations in respect of undrawn letters of credit shall not constitute Funded Debt for the purpose hereof.

        "GAAP" shall mean United States generally accepted accounting principles.

        "Governmental Authority" shall mean any United States (federal, state or local) or foreign government (federal, state, regional or local), or governmental, regulatory, judicial or administrative authority, agency or commission.

        "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

        "IRS" shall mean the Internal Revenue Service.

        "knowledge" means, with respect to any matter in question, in respect of the Company, the actual knowledge, after reasonable inquiry, of the individuals set forth in Appendix A of the Company Disclosure Schedule.

        "Law" shall mean any and all domestic (federal, state or local) or foreign laws, rules, regulations, orders, judgments or decrees promulgated by any Governmental Authority.

        "Leased Real Property" shall have the meaning set forth in Section 4.18(b).

        "Lenders" shall have the meaning set forth in Section 5.6.

        "Lien" shall mean liens, claims, mortgages, encumbrances, pledges, security interests, equities, deeds of trust, leases, rights of first refusal, easements, servitudes, transfer restrictions or charges of any kind.

        "Material Intellectual Property" shall mean intellectual property that is material to the operations of the Television Business.

        "Merger" shall have the meaning set forth in the Recitals.

        "New Plans" shall have the meaning set forth in Section 6.10(c).

        "Non-Competition Agreements" shall have the meaning set forth in Section 4.10(g).

        "Online Business" shall mean the online campaign management and related services that enable advertisers and advertising agencies to manage the full spectrum of online marketing across multiple digital media channels including social media, in stream video, mobile, rich media, display and search along with creative optimization, analytics, programmatic buying and targeting.

        "Paying Agent" shall have the meaning set forth in Section 3.2(b).

        "Payment Fund" shall have the meaning set forth in Section 3.2(b).

        "Per Share Merger Consideration" shall have the meaning set forth in Section 3.1(b)(i).

        "Permitted Lien" shall mean (i) any Lien for Taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established, (ii) Liens securing indebtedness or liabilities that are reflected in the Company's consolidated balance sheet as of December 31, 2012 included in the Form 10-K (or the notes thereto), (iii) such non-monetary Liens or other imperfections of title, if any, that, do not have, and would not reasonably be expected to materially impact the value of, or materially adversely affect the continued used of, the Company real property, including, without limitation, (A) easements or claims of easements whether shown or not shown by the public records, boundary line disputes, overlaps, encroachments and any matters not of record which would be disclosed by an accurate survey or a personal inspection of the property, (B) rights of parties in possession without options to purchase or rights of first refusal, (C) any supplemental Taxes or assessments not shown by the public records a Lien not yet due and payable and (D) title to any portion of the premises lying within the right of way or boundary of any public road or private road, (iv) Liens imposed or promulgated by Laws with respect to real property and improvements, including zoning regulations, (v) Liens disclosed on existing title reports or existing surveys (in either case copies of which title reports and surveys have been delivered or made available to Buyer) and (vi) mechanics', carriers', landlords', workmen's, repairmen's and similar Liens, incurred in the ordinary course of business not yet due and payable.

        "Person" or "person" shall mean an individual, a corporation, limited liability company, a partnership, an association, a trust or any other entity or organization, including, without limitation, a Governmental Authority.

        "Proxy Statement" shall have the meaning set forth in Section 6.2(a).

        "Redemption Consideration" shall have the meaning set forth in Section 3.1(b)(i).

        "Requisite Stockholder Approval" means the affirmative vote of a majority of the issued and outstanding shares of Company Common Stock.

        "Restricted Stock Unit" means an outstanding restricted stock unit related to Company Common Stock granted pursuant to any Company Option Plan.

        "Reverse Break Fee" means an amount equal to $15,000,000 less any amounts previously paid to the Company pursuant to Section 6.4(i).

        "SEC" shall mean the Securities and Exchange Commission.

        "Secretary of State" shall have the meaning set forth in Section 2.3(a).

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "SpinCo" shall have the meaning set forth in the Recitals.

        "SpinCo Common Stock" means shares of common stock of SpinCo, par value $0.01 per share.

        "SpinCo Subsidiaries" shall mean MediaMind Technologies, Inc., EyeWonder, LLC, Chors GmbH, Viewpoint Japan Co. Ltd., and Unicast EMEA, Ltd., and each of their respective subsidiaries.

        "Spin-Off Agreements" shall mean the Separation Agreement, the Employee Matters Agreement, the Transition Services Agreement, the Noncompetition Agreements and the Tax Matters Agreement, by and between the parties thereto, in substantially the form attached hereto as Annexes B, C, D, E, and F, respectively, with such modifications as may reasonably be agreed prior to the Spin-Off Transaction by Buyer and the Company in good faith such agreement not to be unreasonably withheld by either party. The Spin-Off Agreements contain mutual representations, warranties and covenants which shall survive the Spin-Off Transaction and the Merger.

        "Spin-Off Transaction" shall have the meaning set forth in the Recitals.

        "Sponsor" shall have the meaning set forth in Section 5.6.

        "Stockholders' Meeting" shall have the meaning set forth in Section 6.2(e).

        "Subsidiary" of any person, means any corporation, partnership, joint venture or other legal entity of which such person (either above or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

        "Superior Proposal" shall have the meaning set forth in Section 6.6(h).

        "Surviving Corporation" shall have the meaning set forth in Section 2.1.

        "Tax" or "Taxes" shall mean any and all federal, state, local or foreign taxes (together with any and all interest, penalties and additions to tax), imposed by any Governmental Authority including, without limitation, all income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, net worth, excise, withholding, ad valorem, stamp, transfer, value added, gains, license, registration, documentation customs' duties, tariffs, alternative or add-on minimum, or estimated taxes.

        "Tax Returns" shall mean any and all returns, declarations, reports, information statements, or other documents filed or required to be filed with any Governmental Authority with respect to Taxes, including any amendments or supplements of any of the foregoing.

        "Television Business" shall mean television spot distribution business, that enables advertisers and advertising agencies to distribute their commercials, electronically or by physical shipment of tape, as well as related duplication and production services, to traditional broadcasters, including national broadcast networks, national cable networks, local television stations and local cable heads and other traditional local media outlets, including the distribution of radio spots to radio stations.

        "Terminating Buyer Breach" shall have the meaning set forth in Section 8.1(c).

        "Terminating Company Breach" shall have the meaning set forth in Section 8.1(b)

        "Transfer Taxes" shall mean any and all transfer, documentary, sales, use, gross receipts, stamp, registration, value added, recording, escrow and other similar Taxes and fees incurred in connection with the transactions contemplated by this Agreement, including any real property or leasehold interest transfer or gains Tax.

        "Voting Agreement" shall have the meaning set forth in the Recitals.

        "WARN" means the Work Adjustment and Retraining Notification Act of 1988 as amended.

Annex B

VOTING AGREEMENT

        This VOTING AGREEMENT (the "Agreement"), dated as of August 12, 2013, is made by and among Scott K. Ginsburg and Neil H. Nguyen (individually, a "Stockholder" and, collectively, the "Stockholders"), and Extreme Reach, Inc., a Delaware corporation ("Parent"). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

        WHEREAS, concurrently herewith, Parent, Dawn Blackhawk Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Acquisition Sub"), and Digital Generation, Inc., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger (the "Merger Agreement"), providing for the merger of Acquisition Sub with and into the Company with the Company as the surviving corporation (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement;

        WHEREAS, as of the date hereof, each of the Stockholders beneficially owns the number of shares of common stock, par value $0.001 per share, of the Company (the "Common Stock") set forth opposite such Stockholder's name on Schedule A attached hereto (the "Owned Shares" and, together with (i) any shares of Common Stock of which such Stockholder acquires beneficial ownership after the date hereof and prior to the termination hereof, whether upon exercise of options, warrants, conversion of other convertible securities or otherwise and (ii) with respect to Scott K. Ginsburg, any shares of Common Stock owned by Moon Doggie Family Partnership, L.P. or any of his family members, in each case, whereby he has the authority and control to vote (in person or by proxy) such shares of Common Stock at the time of any meeting of the stockholders of the Company, collectively referred to herein as, the "Covered Shares"); and

        WHEREAS, as a condition to the willingness of Parent and Acquisition Sub to enter into the Merger Agreement, each of Parent and Acquisition Sub has required that the Stockholders agree, and in order to induce Parent and Acquisition Sub to enter into the Merger Agreement, the Stockholders have agreed, to enter into this Agreement with respect to (a) the Covered Shares and (b) certain other matters as set forth herein.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending co be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I.
VOTING AGREEMENT

        Section 1.1    Voting Agreement.     The Stockholders hereby agree that during the Voting Period, at any meeting of the stockholders of the Company, however called, or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) is sought, the Stockholders shall (i) when a meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum and (ii) vote (or cause to be voted) in person or by proxy the Covered Shares, or deliver a consent (or cause a consent to be delivered) with respect to the Covered Shares, (x) in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement or (y) against any Acquisition Proposal. For the purposes of this Agreement, "Voting Period" shall mean the period commencing on the date hereof and ending immediately prior to any termination of this Agreement pursuant to Section 5.1 hereof.

        Section 1.2    Proxy.

        EACH STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS, PARENT, THE PRESIDENT OF PARENT AND THE SECRETARY OF PARENT, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF PARENT, AND ANY OTHER DESIGNEE OF PARENT, EACH OF THEM INDIVIDUALLY, SUCH STOCKHOLDER'S IRREVOCABLE (UNTIL THE TERMINATION DATE (AS DEFINED BELOW)) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE COVERED SHARES IN ACCORDANCE WITH SECTION 1.1. EACH STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH STOCKHOLDER WITH RESPECT TO THE COVERED SHARES. ALL AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED WILL SURVIVE THE DEATH OR INCAPACITY OF EACH STOCKHOLDER AND ANY OBLIGATION OF SUCH STOCKHOLDER UNDER THIS AGREEMENT WILL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF SUCH STOCKHOLDER.

        Section 1.3    Other Matters.     Except as set forth in Section 1.1, each Stockholder shall not be restricted from voting in favor of, against or abstaining with respect to any matter presented to the stockholders of the Company. In addition, nothing in this Agreement shall give Parent or any of its officers or designees the right to vote any Covered Shares in connection with the election of directors.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES OF PARENT

        Parent hereby represents and warrants to each Stockholder as follows:

        Section 2.1    Valid Existence.     Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as it is now being conducted.

        Section 2.2    Authority Relative to This Agreement.     Parent has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Parent and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligations of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        Section 2.3    No Conflicts.     Except for the applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of Parent for the execution and delivery of this Agreement by Parent and the consummation by Parent of the transaction contemplated hereby.

 ARTICLE III.
REPRESENTATIONS AND WARRANTIES
OF THE STOCKHOLDERS

        Each Stockholder hereby represents and warrants to Parent as follows:

        Section 3.1    Authority Relative To This Agreement.     Such Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Such Stockholder, if it is a corporation, partnership, limited liability company, trust or other entity, is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization. This Agreement has been duly and validly authorized, executed and delivered by such Stockholder (provided that if such Stockholder is not an individual, the execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby are within the powers of such Stockholder and have been duly authorized by all necessary action and, if such Stockholder is an individual, he or she has full legal capacity, right and authority to execute and deliver this Agreement and to perform his obligations hereunder) and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        Section 3.2    No Conflict.

          (a)   The execution and delivery of this Agreement by such Stockholder do not, and the performance of its obligations under this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby will not, (i) if such Stockholder is not an individual, violate the certificate of formation, agreement of limited partnership, certificate of incorporation or similar organizational documents of such Stockholder, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Stockholder, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under contract to which such Stockholder is a party, (iv) result in the imposition of any Lien on any Covered Shares; except in the case of the foregoing clauses (ii), (iii) and (iv), for violations, breaches or defaults that would not materially impair the ability of such Stockholder to perform its obligations hereunder.

          (b)   The execution and delivery of this Agreement by such Stockholder do not, and the performance of its obligations under this Agreement will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court or arbitrator or any governmental entity, agency or official except for applicable requirements, if any, of the Securities and Exchange Act of 1934, as amended, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not materially impair the ability of such Stockholder to perform its obligations hereunder.

          (c)   If any Covered Shares are held in trust, no consent of any beneficiary of such trust is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

        Section 3.3    Ownership Of Shares.     As of the date hereof and at all times during the Voting Period, such Stockholder is and will be the record and beneficial owner of the Owned Shares set forth opposite such Stockholder's name on Schedule A hereto, free and clear of all pledges, liens, proxies, claims, charges, security interests, preemptive rights, voting trusts, voting agreements, options, rights of first offer or refusal and any other encumbrances or arrangements whatsoever with respect to the ownership, transfer or other voting of the Owned Shares, and the Owned Shares constitute all of the shares of Common Stock beneficially owned by such Stockholder as of the date hereof.

ARTICLE IV.
COVENANTS OF THE STOCKHOLDERS

        Each Stockholder hereby covenants and agrees as follows:

        Section 4.1    No Solicitation.     Such Stockholder agrees that (i) it is a director and/or representative of the Company for purposes of Section 6.6 of the Merger Agreement, (ii) in such capacity, it is subject to the restrictions of Section 6.6 of the Merger Agreement and (iii) that any breach by such Stockholder of the terms of Section 6.6 of the Merger Agreement shall be a breach by such Stockholder of this Agreement.

        Section 4.2    No Transfer.     Other than pursuant to the terms of this Agreement or the Merger Agreement, without the prior written consent of Parent, during the term of this Agreement, such Stockholder hereby agrees to not, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Covered Shares, (ii) sell, assign, transfer, encumber or otherwise dispose of (including by merger, consolidation or otherwise by operation of law), or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect assignment, transfer, encumbrance or other disposition of (including by merger, consolidation or otherwise by operation of law), any Covered Shares or any options, warrants, convertible securities or the like exercisable for or convertible into shares of Common Stock, or (iii) enter into any agreement or commitment providing for the foregoing.

ARTICLE V.
MISCELLANEOUS

        Section 5.1    Termination.     This Agreement and all of its provisions shall terminate upon the earlier of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms,(iii) the occurrence of a Change of Recommendation pursuant to and in accordance with Section 6.6(c) of the Merger Agreement and (iv) the conclusion of the meeting of the Company's stockholders whereby pursuant to such meeting the Merger, the Merger Agreement and the transaction contemplated therewith have been approved or disapproved by such stockholders of the Company (such date of termination, the "Termination Date"); except that the provisions of Article V shall survive any such termination if such obligations arose at or before the time of such termination.

        Section 5.2    Amendment Of Merger Agreement.     The obligations of the Stockholders under this Agreement shall terminate if the Merger Agreement is amended or otherwise modified after the date hereof without the prior written consent of the Stockholders in a manner that reduces or adversely changes the form of the Merger Consideration.

        Section 5.3    Fees And Expenses.     Except as otherwise provided herein or as set forth in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

        Section 5.4    Notices.     All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (a) on the date of delivery if delivered personally, (b) on the first business day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the fifth business day following the date of mailing if delivered by registered or certified mail (postage prepaid, return receipt requested) or (d) if sent by facsimile transmission, when transmitted and receipt is confirmed. All notices hereunder shall be delivered to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.4):

        if to Parent:

    Extreme Reach, Inc.
    75 2nd Avenue
    Needham, MA 02494
    Attention: John Roland, President and CEO
    Facsimile: (877) 484-8836

        with a copy to:

    Pierce Atwood LLP
    100 Summer Street, Suite 2250
    Boston, MA 02110
    Attention: Timothy C. Maguire, Esq.
    Facsimile: (617) 824-2020

        if to the Stockholders:

    Digital Generation, Inc.
    750 West John Carpenter Freeway, Suite 700
    Irving, TX 75039
    Attention: Craig Holmes, Chief Financial Officer and Sean Markowtiz, General Counsel
    Facsimile: (972) 581-2100

        with a copy to:

    Latham & Watkins LLP
    555 Eleventh Street, N.W., Suite 1000
    Washington, D.C. 20004-1304
    Attention: William P. O'Neill
    Facsimile: (202) 637-2201
    E-mail: william.o'neill@lw.com

        Section 5.5    Severability.     If any term or other provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        Section 5.6    Entire Agreement; Assignment.     This Agreement and the Merger Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and thereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Parent or Acquisition Sub may assign all or any of their rights and obligations hereunder to an Affiliate, provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

        Section 5.7    Amendment.     This Agreement may be amended by the parties at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

        Section 5.8    Waiver.     At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

        Section 5.9    Parties in Interest.     This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        Section 5.10    Governing Law.     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to the choice of law principles therein).

        Section 5.11    Specific Performance; Submission To Jurisdiction.     The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting any bond or other security, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in Court of Chancery or other courts of the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery or other courts of the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery or other courts of the State of Delaware and (iv) to the fullest extent permitted by Law, consents to service being made through the notice procedures set forth in Section 5.4. Each party hereto hereby agrees that, to the fullest extent permitted by Law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 5.4 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

        Section 5.12    Waiver of Jury Trial.     Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 5.12.

        Section 5.13    Headings.     The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 5.14    Counterparts.     This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        Section 5.15    Further Assurances.

        From time to time, at the request of another party and without further consideration, each party hereto shall take such reasonable further action as may reasonably be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

        Section 5.16    Covered Shares Held In Partnership or Trust.

        In this Agreement, the Stockholder of any Covered Shares held in partnership or trust shall be deemed to be the relevant partnership or trust and/or the authorized signatories thereof acting in their authorized capacities, in each case as the context may require to be most protective of Parent, including for purposes of such partnership's or trust's representations and warranties as to the proper organization of the entity and the non-contravention of the entity's governing instruments and the authorized signatories' power and authority.

        Section 5.17    Third Party Enforcement Rights.

        The Company is hereby made an express third-party beneficiary of the rights granted to Parent under this Agreement and shall be entitled to enforce Parent's rights under this Agreement pursuant to Section 5.17 if any Stockholder breaches or otherwise fails to perform its obligations under this Agreement.

        [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the Stockholders and Parent have caused this Agreement to be duly executed on the date hereof.

EXTREME REACH, INC.
By:	/s/ JOHN ROLAND
	Name:	John Roland
	Title:	Chief Executive Officer
STOCKHOLDERS:
/s/ SCOTT K. GINSBURG
Scott K. Ginsburg
/s/ NEIL H. NGUYEN
Neil H. Nguyen

Schedule A

Shareholder Name	Owned Shares
Scott K. Ginsburg	2,138,262
Neil H. Nguyen	94,273

Annex C

[BANK OF AMERICA MERRILL LYNCH LETTERHEAD]

August 12, 2013

The Board of Directors
Digital Generation, Inc.
750 West John Carpenter Freeway, Suite 700
Irving, TX 75039

Members of the Board of Directors:

        We understand that Digital Generation, Inc. ("Digital Generation") proposes to enter into an Agreement and Plan of Merger (the "Agreement") among Digital Generation, Extreme Reach, Inc. ("Extreme Reach") and Dawn Blackhawk Acquisition Corp., a wholly owned subsidiary of Extreme Reach ("Merger Sub"), pursuant to which, among other things, Merger Sub will merge with and into Digital Generation (the "Merger") and Extreme Reach will pay an aggregate purchase price of $485 million (the "Aggregate Purchase Price"), in cash. Immediately prior to the effective time of the Merger, Digital Generation will spin out to the holders of all of the outstanding shares of common stock, par value $0.001 per share, of Digital Generation (the "Company Common Stock") all of the shares of common stock of SpinCo (as defined in the Agreement) following the contribution by Digital Generation to SpinCo of all of the assets and liabilities of its online business, all of its cash and all of its working capital (together with the related transactions, actions, agreements and undertakings in connection therewith, in each case as described in the Agreement, the "Spin-Off Transaction", as to which we express no opinion). The terms and conditions of the Merger are more fully set forth in the Agreement.

        You have requested our opinion as to the fairness, from a financial point of view, to Digital Generation of the Aggregate Purchase Price to be paid by Extreme Reach pursuant to the Merger Agreement.

        In connection with this opinion, we have, among other things:

  (i)
  reviewed certain publicly available business and financial information relating to Digital Generation, including with respect to the portion of its business that is not the subject of the Spin-Off Transaction (the "TV Business");

  (ii)
  reviewed certain internal financial and operating information with respect to the business, operations and prospects of the TV Business furnished to or discussed with us by the management of Digital Generation, including certain financial forecasts relating to the TV Business prepared by the management of Digital Generation (such forecasts, "TV Business Forecasts");

  (iii)
  discussed the past and current business, operations, financial condition and prospects of the TV Business with members of senior management of Digital Generation;

  (iv)
  compared certain financial and stock market information of the TV Business with similar information of other companies we deemed relevant;

  (v)
  compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;

  (vi)
  reviewed a draft, dated August 12, 2013, of the Agreement (the "Draft Agreement"); and

  (vii)
  performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

        In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of Digital Generation that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the TV Business Forecasts, we have been advised by Digital Generation, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Digital Generation as to the future financial performance of the TV Business. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Digital Generation or the TV Business, nor have we made any physical inspection of the properties or assets of Digital Generation or the TV Business. We have not evaluated the solvency or fair value of Digital Generation, the TV Business, SpinCo or Extreme Reach under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of Digital Generation, that the Merger and Spin-Off Transaction will be consummated in accordance with their terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger and the Spin-Off Transaction, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Digital Generation, the TV Business or the contemplated benefits of the Merger. We also have assumed, at the direction of Digital Generation, that the final executed Agreement will not differ in any material respect from the Draft Agreement reviewed by us.

        We express no view or opinion as to the Spin-Off Transaction or any terms or other aspects of the Merger (other than the Aggregate Purchase Price to the extent expressly specified herein), including, without limitation, the form or structure of the Merger, the value of the Per Share Merger Consideration (as defined in the Agreement) when and if actually distributed to holders of Company Common Stock, any allocation of the Aggregate Purchase Price among creditors or holders of Company Common Stock, the potential equity investment by SpinCo in Extreme Reach or any other adjustments to Aggregate Purchase Price. We express no view or opinion as to any such matters. As you are aware, we were not requested to, and we did not, solicit indications of interest or proposals from third parties regarding a possible acquisition of all or any part of Digital Generation or any alternative transaction, but we were provided information by you regarding the scope and results of the review of Digital Generation's strategic alternatives conducted by a special committee of the Board of Directors of Digital Generation between August 2012 and February 2013. Our opinion is limited to the fairness, from a financial point of view, to Digital Generation of the Aggregate Purchase Price to be paid by Extreme Reach pursuant to the Merger Agreement, and no opinion or view is expressed with respect to any consideration received in connection with the Merger or the Spin-Off Transaction by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger or the Spin-Off Transaction, or class of such persons, relative to the Aggregate Purchase Price. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Digital Generation or in which Digital Generation might engage or as to the underlying business decision of Digital Generation to proceed with or effect the Merger. In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger, the Spin-Off Transaction or any related matter.

        We have acted as financial advisor to Digital Generation in connection with the Merger and will receive a fee for our services, a portion of which is payable upon the rendering of this opinion and a significant portion of which is contingent upon consummation of the Merger. In addition, Digital

Generation has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

        We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Digital Generation, Extreme Reach, SpinCo and certain of their respective affiliates.

        We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Digital Generation and have received or in the future may receive compensation for the rendering of these services, including having acted as a financial advisor to Digital Generation in connection with its acquisitions of MediaMind Technologies Inc. and EyeWonder LLC in 2011 and having acted or acting as joint lead arranger and joint bookrunner for, and a lender under, a certain credit facility of Digital Generation.

        In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Spectrum Equity Investors VI, LP, an affiliate of Extreme Reach ("Spectrum"), and certain of its affiliates and portfolio companies and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as arranger and bookrunner for, and/or lender to, certain of Spectrum's affiliates and portfolio companies, (ii) having acted or acting as underwriter, initial purchaser and placement agent for a follow-on equity offering undertaken by an affiliate of Spectrum, and (iii) having provided or providing certain treasury and trade services and products to certain of Spectrum's affiliates and portfolio companies.

        It is understood that this letter is for the benefit and use of the Board of Directors of Digital Generation (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.

        Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by our Americas Fairness Opinion Review Committee.

        Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Aggregate Purchase Price to be paid by Extreme Reach pursuant to the Merger Agreement is fair, from a financial point of view, to Digital Generation.

Very truly yours,
/S/ MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORARATED

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

ANNEX D

Section 262 of the General Corporation Law of the State of Delaware

SECTION 262 APPRAISAL RIGHTS.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

DIGITAL GENERATION, INC. 750 WEST JOHN CARPENTER FREEWAY SUITE 700 IRVING, TX 75039 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M64230-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY DIGITAL GENERATION, INC. The Board of Directors recommends you vote FOR proposal 1. For Against Abstain 1. To adopt and approve the Agreement and Plan of Merger, dated as of August 12, 2013, by and among Digital Generation, Inc., Extreme Reach, Inc. and Dawn Blackhawk Acquisition Corp., a wholly-owned subsidiary of Extreme Reach, Inc., pursuant to which Digital Generation, Inc. will merge with and into Dawn Blackhawk Acquisition Corp. and will survive the merger as a wholly-owned subsidiary of Extreme Reach, Inc. The Board of Directors recommends you vote FOR proposal 2. 2. To approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to the Digital Generation’s named executive officers in connection with the merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in the section of the proxy statement for the merger captioned “The Merger – Interests of Our Directors and Executive Officers in the Merger – Quantification of Payments to Our Named Executive Officers.” The Board of Directors recommends you vote FOR proposal 3. 3. To approve, if necessary, the adjournment or postponement of the special meeting for a period of not more than 30 days for the purpose of soliciting additional proxies to adopt and approve the merger agreement. NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR proposal 1, FOR proposal 2 and FOR proposal 3. If any other matters properly come before the meeting, the person(s) named in this proxy will vote in their discretion. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement for the Special Meeting is available at www.proxyvote.com. M64231-TBD DIGITAL GENERATION, INC. 750 W. John Carpenter Freeway, Suite 700 Irving, Texas 75039 This proxy is solicited on behalf of the Digital Generation, Inc. Board of Directors for the Special Meeting On , 2014 The undersigned hereby appoints Neil Nguyen and/or Sean Markowitz proxies with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all of the shares of the undersigned in Digital Generation, Inc. at the Special Meeting of stockholders to be held at at , local time on , 2014, and any adjournment(s) or postponement(s) thereof, upon all subjects that may properly come before the Special Meeting, including the matters described in the proxy statement furnished with the proxy card, subject to any directions indicated on the other side of the proxy card. If no directions are given, the proxies will vote FOR proposal 1, FOR proposal 2 and FOR proposal 3. In the event that any other matters may properly come before the Special Meeting, or any adjournment(s) or postponement(s) thereof, the proxies are authorized, at their discretion, to vote the matter. Please sign on the other side of the proxy card and return it promptly using the enclosed reply envelope. Continued and to be signed on the reverse side